Confidential treatment has been requested with respect to certain portions of this exhibit.
Omitted portions have been filed separately with the Securities and Exchange Commission.
Exhibit 10.16
Counterpart No. 1 of 5 serially numbered, manually executed counterparts.
This Aircraft Lease Agreement has been executed in several counterparts. To the extent, if any, that this Aircraft Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Aircraft Lease Agreement may be created through the transfer or possession of any counterpart other than the original. The counterpart deemed the original shall be the counterpart that contains the receipt therefor executed by Lessor on the signature pages thereof and no security interest in this Aircraft Lease Agreement may be created through the transfer of any counterpart other than such original counterpart.
AIRCRAFT LEASE AGREEMENT
Dated as of October 28, 2004
BETWEEN
GULFSTREAM INTERNATIONAL AIRLINES, INC.
as Lessee
and
MESA AIRLINES INC.
as Lessor

Aircraft Make and Model:	Beechcraft 1900D
Aircraft Manufacturer’s Serial Number:	UE178
Aircraft Registration Mark:	N178YV
Make and Model of Engines:	Pratt & Whitney Canada PT6A

-i-

-ii-

-iii-

-iv-

Page
EXHIBIT A	FINANCIAL INFORMATION
EXHIBIT B	FORM OF LEASE SUPPLEMENT
EXHIBIT C	AIRCRAFT DELIVERY CONDITIONS
EXHIBIT D	AIRCRAFT REDELIVERY CONDITIONS
EXHIBIT E	FORM OF MONTHLY MAINTENANCE STATUS REPORT
EXHIBIT F	FORM OF REDELIVERY ACCEPTANCE RECEIPT

-v-

AIRCRAFT LEASE AGREEMENT
     This AIRCRAFT LEASE AGREEMENT is dated as of October 28, 2004 (this “Agreement”) and is made between MESA AIRLINES, INC., a Nevada corporation, as lessor (“Lessor”) and GULFSTREAM INTERNATIONAL AIRLINES, INC., a Florida corporation, as lessee (“Lessee”).
     The subject matter of this Lease is one (1) Beechcraft 1900D Aircraft (more fully described below). In consideration of and subject to the mutual covenants, terms and conditions contained in this Lease, Lessor hereby agrees to lease the Aircraft to Lessee, and Lessee hereby agrees to lease the Aircraft from Lessor, and the parties further agree as follows:
ARTICLE 1. DEFINITIONS AND INTERPRETATION
1.1. Definitions. In this Agreement the following words and expressions have, except where the context otherwise requires, the respective meanings shown opposite them below:
     “Additional Insured” means each Indemnitee.
     “Affiliate” means, in respect of any person, any person directly or indirectly controlling, controlled by, or under common control with, such first person or within the same corporate group as such first person; and a person shall be deemed to control another person if such first person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other person, whether through ownership of voting securities, contract or otherwise, including but not limited to any grantor, voting or other trust, under which Lessor or an Affiliate of Lessor is the beneficiary or certificate holder.
     “After-Tax Basis” means, with respect to any indemnity or other amount (an “Amount”) to be paid by any person (the “Payor”) to or for the benefit of any other person (the “Payee”) on an After-Tax Basis, payment of such Amount supplemented to the extent necessary by a further payment or payments that will cause the sum of all such payments, reduced by the aggregate amount of all Taxes (including Excluded Taxes) imposed on the Payee with respect to the accrual, actual receipt or constructive receipt of such payments (whether such Taxes are payable in the year in which such payments are received or accrued or in one or more subsequent years), net of any reduction in the Payee’s liability for Excluded Taxes caused by the allowance of any deduction, Tax credit or other Tax benefit for the Tax, claim, cost or expense that gave rise to the Payor’s liability to pay such Amount (whether such Tax savings are realized in the year in which such payments re received or accrued or in one or more subsequent years) to be equal to the original Amount to be paid, provided that for the purpose of calculating the amount of Taxes imposed on the Payee with respect to the accrual, actual receipt or constructive receipt of any such supplemental payment, it shall be assumed that the Payee is subject to each Tax imposed on the Payee (or any group of corporations that includes the Payee and for which a consolidated, combined, unitary or other group Tax return is filed) with respect to the accrual, actual receipt or constructive receipt of such payments at the highest marginal tax rate applicable to the Payee for the tax accounting period in which the Payee accrues or receives (actually or constructively) such payment.
ARTICLE 1
DEFINITIONS AND INTERPRETATION

     “Agreement” or “Lease” means this Aircraft Lease Agreement, together with all Exhibits hereto, as the same may from time to time be modified, amended or supplemented.
     “Aircraft” means (i) the aircraft described in the Lease Supplement including the Airframe, the Engines, the Propellers, the Landing Gear whether or not installed on the Airframe, (ii) all Parts and components thereof, (iii) spare parts or ancillary equipment or devices furnished with the Airframe, or the Engines under this Agreement, (iv) all Technical Records, and (v) substitutions, renewals and replacements of any of the items identified in clauses (i) through (iv) above, including, in the case of (i), (ii) and (iii), any Engine, Propeller, Landing Gear or Part which is for the time being detached from the Airframe but remains the property of Lessor pursuant to this Agreement.
     “Airframe” means the Aircraft, excluding the Engines and Technical Records.
     “Airworthiness Directives” or “ADs” means all airworthiness directives of the FAA and the Aviation Authority applicable to the Aircraft.
     “Approved Maintenance Provider” means a maintenance facility certificated by the FAA pursuant to FAR Part 145, and approved by the FAA for the accomplishment of the maintenance, testing, inspection, repair, overhaul or modification that is intended to be accomplished with respect to the Airframe, any Engine, any Propeller, the Landing Gear, or any Part, as the case may be.
     “Aviation Authority” means the FAA or any government entity or authority which under the laws of United States from time to time has control over civil aviation or the registration, airworthiness or operation of aircraft in the United States.
     “Basic Rent” means all and any amounts payable pursuant to Section 6.1.
     “Basic Rent Payment Date” means the Initial Basic Rent Payment Date and each succeeding day of each calendar month thereafter corresponding to the Initial Basic Rent Payment Date; provided, that if such day is not a Business Day, such Basic Rent Payment Date shall be the immediately succeeding Business Day. If the Initial Basic Rent Payment Date falls on the 29th, 30th or 31st day of the month and for any given month during the Lease Period there is no such corresponding date, the Basic Rent Payment Date for such given month will be the next Business Day.
     “Business Day” means a day, other than a Saturday or Sunday, on which banks are open in New York, New York for the transaction of business of the nature required by this Agreement and the Operative Documents.
     “Claim” has the meaning provided in Section 18.1.
     “Cycle” means one take-off and landing of the Aircraft or, in respect of any Engine, Propeller, Landing Gear or Part temporarily installed on another aircraft, of that other aircraft.
     “Default” means any event or condition which, with the lapse of time or the giving of notice or both, would constitute an Event of Default.
ARTICLE 1
DEFINITIONS AND INTERPRETATION

     “Default Rate” means a fixed rate of interest equal to eight percent (8%) per annum.
     “Delivery” means delivery of the Aircraft by Lessor to Lessee hereunder.
     “Delivery Date” means the date on which Delivery takes place, as contemplated in Section 4.2.
     “Delivery Location” means Ft. Lauderdale, Florida.
     “Engine” means each of the engines listed on the Lease Supplement, and any replacement engine acquired by Lessor and leased to Lessee pursuant to the terms of this Lease following a Total Loss of an Engine, together, in any case, with any and all Parts which are from time to time incorporated in or attached to such engine and any and all Parts removed therefrom so long as title thereto is to remain vested in Lessor in accordance herewith.
     “Engine Lease Agreement” means
     “Event of Default” means any of the events referred to in Section 15.1.
     “Excluded Taxes” has the meaning provided in Section 18.6.
     “Expiry Date” means the earlier of the Scheduled Termination Date and the date on which the leasing of the Aircraft hereunder is otherwise terminated pursuant to the terms hereof.
     “Early Termination Option” has the meaning provided in Section 4.2.
     “FAA” means the Federal Aviation Administration of the Department of Transportation of the United States of America and any successor thereto which under the laws of the United States of America shall from time to time have control or supervision of civil aviation in the United States of America or have jurisdiction over the registration, airworthiness or operation of, or other matters relating to, the Aircraft.
     “FAR” means the Federal Aviation Regulations, the regulations promulgated by the FAA pursuant to the United States Federal Aviation Act of 1958, as amended.
     “Financing Documents” means all Loan Agreements, Security Documents, swaps and forward interest rate agreements entered into in connection with any Loan Agreement and all other documents from time to time executed by Lessor or any third party by way of security for, or as a guarantee of the performance by, Lessor of its obligations under any Loan Agreement (whether or not such document secures any other obligations as well).
     “Flight Hour” means each hour or part thereof elapsing from the moment at which the wheels of the Aircraft leave the ground on the take-off of the Aircraft (or, in respect of any Engine, Propeller, Landing Gear or Part temporarily installed on another aircraft, of that other aircraft) until the wheels of the Aircraft (or such other aircraft) touch the ground on the landing of the Aircraft (or such other aircraft) following such flight, and for the purposes of all calculations under this Agreement measured in Flight Hours, such hours, including fractions
ARTICLE 1
DEFINITIONS AND INTERPRETATION

thereof measured in minutes, shall be accumulated throughout each period in respect of which such calculation is made.
     “IATA” means the International Air Transport Association.
     “Indemnitee” means Lessor, each Lender, and any Affiliate of each of the foregoing, their respective successors and assigns and each of their respective shareholders, members, partners, managers, directors, agents, employees and attorneys-in-fact.
     “Initial Basic Rent Payment Date” means the Delivery Date.
     “Landing Gear” means the landing gear installed on the Airframe on the Delivery Date or any replacement thereof made in accordance with this Agreement, together, in any case with any and all Parts which are from time to time incorporated or attached to such landing gear and any and all Parts removed therefrom so long as title thereto is to remain vested in Lessor in accordance herewith pursuant to Section 11.3.
     “Lease” or “Agreement” means this Aircraft Lease Agreement, together with all Exhibits hereto, as the same may from time to time be modified, amended or supplemented.
     “Lease Period” means the period commencing on the Delivery Date and ending on the Expiry Date.
     “Lease Supplement” means a completed, executed lease supplement substantially in the form of and containing the information about the Aircraft described in Exhibit B.
     “Lender” means any banks or financial institutions or other persons identified in writing to Lessee that may from time to time provide or have provided financial facilities to Lessor in relation to the acquisition or continuing ownership of the Aircraft by Lessor and/or any party acting as or agent of such bank, financial institution other person, and shall initially include Raytheon Aircraft Credit Company.
     “Lessee’s Documents” means this Agreement, the Lease Supplement, any acknowledgment of any Security Documents by Lessee and all notices, consents, certificates, confirmations and other documents from time to time issued or entered into by Lessee pursuant to or in connection with any thereof.
     “Lessor’s Lien” means any Lien over the Aircraft arising as a result of (i) any act or omission of Lessor that constitutes a breach of any of the terms of this Agreement, (ii) any indebtedness, liability or other obligation arising by through or under Lessor, including without limitation any Tax, that is not indemnified against by Lessee or (iii) the Financing Documents or any other Lien from time to time created by or through Lessor in connection with the financing of the Aircraft.
     “Lien” means any mortgage, charge, pledge, lien, right of detention, right of set-off (but excluding any right of set-off, consolidation, merger or combination of accounts arising in favor of a banker by operation of law) or any encumbrance or security interest whatsoever, howsoever created or arising.
ARTICLE 1
DEFINITIONS AND INTERPRETATION

     “Loan Agreement” means any agreement from time to time entered into between Lessor and one or more Lenders providing financial facilities to Lessor in relation to the acquisition or continuing ownership of the Aircraft.
     “Maintenance Planning Document” or “MPD” means the Manufacturer Maintenance Planning Document, as amended from time to time, for Beechcraft 1900D aircraft.
     “Maintenance Program” means Lessee’s written continuous airworthiness maintenance and inspection program that is authorized by the Aviation Authority and acceptable to Lessor.
     “Maintenance Requirements” has the meaning provided in Section 10.1.
     “Maintenance Reserves” means the funds accumulated in accordance with Section 6.2 to cover engine maintenance costs.
     “Maintenance Reserves Charge” means the amount set forth in Schedule A.
     “Manufacturer” means, with respect to the Airframe, Raytheon Aircraft Company.
     “Mortgage Conventions” means the (i) Cape Town Convention of International Interests in Mobile Equipment and the Protocol thereto and (ii) the Geneva Convention for the International Recognition of Rights in Aircraft but excluding any terms of adhesion thereto or ratification thereof containing reservations to which the United States does not accede.
     “Mortgagee” means any banks, financial institutions, trust companies or other persons notified in writing to Lessee that may from time to time hold a security interest in, pledge over or mortgage on the Aircraft whether acting in its individual capacity or as agent or trustee for Lenders.
     “Net Total Loss Proceeds” means an amount equal to the Total Loss Proceeds actually received by Lessor or its designee following a Total Loss, less any expenses, costs and Taxes (that are indemnifiable by Lessee pursuant to Article 18) imposed on or incurred by Lessor in respect of such Total Loss.
     “OEM” means the original equipment manufacturer or any aircraft, engine, part component or other equipment or device, as applicable and in the context in which such term is used.
     “Operative Documents” means the Lessee’s Documents, the Guarantee, the Financing Documents and all notices, consents, certificates, confirmations and other documents from time to time issued or entered into pursuant to or in connection with any thereof.
     “Part” means any part, component, appliance, accessory, instrument or other item of equipment (including the Propellers and Landing Gear, but excluding complete Engines or other engines) for the time being installed or incorporated in or attached to the Airframe or an Engine, or which, having been removed therefrom, is to remain the property of Lessor pursuant to this Agreement.
ARTICLE 1
DEFINITIONS AND INTERPRETATION

     “Permitted Lien” means (i) any Lien in respect of Taxes which are either not yet assessed or, if assessed, not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) any Lien of an airport hangar-keeper, mechanic, material-man, carrier, employee or other similar Lien arising in the ordinary course of business by statute or by operation of law, in respect of obligations that are not overdue or that are being contested in good faith by appropriate proceedings, (iii) any Lien for fees or charges of any airport or air navigation authority, the payment of which is not overdue or the obligation for payment of which is being contested in good faith by appropriate proceedings, (iv) any Lien arising from the Operative Documents and (v) any Lessor’s Lien; provided that (in relation to (i), (ii) and (iii) above) any such proceedings, or the continued existence of such Lien, do not, in the opinion of Lessor, involve any likelihood of the sale, forfeiture or loss of the Aircraft or any part thereof or any interest therein (and for the payment of which adequate reserves or an adequate bond have been provided) by Lessee.
     “Pratt & Whitney” means Pratt & Whitney Canada Corporation and/or any affiliate thereof.
     “Pratt & Whitney Agreement” means the TCP Agreement #02-1551R2 between Pratt & Whitney Canada Corp. and Air Midwest, Inc., dated May 24, 2002.
     “Propeller” means each of the propellers specified in the Lease Supplement and any replacement thereof made in accordance with this Agreement together, in any case, with any and all Parts which are from time to time incorporated in or attached to such propeller and any and all Parts removed therefrom so long as title thereto is to remain vested in Lessor in accordance herewith.
     “Raytheon” means Raytheon Aircraft Company and/or any Affiliate thereof.
     “Redelivery Location” means the location designated by Lessor within the continental United States.
     “Related Leases” means any and all leases of aircraft between Lessor or any Affiliate of Lessor, or trustee on behalf of Lessor or any Affiliate of Lessor, as lessor, and Lessee or any Affiliate of Lessee or any person, the obligations of which are guaranteed by Lessee, whether such leases may be construed to be “true” leases or otherwise.
     “Scheduled Delivery Date” means November 22, 2004, or such other date as Lessor may advise Lessee from time to time.
     “Scheduled Lease Period” means the period commencing on the Delivery Date and ending on the Scheduled Termination Date.
     “Scheduled Termination Date” means the day immediately preceding the five (5) year anniversary of the Delivery Date.
     “Security Deposit” has the meaning provided in Section 6.3.
ARTICLE 1
DEFINITIONS AND INTERPRETATION

     “Security Documents” means any security agreement and any and all assignments by way of security or mortgage of any or all of Lessor’s right, title and interest in and to the Aircraft, this Agreement and/or the other Lessee’s Documents from time to time granted by Lessor in favor of any Lender.
     “SRM” means the Manufacturer’s Structural Repair Manual for the Aircraft.
     “State of Jurisdiction” means the State of Arizona in the United States of America.
     “State of Organization” means the State of Florida in the United States of America.
     “State of Registration” means the United States of America or such other country or state of registration of the Aircraft as Lessor may, in its absolute discretion, approve in writing.
     “Stipulated Loss Value” shall have the meaning provided in Section 13.1(a) hereof.
     “Supplemental Rent” means all amounts, liabilities and obligations (other than Basic Rent and Maintenance Reserves) payable by Lessee hereunder.
     “Taxes” shall have the meaning provided in Section 18.6 hereof.
     “Technical Records” means, whether in paper, photographic, digital, electronic or other media, all technical data, manuals supplied by the Manufacturer or any other manufacturer or supplier, logs, records, and other materials and documents regarding the Aircraft or any part thereof that are delivered to Lessee upon Delivery, including but not limited to those identified on the Lease Supplement or that are kept by Lessee or required by the Aviation Authority to be kept whether in compliance with any applicable law or this Agreement or any requirement for the time being of the Aviation Authority.
     “Total Loss” means in relation to the Aircraft, the Airframe, any Engine, any Propeller or the Landing Gear (i) its actual, constructive, compromised, arranged or agreed total loss, or (ii) its destruction or damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever, or (iii) its requisition for title, confiscation, sequestration, detention, forfeiture, compulsory acquisition or seizure, in any such case resulting in loss of title, or (iv) any requisition for hire for a period exceeding the earlier of (A) 60 days and (B) the Scheduled Termination Date, or (v) its hijacking, theft or disappearance resulting in loss of possession by Lessee for a period exceeding the earlier of (A) 30 consecutive days and (B) the Scheduled Termination Date. Total Loss of the Aircraft shall be deemed to have occurred if a Total Loss occurs with respect to the Airframe.
     “Total Loss Date” means (i) in the case of an actual total loss or destruction or damage beyond repair, or being rendered permanently unfit, the date on which such loss, destruction, damage or rendition occurs (or, if the date of loss or destruction is not known, the date on which the Aircraft, Airframe, Engine, Propeller or Landing Gear was last heard of), or (ii) in the case of a constructive, compromised, arranged or agreed total loss, whichever shall be the earlier of (A) the date being 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers, (B) the date on which such loss is agreed or compromised by the insurers and (C) the Scheduled Termination Date, or (iii) in the case of requisition, confiscation,
ARTICLE 1
DEFINITIONS AND INTERPRETATION

sequestration, detention, forfeiture, compulsory acquisition or seizure, in any such case resulting in loss of title, the date on which the same takes effect, or (iv) in the case of a requisition for hire, the earlier of (A) the date being 90 days after the requisition commenced, (B) the date on which the insurers make payment on the basis of a Total Loss and (C) the Scheduled Termination Date, or (v) in the case of hijacking, theft or disappearance, the earlier of (A) the date being 30 days after the date on which Lessee lost possession, (B) the date on which the insurers make payment on the basis of a Total Loss and (C) the Scheduled Termination Date.
     “Total Loss Proceeds” means the proceeds of any insurance, or any compensation or similar payment, arising in respect of a Total Loss.
     “US$, Dollars or $” means the lawful currency of the United States of America and, in relation to all payments in dollars to be made under, or pursuant to this Agreement, same day funds settled through the New York Clearing House System (or such other funds as may for the time being be customary for the settlement in New York City of international payment in dollars).
1.2. Interpretation. References in this Agreement to:
(a)	an Event of Default shall include (except in relation to Section 15.2) references to any event that, with the giving of notice and/or lapse of time and/or a relevant determination, would constitute an Event of Default;

(b)	Articles, Sections, Exhibits, Schedules or Supplements are, unless otherwise specified, references to Articles and Sections of, and Exhibits, Schedules or Supplements to, this Agreement;

(c)	any statutory or other legislative provision shall be construed as including any statutory or legislative modification or re-enactment thereof, or any provision enacted in substitution therefor;

(d)	the Aircraft includes any part of the Aircraft, and, where the context so admits, any of the Technical Records, and references to any part of the Aircraft include any part of any Engine and any Propeller;

(e)	the word “person” or “persons” or to words importing persons include, without limitation, individuals, partnerships, limited liability companies, corporations, government agencies, committees, departments, authorities and other bodies, corporate or unincorporated, whether having distinct legal personality or not, and any reference to any person shall, unless stated otherwise, include such person’s successors and permitted assigns;

(f)	any agreement or instrument includes such agreement or instrument as it may from time to time be amended, modified, supplemented, novated or substituted;

(g)	an “agreement” also include a concession, contract, deed, instrument, franchise, license, treaty or undertaking (in each case, whether oral or written); and
ARTICLE 1
DEFINITIONS AND INTERPRETATION

(h)	“law” includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, rule, statute, treaty, convention, protocol or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement, or official or judicial interpretation of any of the foregoing, in each case having the force of law as may be amended, modified, supplemented, novated or substituted from time to time.
Headings are for ease of reference only, and where the context so admits, words importing the singular number only shall include the plural and vice versa, and words importing neuter gender shall include the masculine or feminine gender.
ARTICLE 1
DEFINITIONS AND INTERPRETATION

ARTICLE 2. REPRESENTATIONS AND WARRANTIES
2.1. Lessee’s Representations and Warranties. Lessee acknowledges that Lessor has entered into this Agreement and the other Operative Documents to which Lessor is a party in full reliance on representations and warranties by Lessee herein, and Lessee represents and warrants to Lessor as of the date hereof and as of the time of Delivery that the following statements are true and accurate:
(a)	Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Organization. It has the corporate power and authority to carry on its business as presently conducted, to own or hold under lease its assets, to enter into and perform its obligations under the Lessee’s Documents and to consummate the transactions contemplated hereby and thereby;

(b)	Lessee’s organizational documents incorporate provisions that permit, and all necessary action has been taken to authorize, and all necessary authorizations, approvals, consents, licenses, permits and orders of and registrations with any governmental or other authority have been duly and unconditionally obtained and are now in full force and effect that are required to authorize, Lessee to sign and deliver, and perform its obligations under and the transactions contemplated by, the Lessee’s Documents;

(c)	the Lessee’s Documents constitute, or when entered into will constitute, legal, valid and binding obligations of Lessee, enforceable in accordance with their respective terms;

(d)	neither the execution and delivery of the Lessee’s Documents nor the performance of any of the transactions contemplated herein and therein will (i) contravene or constitute a violation or breach of or a default under any existing law or agreement by which Lessee or any of its assets is bound, any agreement to which it is a party or Lessee’s organizational documents, (ii) cause any limitation on Lessee or its assets or the powers of its directors or officers, whether imposed by or contained in Lessee’s organizational documents or any existing law, agreement or otherwise, to be exceeded or (iii) result in the creation or imposition of, or oblige Lessee to create, any Lien over its undertaking or any of its assets, rights or revenues;

(e)	except for the registration of this Lease and the Lease Supplement with the Aviation Authority and the filing of a financing statement under the Uniform Commercial Code in the State of Organization, it is not necessary or advisable under the law of the State of Registration or the law of the State of Organization in order to ensure the validity, effectiveness or enforceability of any Lessee’s Document or to protect the rights of Lessor in the Aircraft or any part thereof that any Lessee’s Document or any other instrument be filed, registered or recorded or that any action be taken, and under the laws of the State of Registration or the laws of the State of Organization, and the rights of Lessor in the Aircraft will have priority in all respects over the claims of all creditors of Lessee, except as may be
ARTICLE 2
REPRESENTATIONS AND WARRANTIES

limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to creditors’ and lessors’ rights generally and by general equitable principles (regardless of whether or not issues of enforceability are considered in a proceeding in equity or at law);
(f)	the obligations of Lessee under the Lessee’s Documents are, or upon execution thereof by Lessee will be, direct, general and unconditional obligations of Lessee and rank, or will rank, at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee;

(g)	no event has occurred that constitutes a contravention of, or default under, any agreement by which Lessee or any of its assets is bound or affected and that would have a material adverse effect on the financial condition, business, assets, operations or prospects of Lessee or an adverse effect on its ability to observe or perform its obligations under the Lessee’s Documents;

(h)	no litigation, arbitration or administrative proceeding that could (by itself or together with any other such proceedings or claims) have an adverse effect on Lessee’s ability to observe or perform its obligations under the Lessee’s Documents or a materially adverse effect upon Lessee’s financial condition, business, assets, operations or prospects is presently in progress, or pending or to the best knowledge of Lessee, threatened against Lessee or any of its assets;

(i)	the audited financial statements of Lessee for the fiscal year ended December 31, 2003 and the unaudited financial statements for the quarter ended June 30, 2004 (the “Statement Date”) have been prepared in accordance with generally accepted accounting principles and give a true and fair view of the results of its operations for that period and the state of its affairs at the Statement Date and, in particular, to the extent required by generally accepted accounting principles, accurately disclose or reserve against all the liabilities (actual or contingent) of Lessee, and there has been no material adverse change in the financial condition, business, assets or operations of Lessee since the Statement Date;

(j)	all federal and all material state, local and foreign tax returns that are required to be filed by Lessee have been delivered by Lessee to the applicable taxation authorities, Lessee is not in default in the payment of any Taxes shown to be due on such returns or in any assessment or demand for payment received from any taxation authority, and no claim is being asserted with respect to Taxes that is not disclosed in the audited accounts referred to in paragraph (i) above and that, if paid, would be likely to have a materially adverse effect on the financial condition, business, assets, operations or prospects of Lessee or a materially adverse effect on Lessee’s ability to observe or perform any of its obligations under the Lessee’s Documents taking into account all other obligations that Lessee must observe or perform at that time;
ARTICLE 2
REPRESENTATIONS AND WARRANTIES

(k)	the financial and other information furnished by or on behalf of Lessee to Lessor and its Affiliates does not contain any untrue statement or omit to state any material fact the omission of which makes the statements therein, in the light of the circumstances under which they were made, misleading, nor omits to disclose any material matter and all expressions of expectation, intention, belief and opinion contained therein were honestly made on reasonable grounds after due and careful inquiry by Lessee;

(1)	the Maintenance Program complies with the requirements of the Aviation Authority;

(m)	Lessee, under applicable law, is subject to private commercial law and suit in the State of Registration, the State of Organization, the State of Jurisdiction and in any other jurisdiction affecting Lessee, and neither Lessee nor its properties or assets have any right of immunity from suit or execution on the grounds of sovereignty in the State of Registration, the State of Organization, the State of Jurisdiction or any other jurisdiction or on any other grounds;

(n)	no Event of Default has occurred which has not otherwise been cured in accordance with the terms hereof;

(o)	Lessee’s “jurisdiction of organization,” as that term is defined in Article 9 of the Uniform Commercial Code as in effect in the State of Organization, is Florida; and

(p)	Lessee represents and warrants that, in the event of the commencement of a case under chapter 11 of title 11, United States Code, in which Lessee is the “debtor,” Lessor shall be entitled to the benefit of Section 1110 of title 11, United States Code, as in effect on the date hereof with respect to the Aircraft.
2.2. Lessor’s Representations and Warranties. Lessor acknowledges that Lessee has entered into this Agreement and the other Operative Documents to which Lessee is a party in full reliance on representations and warranties by Lessor herein, and Lessor represents and warrants to Lessee as of the date hereof and as of the time of Delivery that the following statements are true and accurate:
(a)	Lessor is a Nevada corporation duly incorporated and validly existing under the laws of the State of Nevada and has full power and authority to conduct its business as presently conducted, to enter into and perform its obligations under the Lessee’s Documents to which it is a party and to consummate the transactions contemplated hereby and thereby;

(b)	Lessor’s organizational documents incorporate provisions that permit, and all necessary corporate action has been taken to authorize, and all necessary authorizations of any governmental or other authority have been duly and unconditionally obtained and are now in full force and effect that are required to authorize, Lessor to sign and deliver, and to perform the transactions contemplated by, the Lessee’s Documents to which it is a party;
ARTICLE 2
REPRESENTATIONS AND WARRANTIES

(c)	the Lessee’s Documents to which Lessor is a party constitute, or when entered into will constitute, legal, valid and binding obligations of Lessor, enforceable in accordance with their respective terms;

(d)	neither the execution and delivery of the Lessee’s Documents to which Lessor is a party nor the performance of any of the transactions contemplated herein and therein will (i) contravene or constitute a violation or breach of or a default under any existing law or agreement by which Lessor or any of its assets is bound, any agreement to which Lessor is a party or Lessor’s organizational documents or (ii) cause any limitation on Lessor, or the power of its directors and officers, whether imposed by or contained in Lessor’s organizational documents or any existing law, agreement or otherwise, to be exceeded;

(e)	no litigation, arbitration or administrative proceeding that would (by itself or together with any other such proceedings or claims) have an adverse effect on Lessor’s ability to observe or perform its obligations under the Lessee’s Documents to which it is a party or a material adverse effect upon its financial condition, business, assets, operations or prospects is presently in progress or pending or threatened against Lessor or any of its assets;

(f)	at the time of Delivery, Lessor shall have full legal title to the Aircraft; and

(g)	Lessor is a citizen of the United States as defined in Section 40102(a)(15) of Title 49, of the United States Code.
2.3. No Prejudice. The rights of either party hereto in relation to any misrepresentation or breach of warranty by the other party shall not be prejudiced by any investigation by or on behalf of the first party into the affairs of the other party, by the performance of this Agreement and the other Operative Documents to which it is a party or by any other act or thing done or omitted by the first party that would, but for this Section 2.3, prejudice such rights.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES

ARTICLE 3. CONDITIONS PRECEDENT
3.1. Lessor’s Conditions Precedent. The obligation of Lessor to lease the Aircraft to Lessee shall be subject to fulfillment of each of the following conditions on or before the Delivery Date (save to the extent that any of the same are waived or deferred by Lessor in writing in its absolute discretion):
(a)	Lessor shall have received the following documents, each in form and substance reasonably acceptable to Lessor, on or prior to Delivery:
(i)	an opinion from counsel to Lessee qualified in the State of Registration addressed to Lessor and any Lender or Mortgagee, in form and substance acceptable to Lessor, with respect to, among other customary opinions, due authorization, security and enforceability of the Lease and Lessee’s Documents against Lessee;

(ii)	the Lease Supplement, duly executed on behalf of Lessee;

(iii)	an incumbency certificate signed by Lessee’s secretary together with the documents referred to in such certificate which documents shall include certified copies of Lessee’s organization documents;

(iv)	copies of all consents, authorizations and approvals of any governmental agency or authority and of any trustee or holder of any indebtedness or obligations of Lessee (if any) that are required in connection with the execution, delivery and performance of this Agreement and the other Lessee’s Documents, duly certified by an authorized officer of Lessee;

(v)	an insurance broker’s certificate and letter of undertaking addressed to Lessor and any Lender or Mortgagee evidencing, to the satisfaction of Lessor, that the insurance and undertakings required by Article 13 are in full force and effect;

(vi)	copies of Lessee’s air operator’s certificate and air transport license as issued by the Aviation Authority, and all other licenses, certificates and permits required to be maintained by Lessee for the public transport of passengers and cargo by aircraft, each in relation to the Aircraft;

(vii)	a copy of the Maintenance Program;

(viii)	a power of attorney empowering Lessee’s representative to accept the Aircraft on behalf of Lessee; and

(ix)	any other documents reasonably requested by Lessor with respect to the transactions contemplated by the Operative Documents and with respect to Lessee or the Aircraft;
ARTICLE 3
CONDITIONS PRECEDENT

(b)	Lessor shall have received the executed chattel paper original counterpart of this Agreement and the Lease Supplement;

(c)	Lessor shall have received the Security Deposit and the first monthly payment of Basic Rent;

(d)	the Aircraft shall be duly registered with the Aviation Authority in accordance with Section 9.1;

(e)	each of the representations and warranties contained in Section 2.1 shall be true and accurate at the time of Delivery;

(f)	Lessor shall have obtained satisfactory legal opinions with respect to tax, security, enforcement and other matters with respect to the Lease and other Operative Documents;

(g)	no material change shall have occurred, from and after the date of this Agreement through the Delivery Date, in any income tax regulations or other statutes relating to the transaction contemplated by this Agreement and/or the other Operative Documents;

(h)	no material adverse change in or any occurrence, from and after the date of this Agreement through the Delivery Date, which would materially adversely affect any domestic or international financial or capital markets, Lessor’s funding costs or the business of Lessee and/or Guarantor or deterioration in any national or international situation (whether monetary, financial, economic or political) which would adversely affect Lessee and/or Guarantor;

(i)	no change shall have occurred after the date of this Agreement in any applicable law or in the interpretation thereof that, in Lessor’s opinion, would make it illegal for Lessor and/or Lessee to perform any of their respective obligations under this Agreement or any of the other Lessee’s Documents;

(j)	no Total Loss shall have occurred;

(k)	this Agreement and the Lease Supplement shall have been filed with the Aviation Authority; and

(l)	Lessor shall have received evidence that any and all financing statements reasonably required by Lessor or any Lender or Mortgagee have been duly filed and that all filings, registrations, recordings and other actions have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of this Agreement and to protect the property right of Lessor and any Lender or Mortgagee in the Aircraft, any Engine, any Propeller or any Part.
3.2. Lessee’s Conditions Precedent. The obligation of Lessee to take the Aircraft on lease from Lessor shall be subject to fulfillment of each of the following conditions on or before the Delivery Date:
ARTICLE 3
CONDITIONS PRECEDENT

(a)	each of the representations and warranties contained in Section 2.2 shall be true and accurate at the time of Delivery;

(b)	Lessee shall have received executed counterparts of each Lessor’s Document; and

(c)	the Aircraft shall be located in the Delivery Location.
3.3. Waiver of Lessor Conditions Precedent. The conditions precedent set forth in Section 3.1 are for the sole benefit of Lessor and may be waived or deferred by Lessor in whole or in part and with or without conditions. If any of the conditions precedent set forth in Section 3.1 are not satisfied or deferred in writing on the Delivery Date and Lessor (in its absolute discretion) nonetheless agrees to deliver the Aircraft to Lessee, Lessor shall notify in writing Lessee of any such failures and Lessee shall ensure that such conditions precedent are fulfilled within five (5) Business Days after the Delivery Date and Lessor may treat the failure of Lessee to do so as an Event of Default.
3.4. Post-Delivery Requirements. Promptly following recordation of this Agreement and the Lease Supplement with the FAA, Lessee will, at its sole cost and expense, provide Lessor with an opinion from special FAA counsel, as to the proper registration of the Aircraft and the proper filing and recordation of the Agreement and Lease Supplement with the FAA, as further contemplated in Section 9.1 hereof, in form and substance reasonably satisfactory to Lessor. Such opinion shall be addressed to Lessor and Lessee.
3.5. Failure to Take Delivery. If Lessee fails to satisfy the conditions contained in this Lease so as to allow Delivery to take place following tender of delivery of the Aircraft by Lessor or to take delivery of the Aircraft when tendered for delivery by Lessor in accordance with the terms and conditions required hereunder, Lessee will indemnify Lessor for all reasonable costs and expenses incurred by Lessor as a result thereof, including (but without limitation) any payments which Lessor is or becomes obligated to make in order to prepare the Aircraft for Delivery.
ARTICLE 3
CONDITIONS PRECEDENT

ARTICLE 4. TERM OF LEASING: DELIVERY
4.1. Term of Leasing. Lessor shall lease to Lessee the Aircraft, subject to the terms and conditions of this Agreement, for the Scheduled Lease Period. Lessee shall lease the Aircraft, subject to the terms and conditions of this Agreement, for the Scheduled Lease Period. Lessee acknowledges and agrees that nothing contained in this Agreement nor any payment by Lessee hereunder nor any subsequent conduct of Lessee shall in any way prejudice or affect Lessor’s title to and ownership of the Aircraft, or be deemed to confer or transfer to Lessee any title or interest therein save for such rights as are specifically granted by this Agreement and the other Operative Documents.
4.2 Early Termination Option. So long as no Default or Event of Default has occurred and is continuing hereunder Lessee shall have a one-time early termination option, exercisable pursuant to the terms set forth in Exhibit A hereto.
4.3 Lessee inspection of Aircraft and Condition of Aircraft at Delivery.
     (a) Engine First Stage Compressor Inspections. A first stage compressor inspection of each installed Engine shall have been performed by Lessor and Lessee or a third party prior to the Delivery Date.
     (b) Correction of Discrepancies. If any inspection items exceed manufacturer’s published limits for Engine, and/or if any inspection shows evidence of foreign object damage, then Lessor shall repair such damage in accordance with the Pratt & Whitney maintenance repair manual of if foreign object damage is beyond repairable limits, the part will be replaced with a serviceable unit at the Lessor’s expense, prior to Delivery, correct or cause to correct such conditions to meet normal tolerances.
     (c) Condition of Aircraft at Delivery. At Delivery, the Aircraft will be delivered by Lessor to Lessee in accordance with the delivery conditions set forth in Exhibit C hereto and shall be technically accepted by Lessee’s representatives at the Delivery Location.
4.4 Delivery. As of the date of this Agreement, Delivery of the Aircraft from Lessor to Lessee is scheduled to occur on or about the Scheduled Delivery Date. Provided that the conditions set forth in Section 3.1 of this Agreement have been satisfied or waived by Lessor, Lessor will tender the Aircraft to Lessee, and provided that the conditions set forth in Section 3.2 have been satisfied or waived by Lessee, Lessee will accept the Aircraft in its then “as is”, “where is” condition. The date on which such tender and acceptance occurs shall be the “Delivery Date”. Upon Delivery and acceptance of the Aircraft, Lessee shall deliver a duly executed Lease Supplement to Lessor, which shall be conclusive proof that Lessee has unconditionally accepted the Aircraft for lease under this Agreement without any reservations whatsoever. Lessee shall be responsible for, and shall pay all costs of, ferry flights to its location of operation and integration of the Aircraft into Lessee’s fleet. Lessor shall not be responsible for any loss or expense, or any loss of profit, arising from any delay in the delivery of, or failure to deliver, the Aircraft to Lessee under this Agreement unless such delay or failure arises as a direct consequence of the gross negligence or willful misconduct of Lessor.
ARTICLE 4
TIME OF LEASING; DELIVERY

4.5 Risk. From the Delivery Date to and until redelivery of the Aircraft in accordance with Article 17, Lessee shall bear all risks of loss, theft, damage and destruction of or to the Aircraft and every part thereof, and no such loss, theft, damage or destruction nor any other event, circumstance or change in law shall impair, discharge or frustrate any obligation of Lessee under this Agreement (including, without limitation, payment of Basic Rent or Supplemental Rent), so that all such obligations shall continue in full force and effect.
4.6 Change of Law. In the event of any change in law affecting Lessee’s, Lessor’s, Lender’s or Mortgagee’s interest in the Aircraft, Lessor and Lessee shall consult and cooperate in good faith to mitigate the effect thereof.
4.7 Quiet Enjoyment; Lessor’s Covenants. Subject to the provisions of this Agreement, including the provisions for early termination, or unless compelled to do so by any applicable law, so long as no Default or Event of Default has occurred and is continuing, neither Lessor, nor any person lawfully claiming through or under Lessor (other than a Lender and any assignee or transferee of Lessor pursuant to Section 19.2 shall interfere with Lessee’s quiet enjoyment of the Aircraft.
4.8 Financing; Liens. Lessee acknowledges that Lessor has and may borrow funds to finance and/or refinance its acquisition or ownership of the Aircraft and in connection therewith to incur obligations under the Financing Documents. Lessor has and may, upon written notice to Lessee, at any time during the Lease Period, grant additional security interest or security interests over their respective interests in the Aircraft and the benefit of Lessee’s Documents to one or more Lenders pursuant to such Financing Documents. Lessee undertakes to acknowledge the Security Documents by executing and delivering a consent to such documents in such form as Lessor shall reasonably require, to give the insurers notice of any assignment of insurance in such form as Lessor shall reasonably require and to procure that the insurers acknowledge the same and otherwise to provide all reasonable assistance and cooperation to Lessor, each Lender and their respective representatives and advisers in connection with the perfection and maintenance of such security interests, including, without limitation, the effecting of all necessary filings and registrations of the Security Documents in the State of Registration and State of Organization, and Lessee will agree to act as agent for a Lender in connection with any pledge of the Aircraft to that Lender. Lessor will reimburse Lessee for its reasonable out-of-pocket expenses incurred in complying with this paragraph.
4.9 Subordination. Notwithstanding any other provision hereof, this Lease and Lessee’s rights hereunder shall be subordinate to all the terms of the Security Documents, including, without limitation, a Lender’s rights to repossess the Aircraft and to avoid this Lease for any reason upon such repossession. Lessee agrees to execute such further documents confirming such subordination of this Lease as may reasonably be requested by Lessor.
ARTICLE 4
TERM OF LEASING; DELIVERY

ARTICLE 5. DISCLAIMERS AND RELEASES
5.1. General Disclaimers. LESSEE ACKNOWLEDGES AND AGREES THAT LESSEE ALONE HAS SELECTED THE AIRCRAFT FOR LEASING BY LESSOR TO LESSEE. LESSEE UNCONDITIONALLY AGREES THAT THE AIRCRAFT AND EACH PART THEREOF IS TO BE LEASED IN AN “AS IS,” “WHERE IS” CONDITION AS AT THE DELIVERY DATE AND THROUGHOUT THE LEASE PERIOD, AND NO TERM, CONDITION, WARRANTY, REPRESENTATION OR COVENANT OF ANY KIND HAS BEEN MADE OR IS GIVEN BY LESSOR OR ANY OF LESSOR’S RESPECTIVE SERVANTS OR AGENTS IN RESPECT OF THE AIRWORTHINESS, VALUE, QUALITY, DURABILITY, CONDITION, DESIGN, OPERATION, DESCRIPTION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN, OR OTHER PROPRIETARY RIGHT; AND ALL CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED. DELIVERY OF THE LEASE SUPPLEMENT BY LESSEE TO LESSOR SHALL BE CONCLUSIVE PROOF AS BETWEEN LESSOR AND LESSEE THAT LESSEE’S TECHNICAL EXPERTS HAVE EXAMINED AND INVESTIGATED THE AIRCRAFT AND EACH PART THEREOF AND THAT THE AIRCRAFT AND EACH PART THEREOF IS AIRWORTHY AND IN GOOD WORKING ORDER AND REPAIR, WITHOUT DEFECT (WHETHER OR NOT DISCOVERABLE AT THE DELIVERY DATE) AND IN EVERY WAY SATISFACTORY TO LESSEE. None of the provisions of this Section 5.1 or any other provision of this Lease shall be deemed to amend, modify, or otherwise affect the representations, warranties or other obligations (express or implied), if any, of the Manufacturer or Engine manufacturer or any subcontractor of or supplier of the Manufacturer or Engine manufacturer with respect to the Airframe, Engines, Propellers, or any item, or to release the Manufacturer or Engine manufacturer or any subcontractor or supplier from any such representation, warranty or obligation.
5.2. Lessee Inspection of Aircraft; No Lessor Liability. Lessee acknowledges that in accepting the Aircraft it is relying on its own inspection and knowledge of the Aircraft in determining whether it meets the requirements of this Agreement and specifically disclaims any reliance upon any representation or assurance by Lessor in making such determination. Lessee further acknowledges that any assumption that Lessor will cure any nonconformity of the Aircraft, discovered or undiscovered, disregarding difficulty of discovery, is not reasonable unless both (i) the nonconformity or possibility of nonconformity and (ii) Lessor’s agreement to cure such nonconformity are expressed in a written instrument signed by Lessor and Lessee delivered at or before the execution and delivery of the Lease Supplement. Except for any express commitment by Lessor to cure any nonconformity evidenced by a written instrument of the type described in clause (ii) above, Lessor will not be liable for any failure of the Aircraft to conform with the requirements of this Agreement at the time of acceptance of the Aircraft by Lessee.
5.3. Deficiencies and Delays. Lessee agrees that, from and after the Delivery Date, Lessor shall not be liable for any liability, claim, proceeding, loss, damage, fee, cost or expense of any
ARTICLE 5
DISCLAIMERS AND RELEASES

kind caused directly or indirectly by, or associated with, the Aircraft or any part thereof, any inadequacy of the Aircraft for any purpose or any deficiency or defect therein, the use or performance of the Aircraft, any maintenance, repairs, replacement or modification to the Aircraft, any interruption or loss of service or use of the Aircraft or any loss of business or other consequential damage or any damage whatsoever, howsoever caused (other than by any breach by Lessor of any of its obligations under Section 4.7 or any reckless act or omission or willful misconduct of Lessor or its servants or agents).
5.4. Repairs and Replacement. If the Aircraft or any part thereof is lost, confiscated, damaged, destroyed or otherwise rendered unfit or unavailable for use after Delivery, Lessor shall not be liable to repair the same or to supply any equipment in substitution therefor.
5.5. Lessee’s Release. Lessee hereby waives and releases each Indemnitee from any Claims (whether existing now or hereafter arising) for or on account of or arising or in any way connected with injury to or death of personnel of Lessee or loss or damage to property of Lessee or the loss of use of any property which may result from or arise in any manner out of or in relation to the ownership, leasing, condition, use or operation of the Aircraft or any part thereof, either in the air or on the ground, or which may be caused by any defect in the Aircraft or any part thereof from the material or any article used therein or form the design or testing thereof, or use thereof, or from any maintenance, service, repair, overhaul or testing of the Aircraft or any part thereof regardless of when such defect may be discovered, whether or not the Aircraft or any part thereof is at the time in the possession of Lessee, and regardless of the location of the Aircraft or any part thereof at any such time.
ARTICLE 5
DISCLAIMERS AND RELEASES

ARTICLE 6. BASIC RENT AND OTHER PAYMENTS
6.1. Basic Rent. Lessee shall, on each Basic Rent Payment Date, pay to Lessor Basic Rent in the amounts and in accordance with the terms set forth in Exhibit A hereto.
6.2. Maintenance Reserves. In addition to Basic Rent and other payments due hereunder, Lessee shall pay to Lessor on the tenth (10th) day of each month and, for the last month of the Lease Period, on the date of the Aircraft’s return to Lessor, maintenance reserve charges in the amount of the Maintenance Reserve Charge times the number of Flight Hours incurred on the Aircraft during the preceding month or portion thereof. Lessor shall hold all Maintenance Reserves paid by Lessee for use only in accordance with Exhibit A hereto.
6.3. Supplemental Rent. Lessee shall pay to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent on the date due as specified herein or, if no date is so specified, within ten (10) days after demand therefor. If Lessee fails to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of non-payment of Supplemental Rent.
6.4. Security Deposit. Lessee shall provide Lessor with a Security Deposit in accordance with the terms set forth in Exhibit A hereto. The Security Deposit shall be held by Lessor as security for the timely and faithful performance by Lessee of all of Lessee’s obligations under the Lessee’s Documents, and Lessee hereby grants Lessor a continuing security interest therein and in all other sums deposited under this Section 6.4, and in all proceeds thereof. Lessee agrees to execute and file with the appropriate governmental authorities any and all documents necessary or reasonably requested by Lessor to evidence and perfect such security interest in favor of Lessor. Lessor may commingle the Security Deposit with its general funds. No interest will accrue or be paid at any time to Lessee in respect of the Security Deposit, and Lessor will have complete unrestricted use of such Security Deposit during the Lease Period, including earning interest thereon for Lessor’s account. If Lessee fails to comply with any of its obligations under this Agreement or is otherwise in default hereunder and, in either case, any applicable grace periods referred to in Section 15.1 have expired, Lessor may use, apply, enforce or call all or any portion of the Security Deposit in or towards satisfaction of any sums due to Lessor by Lessee or to compensate Lessor for any sums that it may in its discretion advance or expend as a result of any such failure or default by Lessee. If Lessor so uses, applies, enforces or calls all or any portion of the Security Deposit, such use, application, enforcement or call shall not be deemed a cure or waiver of any such failure or default, and Lessee shall immediately, upon written demand therefor, provide to Lessor additional cash in an amount sufficient to restore the Security Deposit to its original amount. Any such restoration payment made pursuant to the preceding sentence shall be considered part of the Security Deposit for all purposes of this Agreement. On or after the Expiry Date, and within ten (10) days after such time as Lessee has complied with all of its obligations under Lessee’s Documents, and provided that no Event of Default shall have occurred and be continuing, Lessor shall return the Security Deposit to Lessee to the extent it has not been used to satisfy Lessee’s obligations under this Agreement.
6.5. RESERVED.
ARTICLE 6
BASIC RENT AND OTHER PAYMENTS

6.6. Payment Obligations Unconditional. Lessee’s obligation to pay Basic Rent and Supplemental Rent and to make other payments in accordance with this Agreement shall be absolute and unconditional irrespective of any contingency whatsoever including, without limitation, (i) any right of set-off, counterclaim, recoupment, defense, withholding or other right Lessee may have against Lessor or any other person, (ii) any unavailability of the Aircraft for any reason, (including, without limitation, a requisition thereof not constituting a Total Loss of the Aircraft) or any prohibition or interruption of or other restriction against Lessee’s use, operation or possession of the Aircraft, any interference with such use, operation or possession or any lack or invalidity of title or any other defect in the title, airworthiness, merchantability, fitness for any purpose, condition, design or operation of any kind or nature of the Aircraft, or the ineligibility of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or the Total Loss of, or any damage (not constituting a Total Loss) to, the Aircraft, (iii) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor, Lessee or any other person, (iv) any invalidity or unenforceability or lack of due authorization of, or other defect in, this Agreement or any of the other Operative Documents, (v) any failure or delay on the part of any party hereto or of Lessor, any Lender or any other person duly to perform or comply with its obligations under this Agreement or any Operative Document, (vi) any imposition of Taxes; it being the express intention of Lessor and Lessee that all Basic Rent and Supplemental Rent shall be payable in all events, unless the obligation to pay the same shall be cancelled or terminated pursuant to the express provisions of this Lease. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to suspend its performance hereunder or to terminate, cancel, quit or surrender this Lease, including, without limitation, (x) any right to suspend performance hereunder or to terminate, cancel, quit or surrender this Lease on account of any grounds of insecurity with respect to Lessor’s performance of its obligations under this Lease and (y) any right to suspend performance or to terminate, cancel, quit or surrender this Lease on account of any repudiation by Lessor of any of its obligations under this Lease except in accordance with the express terms hereof. Without limiting any of Lessee’s rights under the final sentence in this clause, each payment of Basic Rent, Supplemental Rent, any reserves, and any other amount payable hereunder made by Lessee to Lessor shall be final and Lessee will not seek to recover any part of such payment from Lessor for any reason whatsoever, except for negligence or manifest error in the calculation of the amount or remittance of such payment. Lessee’s covenants and promises in this Lease are irrevocable and independent upon Delivery hereunder, and none of such covenants or promises is subject to cancellation, termination, modification, repudiation, excuse, or substitution without Lessor’s consent or the consent of such other party to whom the covenant or promise runs. Nothing in this clause shall be construed to prevent Lessee, after complying with this clause, from pursuing any claim it may have against Lessor or any other party in such court of law or otherwise as Lessee may deem appropriate and (vii) any other cause that, but for this provision, would or might have the effect of terminating, discharging or in any way affecting any obligation of Lessee hereunder.
6.7. Currency of Payments. All payments hereunder whether of Basic Rent or Supplemental Rent shall (except in any case where Lessee is obliged to pay any amount to Lessor or indemnify or reimburse Lessor in respect of any amount, and such amount is denominated in another
ARTICLE 6
BASIC RENT AND OTHER PAYMENTS

currency, in which case Lessee shall pay such amount in such other currency) be made in United States Dollars in immediately available funds on the due date for such payment.
6.8. Currency Indemnity. If, under any applicable law, whether as a result of judgment against Lessee or the liquidation of Lessee or for any other reason, any payment under or in connection with this Agreement is made or is recovered in a currency (the “Other Currency”) other than the currency (the “Currency of Obligation”) in which it is payable pursuant to this Agreement, then, to the extent permissible under applicable law, (i) to the extent that the payment (when converted into the Currency of Obligation at the rate of exchange on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount to be paid under this Agreement, Lessee shall, as a separate and independent obligation, fully indemnify Lessor and any other person entitled to such payment against the amount of the shortfall and (ii) Lessee shall pay on an After-Tax Basis to Lessor and any other person entitled to such payment, any exchange costs and Taxes payable in connection with such conversion, and for the purposes of this Section 6.8, “rate of exchange” means the rate at which Lessor is able on the relevant date to purchase in accordance with normal banking procedures the Currency of Obligation in New York with the Other Currency.
6.9. Authorizations for Payments. Lessee shall obtain or procure that there are obtained all certificates, licenses, permits and other authorizations that are from time to time required for the making of the payments required by this Agreement on the date and in the amounts and currency that are stipulated herein and therein, and shall maintain the same or procure that the same are maintained in full force and effect for so long as the same shall be required.
6.10. Default Interest. If Lessee fails to pay any sum (including, without limitation, any sum payable pursuant to this Section 6.10) on its due date for payment under the Lessee’s Documents, Lessee shall pay to Lessor on demand interest on such overdue sum from the due date up to (but not including) the date of actual payment (as well after as before any relevant judgment) at the Default Rate. All amounts of interest payable under this Agreement shall be calculated on the basis of the actual number of days elapsed and a 360 day year.
6.11. Payments. All payments by Lessee under this Agreement shall be made to such bank and/or account as set forth in Exhibit A hereto or such bank and/or account as Lessor may from time to time notify to Lessee no less than five (5) Business Days prior to the due date of any such payment.
ARTICLE 6
BASIC RENT AND OTHER PAYMENTS

ARTICLE 7. FEES AND EXPENSES
7.1. Transaction Expenses. Each party to this Agreement shall pay its own expenses (including, without limitation, legal and other out-of-pocket expenses) incurred in connection with the negotiation, preparation and completion of this Agreement and the Operative Documents except as otherwise provided herein, and Lessee shall pay all legal fees and expenses of its counsel incurred in providing the opinions required under Section 3.1.
7.2. Other Expenses. Lessee will pay, or in the event Lessor has already paid the same, reimburse Lessor on demand (i) all special FAA counsel fees, and other costs and expenses (including legal, professional and out-of-pocket expenses) associated with recording or filing this Agreement and the Lease Supplement in the State of Registration and any other state or country as appropriate having regard to the operation of the Aircraft, including, but not limited to legal opinions, registrations and the payment of documentary Taxes and any other Taxes and fees, whether required by Lessor or Lessee and (ii) all fees, costs and expenses (including legal, professional and out-of-pocket expenses) payable or incurred by Lessor in connection with an Event of Default, the enforcement of any of Lessor’s rights under this Agreement, or in respect of the repossession of the Aircraft.
ARTICLE 7
FEES AND EXPENSES

ARTICLE 8. GENERAL UNDERTAKINGS
     Lessee undertakes with Lessor that from the date of this Agreement until expiration or earlier termination of the Lease Period and redelivery of the Aircraft to Lessor in accordance with the terms of this Agreement to comply with the following provisions of this Article 8.
8.1. Registration and Authorizations. Lessee shall obtain and maintain or shall procure that there shall be obtained and maintained in full force and effect, all authorizations, approvals, consents, licenses, permits, orders, certificates and registrations for the time being required by the laws or regulations of the Aviation Authority, the State of Registration and the State of Organization or elsewhere to enable Lessee to perform its obligations under Lessee’s Documents.
8.2. Notice of Default; Certificate. Lessee shall:
(a)	immediately notify Lessor if Lessee becomes aware of the occurrence of an Event of Default or of any other event or circumstance that might have a material adverse effect on its financial condition, business operations, assets or a material adverse effect on its ability to perform any of its obligations under Lessee’s Documents, taking into account all other obligations that Lessee must observe or perform at that time, and shall provide Lessor with full detail of any steps that Lessee is taking, or proposes to take, to remedy or mitigate the effect of the Event of Default or such other event or circumstance;

(b)	upon written request by Lessor, but in any event not more than twice per year, provide to Lessor a confirmation as to whether an Event of Default or such other event or circumstance as is referred to in clause (a) of this Section 8.2 has then occurred or is then subsisting; and

(c)	upon written request by Lessor, provide to a potential transferee or assignee of Lessor’s rights in the Aircraft or any Operative Document or to a potential Lender a certificate containing representations as to (i) the matters set forth in this Section 8.2, (ii) payment of Basic Rent, and (iv) whether Lessor is in material breach of any term or condition contained in this Agreement or any other Lessee’s Document.
8.3. Financial and Other Information. Lessee shall:
(a)	as soon as practicable after the end of the first, second, and third quarterly fiscal periods in each fiscal year of Lessee, and in any event within sixty (60) days thereafter, provide Lessor with duplicate copies, in English, of a consolidated balance sheet of Lessee as at the end of such quarter, consolidated statements of income and retained earnings of Lessee for such quarterly period, and consolidated statements of cash flow of Lessee for the portion of the fiscal year ending with said quarter and as soon as practicable after the end of each fiscal year, and in any event within one hundred eighty (180) days thereafter, duplicate copies, in English, of a consolidated balance sheet of Lessee as at the end of such year, and consolidated statements of income and retained earnings and of cash
ARTICLE 8
GENERAL UNDERTAKINGS

flow of Lessee for such year, prepared in accordance with generally accepted accounting principles in the United States accompanied by an auditor’s report of a firm of independent certified public accountants of recognized standing (which report may be adverse, qualified or disclaim an opinion), and all statements furnished under this Section 8.3(a) shall set forth in comparative form the amount for the end of the corresponding fiscal year, or corresponding period of the preceding fiscal year, as the case may be;

(b)	promptly provide to Lessor notice of any litigation or arbitral proceedings not covered by insurance (except for deductibles standard in the airline industry) and of all proceedings by or before any governmental authority (i) which might adversely affect Lessor’s ownership or other interests in the Aircraft, (ii) which relate to the Aircraft and where the amount involved not covered by insurance is in excess of $50,000 or (iii) which might, in the reasonable judgment of Lessee, have an adverse effect on the ability of Lessee to perform any of its obligations under the Lessee’s Documents.
8.4. Taxes. Lessee covenants and agrees that, during the Lease Period, it will pay or cause to be paid Taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any property belonging to it (except those which are subject to legitimate dispute between Lessee and the relevant taxing authority pursuant to appropriate proceedings, which dispute does not present any material danger of the sale, forfeiture, confiscation, seizure or loss of the Aircraft as a result thereof), prior to the date on which penalties attach thereto which, if not paid, would become a Lien or charge upon the property of Lessee.
8.5. Status and Location. Lessee will not, without giving Lessor at least (thirty) 30 days’ prior written notice (in accordance with this Agreement), change its name, organizational status or location (as such term is defined in Article 9 of the Uniform Commercial Code as in effect in the State of Organization).
ARTICLE 8
GENERAL UNDERTAKINGS

ARTICLE 9. OPERATIONAL UNDERTAKINGS
     Lessee undertakes with Lessor that at all times from Delivery until expiration or earlier termination of the Lease Period and redelivery of the Aircraft to Lessor in accordance with the terms of this Agreement to comply with the following provisions of this Article 9.
9.1. Registration. At its own cost and expense, Lessee shall ensure that upon Delivery and at all times thereafter, the Aircraft is registered with the Aviation Authority in the name of Lessor as owner in accordance with the applicable laws of the State of Registration (except to the extent such registration cannot be continued as a result of Lessor’s failure to comply with the citizenship requirements of the FAA). Except as otherwise provided herein, Lessor agrees to cooperate with Lessee, at the expense of Lessee, to the extent necessary to maintain such registration. At its own cost, Lessee shall promptly produce to Lessor true copies of each application for registration made or hereafter to be made in relation to the Aircraft and all documents supporting such application, including without limitation the certificate of airworthiness for the Aircraft, and each certificate of registration issued pursuant to any such application and at the time of the initial registration shall provide to Lessor and each Lender or Mortgagee a favorable opinion of counsel (reasonably satisfactory to Lessor) regarding the effectiveness of such registration and such other matters as Lessor shall reasonably request.
9.2. Title. Lessee shall not do or knowingly permit to be done anything that would jeopardize the rights of Lessor as owner of, or the rights of Lessor or any Lender or Mortgagee in, the Aircraft and shall cause to be taken all actions necessary or reasonably requested by Lessor to prevent the rights of Lessor as owner of, and of Lessor, any Lender or Mortgagee in, the Aircraft from being jeopardized, and shall not do or permit to be done anything which, or omit to do anything the omission of which, would or would be likely to prejudice any material right that Lessor may have against the Manufacturer, or any supplier or manufacturer of any part of the Aircraft. Lessee shall not hold itself out to any third party as owner of the Aircraft or any part of it, and when any third party inquires as to ownership of the aircraft or any part thereof, it will make clear to such third party that title to the same is held by Lessor and that the Aircraft is mortgaged to Lender(s). Without limiting the foregoing, if at any time subsequent to the initial registration of the Aircraft, any filing, recording or act is necessary or reasonably requested by Lessor to perfect, protect and preserve the rights and interests of Lessor hereunder and in the Aircraft, Lessee, at its own cost and expense, will procure that such filings, recordings and acts are done pursuant to applicable laws. At the reasonable request of Lessor, Lessee shall furnish to Lessor an opinion of counsel or other evidence satisfactory to Lessor of each such filing, recordation and act. Lessor will reimburse Lessee for its reasonable out-of-pocket expenses incurred in complying with its obligations under this Section 9.2 insofar as they relate to any Lender; provided that, to the extent that such expenses relate to (i) any Event of Default, or (ii) any substitution of Parts, Engines or Propellers pursuant to the terms hereof, Lessor shall not be obligated to reimburse Lessee for such expense.
9.3. Nameplates. Within fifteen (15) days following the Delivery Date, Lessee shall affix, maintain (and cause to be maintained) and shall not cover up (or permit to be covered up), a fireproof plate (having dimensions of not less than 10 cm. x 7 cm.) in a prominent position on the flight deck or cockpit of the Aircraft and on each Engine stating:
ARTICLE 9
OPERATIONAL UNDERTAKINGS

“THIS AIRCRAFT IS OWNED BY
THE MESA AIRLINES, INC.
AND IS LEASED TO GULFSTREAM INTERNATIONAL AIRLINES, INC.”
(such nameplates to be replaced, if requested, reflecting the name of any successor Lessor and Lender as permitted under the Operative Documents). Except as above provided or as required by applicable law, Lessee will not allow the name of any person to be placed on the Aircraft or any part thereof as a designation that might be interpreted as a claim of ownership or any security interest; provided, that nothing herein contained shall prohibit Lessee from placing its customary colors and insignia on the Airframe or any Engine.
9.4. Liens. Lessee shall not create or permit to arise or subsist any Lien (other than Permitted Liens) over the Aircraft or any part thereof or over any rights, revenues or proceeds (other than revenues or proceeds derived from code share agreements or contracts that Lessee may have in place from time to time) derived from the Aircraft or any part thereof and shall not attempt or hold itself out as having any power to sell, charge, lease or otherwise dispose of or encumber the Aircraft or any Engine or any Part other than as permitted under this Agreement.
9.5. Possession and Subleases. Lessee shall not sublease or charter or otherwise part with possession of the Aircraft, without the express prior written consent of Lessor, except under the following circumstances and provided no Default or Event of Default shall have occurred and be continuing:
(a)	for maintenance and repair in accordance with this Agreement; or

(b)	on terms whereby the Aircraft shall at all times be in the possession and operational control of Lessee and operated by Lessee’s air crew; provided always that (i) the Aircraft shall continue to be maintained in accordance with the Maintenance Program, (ii) the insurance requirements under this Agreement continue to be satisfied and (iii) the terms of such sublease, charter or other agreement shall not extend beyond the end of the Lease Period; or
Notwithstanding any such parting with possession permitted by this Section 9.5, Lessee shall remain responsible for procuring observance of and compliance with all of its obligations under this Agreement.
9.6. Information and Records. Lessee shall:
(a)	promptly furnish to Lessor all such information as Lessor may from time to time reasonably request regarding the Aircraft or any part thereof, its use, location and condition;

(b)	keep, or procure that there are kept, the Technical Records and shall keep as part thereof accurate, complete and current records of all flights made by the Aircraft, of all Flight Hours and Cycles of the Airframe, each Engine, each Propeller, the Landing Gear, and the Parts, and of all maintenance and repairs carried out on the Aircraft and each part thereof;
ARTICLE 9
OPERATIONAL UNDERTAKINGS

(c)	procure that the Technical Records shall be kept and maintained in English and in such manner, form and location as the Aviation Authority, the FAA and any applicable law may from time to time require and shall disclose the location of all Engines, Propellers, the Landing Gear, and Parts not installed on the Aircraft which Technical Records, unless otherwise required by applicable law, shall be the property of Lessor;

(d)	make the Technical Records available to Lessor (or any authorized representative of Lessor) for examination during normal business hours (or at such other time as Lessee and Lessor shall mutually agree) upon giving reasonable written notice; provided that, so long as no Event of Default shall have occurred and be continuing, such examination does not impede the normal commercial operation of the Aircraft, and provided further that the cost of any such inspection shall be borne by Lessee if Lessee is thereby shown to be in breach of its material obligations hereunder, and otherwise by the party making the inspection; and

(e)	promptly on becoming aware of the same notify Lessor of (i) any Total Loss with respect to the Aircraft, the Airframe or any Engine or Propeller, (ii) any loss, theft, damage or destruction to the Aircraft or any part thereof if the potential cost of repairs or replacement may exceed $100,000 or its equivalent in any other currency, (iii) any loss, arrest, hijacking, confiscation, seizure, requisitioning, impounding, taking in execution, detention or forfeiture of the Aircraft or any part thereof and (iv) any other event in respect of the Aircraft (to the extent such event is not covered under items (i), (ii) or (iii) of this Section 9.6(e)) that might reasonably be expected to involve Lessor or any Lender in any loss or liability.
9.7. Licenses and Other Authorizations. Lessee shall obtain and maintain, or procure that there are obtained and maintained, in full force and effect all certificates, licenses, permits and authorizations for the time being required for the use and operation of the Aircraft for commercial passenger revenue service. Without limiting the foregoing, Lessee shall (at no expense to Lessor) ensure that at all times there shall be in effect an airworthiness certificate issued in respect of the Aircraft by the Aviation Authority.
9.8. Compliance with Laws and Insurance Policies and Operation. Lessee shall:
(a)	procure that the Aircraft is used solely in commercial operations for which Lessee is duly authorized by the laws of the State of Registration and/or any other governmental or other authority having jurisdiction from time to time and shall not use or permit the Aircraft or any part thereof to be used or operated:
(i)	for any purpose for which it is not designed or suitable;

(ii)	for any military purpose, save for a requisition for hire or title that is beyond the control of Lessee;

(iii)	in violation of any law of any governmental or other authority having jurisdiction from time to time;
ARTICLE 9
OPERATIONAL UNDERTAKINGS

(iv)	contrary to Manufacturer’s or any other manufacturer’s or supplier’s operating manuals and instructions;

(v)	in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by the Aviation Authority or any such other governmental or other authority to whose laws Lessee or the Aircraft is subject; or

(vi)	in any manner not covered by any insurance or outside any geographical limit imposed by any such insurance.
(b)	procure compliance with all legal requirements as to insurance of the Aircraft or any part thereof that may from time to time be imposed by the laws of the State of Registration or any state to, from or over which the Aircraft is from time to time flown insofar as they affect or concern the operation of the Aircraft and in particular those requirements compliance with which is necessary to ensure that (i) the Aircraft is not in danger of detention or forfeiture, (ii) the insurance remains valid and in full force and effect and (iii) the interest of Lessor and each Lender in the insurance and the Aircraft or any part thereof are not thereby prejudiced;

(c)	procure compliance with all terms and conditions of each and every policy of insurance required hereunder and shall not do, consent or agree to or permit to be done any act or omission that may invalidate or render unenforceable the whole or part of any such insurance;

(d)	not do or permit to be done anything that could reasonably be expected to expose the Aircraft or any part thereof to forfeiture, impound, detention, appropriation, damage or destruction, and shall not abandon the Aircraft or any part thereof;

(e)	not use the Aircraft or cause or permit the same to be used for the carriage of (i) whole animals living or dead except (A) in the cargo compartments according to IATA regulations, (B) service animals being used by passengers with disabilities pursuant to the requirements of the Aviation Authority, and (C) domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animals, (ii) acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes, nuclear assemblies or components, or any other dangerous goods to the extent forbidden pursuant to Section 2 (Limitations) of the IATA Dangerous Goods Regulations, as revised from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled, (iii) any other goods, materials or items of cargo which (A) could reasonable be expected to cause damage to the Aircraft, or (B) the carriage of which might cause damage that would not be adequately covered by insurance or (iv) any illegal item or substance; and

(f)	not utilize the Aircraft or cause or permit the same to be used for purposes of training, qualifying or reconfirming the status of cockpit personnel except for the
ARTICLE 9
OPERATIONAL UNDERTAKINGS

benefit of Lessee’s cockpit personnel and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee.
9.9. Right of Inspection. Lessee shall procure that Lessor and each Lender (or the authorized representative of any of the foregoing) at any time during normal business hours (or at any other time mutually agreed to by Lessor and Lessee) may upon providing at least five (5) days’ reasonable notice inspect the Aircraft or any part thereof to ascertain the condition of the Aircraft or any part thereof and satisfy itself that the Aircraft is being properly operated, repaired and maintained in accordance with the terms of this Agreement; provided, however, that, so long as no Event of Default shall have occurred and be continuing, any such inspection shall not interfere with the normal commercial operations of the Aircraft and shall be limited to a visual walk-around inspection which may include going on board the Aircraft, but may not include the opening of panels, bays, or disassembly of any components. The cost of any such inspection shall be borne by Lessee if an Event of Default shall have occurred and is continuing or if Lessee is thereby shown to be in material breach of its obligations hereunder, and otherwise by the party making the inspection. All time taken in respect of inspection or repairs shall form part of the Lease Period. Neither Lessor nor any Lender shall have any obligation to make any inspection. Without limiting the foregoing, Lessor (or its authorized representative) may attend any Airframe maintenance visit or Engine, Propeller, or Landing Gear shop visit. Lessee shall use its commercially reasonable best efforts to provide Lessor not less than twenty (20) days’ prior written notice of any such scheduled visit.
9.10. Lessor and Lender Operations. Lessee shall not at any time represent or hold out Lessor or any Lender as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation of carriage (whether for hire or reward, or gratuitously) that may be undertaken by Lessee.
9.11. Lessor and Lender Credit. Lessee has no authority to pledge, and shall not pledge, the credit of Lessor or any Lender for any fees, costs or expenses connected with any maintenance, overhaul, repairs, replacements or modifications to the Aircraft or any part thereof or otherwise connected with the use or operation of the Aircraft or any part thereof.
ARTICLE 9
OPERATIONAL UNDERTAKINGS

ARTICLE 10. MAINTENANCE AND REPAIR
10.1. General. At all times from the Delivery Date until expiration or earlier termination of the Lease Period and redelivery of the Aircraft pursuant to the terms of this Agreement, Lessee shall perform or cause to be performed all service, inspection, maintenance, modification, storage, repair and overhaul in respect of the Aircraft by an Approved Maintenance Provider in accordance with and pursuant to the requirements of the Maintenance Program. Without limiting the foregoing, Lessee shall at all times comply, or procure compliance with (i) all Airworthiness Directives applicable to the Aircraft or any Part thereof, or to Lessee as an operator of the Aircraft or any Part thereof (ii) all mandatory service, inspection, maintenance, modification, repair and overhaul manuals, instructions and bulletins published by the Manufacturer or the manufacturers of engines, propellers, equipment, accessories or parts installed on the Aircraft, without regard to any exemption waiving or delaying compliance therewith and (iv) with respect to the Engines and components, all terms and conditions of the Pratt & Whitney Agreement (including, but not limited to Annex E thereof) and any other instructions and recommendations of Pratt & Whitney (collectively, the “Maintenance Requirements”). All such service, inspection, maintenance, modification, storage, repair and overhaul of the Aircraft and each Part shall be accomplished by or on behalf of Lessee (at no expense to Lessor), so as (i) not to adversely discriminate against the Aircraft as compared to other aircraft operated by Lessee, including, without limitation, with respect to the treatment and correction of all corrosion, (ii) to keep the Aircraft equipped with the Engines, Propellers, Landing Gear, and Parts installed at the Delivery Date or with substitutes or replacements made in accordance with this Agreement, (iii) to keep the Aircraft in good repair and operating condition with all its equipment, components and systems functioning in accordance with their intended use, and to keep the Aircraft in as good operating condition as at Delivery, ordinary wear and tear from operation, to the extent permitted under the Maintenance Program, excepted, (iv) to keep the Aircraft clean by commercial airline standards and in good appearance, (v) to keep the Aircraft in a condition that will comply with a valid unrestricted certificate of airworthiness issued by the Aviation Authority and to allow operation pursuant to the standards and rules for the time being prescribed by the Aviation Authority for commercial passenger revenue service and (vi) to enable Lessee to redeliver the Aircraft to Lessor in the condition required pursuant to Article 17.
10.2. Maintenance Program Modifications. Without limiting the maintenance and repair obligations specified in Section 10.1, Lessee (i) without the prior written consent of Lessor, shall not amend or modify, or permit to be amended or modified, the scheduled inspection program or the corrosion prevention and control program set forth in the Maintenance Program unless Manufacturer provides Lessee with approval of, or has no technical objection to, such amendment, (ii) upon written request and at the end of the Lease Period, shall furnish to Lessor a copy of the current Maintenance Program (in effect at the time of the request), and (iii) shall cause to be incorporated in the Maintenance Program for the Aircraft and performed as required therein a full corrosion control program as recommended by the Manufacturer.
ARTICLE 10
MAINTENANCE AND REPAIR

ARTICLE 11. REMOVAL AND MODIFICATIONS
11.1. Removal and Installation. Except as otherwise expressly provided in this Article 11 or for the purpose of testing, service, overhaul work, maintenance or repair or alterations, modifications or additions permitted or required by this Agreement, Lessee shall not remove or permit the removal of any Part, Engine, Propeller, or Landing Gear from the Aircraft, the installation of any Part, Engine, Propeller, or Landing Gear on any other aircraft or any modification of the Aircraft or any part thereof or install or permit the installation of any part, engine, propeller, or landing gear on the Airframe other than Parts, the Engines, the Propellers, or the Landing Gear. If any Part, Engine, Propeller, or Landing Gear is at any time removed from the Airframe for the purpose of maintenance or repairs, Lessee shall procure that the same are completed promptly, and that, subject to the provisions of Sections 11.5 and 11.6, such is reinstalled on the Airframe, as soon as reasonably practicable after removal and in no event more than 120 days after removal.
11.2. Substitution of Parts. Lessee, at its own cost and expense, will promptly replace all Parts that may from time to time be incorporated or installed in or attached to the Airframe or any Engine that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. All replacement parts shall be in as good operating condition as the Parts replaced assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof, shall be of comparable make and model or an improved or advanced version thereof approved for installation on the Aircraft, shall have origin (back-to-birth) traceability and valid FAA certification, and shall not impair the airworthiness or diminish the overall value of the Aircraft, and any such replacement Part, upon installation on the Aircraft, shall thereby be owned by Lessor and become subject to this Agreement without the necessity of further act.
11.3. Ownership of Parts. Lessee shall procure that any substituted, replacement or renewed Part shall be, or upon installation become, the property of Lessor subject to this Agreement and the Security Documents and be free and clear of Liens other than Permitted Liens, and Lessee shall deliver to Lessor any instruments reasonably required by Lessor evidencing Lessor’s title to such substitution, replacement or renewal Part. Any Part at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Part shall be replaced by a part that has been incorporated or installed in or attached to the Airframe or such Engine and that meets the requirements for replacement parts specified above and until title to such replacement part shall have passed to Lessor, according to applicable law, or until the replacement part is itself replaced by a replacement part which thereupon becomes the property of Lessor (whereupon title to the replaced part shall vest in Lessee free and clear of all Lessor’s Liens).
11.4. Non-conforming Parts. Lessee shall be entitled, so long as no Event of Default shall have occurred and be continuing, to replace or permit the replacement of any Part with a part that does not satisfy the requirements of Sections 11.2 and 11.3 (a “Non-conforming Part”) provided that (i) there shall not have been available to Lessee, at the time and in the place that such part was required to be installed on the Aircraft or any Engine, a part complying with the requirements of Sections 11.2 and 11.3 (a “Qualifying Part”), (ii) it would have resulted in an unreasonable disruption of the operation of the Aircraft to have grounded the Aircraft until such time as a
ARTICLE 11
REMOVAL AND MODIFICATIONS

Qualifying Part became available for installation on the Aircraft, (iii) as soon as reasonably practicable after installation of such Non-conforming Part on the Aircraft (and in any event no later than the next occasion on which the Aircraft is scheduled for a C-Check or higher check pursuant to the Maintenance Program) Lessee shall remove or procure the removal of such Nonconforming Part and replace or procure the replacement of it with a Qualifying Part and (iv) title to the Part which has been replaced, substituted or renewed shall (if previously vested in Lessor) remain with Lessor free from all Liens (other than Permitted Liens) until the Qualifying Part which replaced it becomes the property of Lessor.
11.5. Removal, Pooling and Interchange of Parts. Subject to the provisions in Section 11.6 regarding the Propellers, and Landing Gear, Lessee may permit any Part to be removed from the Airframe or any Engine and stored or installed on another aircraft and allow any part not owned by Lessor to be temporarily installed on the Airframe or any Engine pursuant to an interchange arrangement within Lessee’s fleet or a pooling agreement with other operators on terms reasonably acceptable to Lessor whereby, in any case, (i) a record of the location of such removed Part will be kept and made available to Lessor at any time on request and (ii) title to the removed Part shall (if previously vested in Lessor) remain with Lessor until the part which replaced it becomes the property of Lessor or is replaced by a part which thereupon becomes the property of Lessor.
11.6. Removal, Pooling and Interchange of Engines, Propellers, and Landing Gear. Lessee may permit any Engine, Propeller, or Landing Gear to be installed on another aircraft and removed from the Airframe and stored or allow any engine, propeller, or landing gear to be installed on the Airframe pursuant to an interchange agreement within Lessee’s fleet provided (i) no Event of Default shall have occurred and be continuing, (ii) such engine, propeller, or landing gear installed on the Airframe is leased to or is owned by Lessee, (iii) any Engine, Propeller, or Landing Gear removed from the Airframe (a “Removed Component”) is, during the period of substitution, either being safely housed and sheltered under an approved care of maintenance program, being repaired or maintained in accordance with this Agreement, is installed on another aircraft owned or operated by Lessee pursuant to an Approved Pooling Agreement (and the provisions of Section 11.7 concerning preservation of title shall apply to the Removed Component); provided, however, that Lessee shall immediately notify Lessor of any detention by the Aviation Authority of any aircraft on which a Removed Component is installed or the creation of any lien over any aircraft on which a Removed Component is installed whether in favor of the Aviation Authority or any other person, (iv) each lease or other agreement pursuant to which Lessee in possession of a Removed Component from time to time operates or finances any aircraft contains provisions that are consistent with the maintenance at all times of the interests of Lessor and any Lender in each Removed Component while such Removed Component is installed on such aircraft, and that in particular do not state or require that any Removed Component that is installed on such aircraft shall become the property of the lessor or owner of, or person having a lien on, such aircraft, (v) Lessee maintains or causes to be maintained separate insurance in accordance with Article 13 of this Agreement in respect of the Removed Component at all times while it is removed from the Airframe (and, if required by Lessor, Lessee shall furnish or cause to be furnished to Lessor waivers or acknowledgments by the insurers of the aircraft on which the Removed Component is installed) and (vi) as soon as reasonably practicable and in any event on or before expiration or termination of the Lease Period each Removed Component is reinstalled on the Airframe.
ARTICLE 11
REMOVAL AND MODIFICATIONS

     Lessee shall notify Lessor whenever any Removed Component is removed from the Airframe or installed on another aircraft, and from time to time, on request, procure that any person to whom possession of a Removed Component is given and any lessor of, or person having a Lien on, an aircraft on which a Removed Component is installed acknowledges in writing for the benefit of Lessor and any Lender, that it will respect the interests of Lessor and any Lender in the Removed Component and that it will not seek to exercise any rights whatsoever in relation to the Removed Component for so long as it remains owned by Lessor. Such acknowledgment may take the form of an acknowledgment contained within the lease or financing document in respect of the airframe on which the Removed Component is installed, so long as such acknowledgment is enforceable by Lessor and such Lender. Lessor hereby acknowledges for the benefit of such persons that it will respect the interests of owners (other than Lessee) or lenders of any engine (other than an Engine), propeller (other than a Propeller), or landing gear (other than the Landing Gear) installed on the Airframe and it will not seek to exercise any rights whatsoever in relation to such engine, propeller, or landing gear.
11.7. Title to Removed Parts and Components. If an Engine, Propeller, Landing Gear or any Part is at any time removed from the Airframe for any reason whatsoever, title to such Engine, Propeller, Landing Gear, or Part shall remain vested in Lessor at all times and such shall remain subject to this Agreement and the Security Documents, and Lessee shall not take any steps that could be reasonably expected to jeopardize the interests of Lessor and any Lender therein or that could be reasonably expected to lead any third party to believe that such is the property of any person other than Lessor.
11.8. Permitted Modifications. Except as expressly permitted under this Section 11.8, Lessee shall not modify the Aircraft. Provided that no Event of Default has occurred and is continuing, Lessee may from time to time at no expense to Lessor make or permit such modifications in and alterations and additions to the Aircraft as it may consider desirable in the proper conduct of its business; provided that no such modification, alteration or addition materially diminishes or impairs the marketability, value in any respect, utility or airworthiness of the Aircraft or results in any change in the category or status of the Aircraft for purposes of any rules or regulations of the State of Registration or of the Aviation Authority. Title to all Parts incorporated or installed in or attached or added to the Aircraft as a result of any such modification, alteration or addition shall, without further act, vest in Lessor free of all Liens (other than Permitted Liens); provided that where as a result of any such modification, alteration or addition (other than a modification, alteration or addition required by any other provision of this Article 11) Lessee has installed or permitted the installation of a Part on the Aircraft, then Lessee shall be entitled to remove or permit the removal of such Part from the Aircraft, free from any claim to title on the part of Lessor, if at the time of such removal (i) either (A) such Part when so removed is replaced by the original Part, which complies with the terms of this Agreement, and title to the original Part is vested in Lessor or (B) such Part is in addition to and not in replacement of or substitution for any Part previously installed on or attached to the Aircraft, (ii) such Part is not required to be installed on or attached or added to the Aircraft to comply with any other provision of this Agreement, (iii) such Part can be removed from the Aircraft without diminishing or impairing the marketability, overall value, utility or airworthiness of the Aircraft and the Aircraft is restored to the condition it was in immediately prior to the installation of such Part and (iv) no Event of Default shall have occurred and be continuing.
ARTICLE 11
REMOVAL AND MODIFICATIONS

ARTICLE 12. MANUFACTURERS’ WARRANTIES
     Provided no Event of Default has occurred and is continuing hereunder, Lessor agrees to assign or otherwise make available to Lessee for the Lease Period at the expense of Lessee such rights as Lessor may have under any warranty, express or implied, with respect to the Aircraft made by the Manufacturer, any subcontractor or supplier thereof, or any other seller thereof, any manufacturer of any Engine, Propeller or Part, or any person undertaking maintenance, repairs or modifications in respect of the Aircraft, to the extent that the same may be assigned or otherwise made available to Lessee and without warranty by Lessor as to the enforceability of any of the rights so assigned. To the extent that the same may not be assigned or otherwise made available to Lessee, Lessor agrees, provided that no Event of Default has occurred and is continuing, and at Lessee’s request and expense, to enforce such rights as Lessor may have with respect thereto for the benefit of Lessee. During the continuation of any Event of Default and only for so long as such Event of Default is continuing, all such rights shall immediately revert to Lessor including all claims thereunder whether or not perfected. Where Lessee decides not to pursue any material warranty claim, Lessee will immediately notify Lessor of such claim and of its intention not to pursue it. Lessor in such a case may direct Lessee to pursue such claim, and Lessee will pursue such claim in good faith on behalf of itself and Lessor. Lessee agrees that it will not do anything to materially adversely interfere with or diminish any warranty with respect to the Aircraft.
ARTICLE 12
MANUFACTURERS’ WARRANTIES

ARTICLE 13. INSURANCES
13.1. Obligation to Insure. Lessee shall, at its own cost and expense, maintain in full force and effect until expiration or earlier termination of the Lease Period, the following insurances with respect to the Aircraft through Lessee’s independent aviation insurance broker, Marsh, Inc., or any other reputable broker selected by Lessee, with insurers or reinsurers of recognized reputation and responsibility in the worldwide aviation marketplace, or the United States Government through the Federal Aviation Administration in the case of war risks insurance:
(a)	Hull All Risks Insurance (ground, flight and taxi exposures) covering loss or damage to the Aircraft for the Stipulated Loss Value amount (as set forth in Exhibit A hereto) (the “Stipulated Loss Value”) with the deductible in respect of such insurance not exceeding Fifty Thousand United States Dollars (US$50,000) for each and every loss;

(b)	Property “All Risks” Insurance (while in transit) covering Engines and Parts when not installed on the Aircraft and held as a spare against all risks of loss or damage (including to the fullest extent available, war and allied perils and engine test and running risks) on an agreed value basis for full replacement cost, with the deductible in respect of such insurance not exceeding Ten Thousand United States Dollars (US$10,000) (Engine Running and testing subject to the Hull Insurance Deductible) for each and every loss;

(c)	Hull War and Allied Perils Insurance (including, but not limited to, political/nonpolitical hijacking, acts of persons, whether or not agents of terrorism, confiscation, except by government of registry, appropriation or expropriation, nationalization or seizure including by the State of Registration) against those perils excluded by War, Hijacking and Other Perils Exclusion Clause AVN48B or any modification or substitution thereof for the time being in force covering the Aircraft for the Stipulated Loss Value; and

(d)	Aircraft Third Party, Passenger, Passenger Baggage, Cargo, Mail, contractual liability, products liability, and Airline General Third Party Legal Liability for a combined single limit (bodily injury/property damage) of not less than Three Hundred Million United States Dollars (US$300,000,000) (or such higher amount as may from time to time be required by an applicable authority in any jurisdiction in which the Aircraft is flown) for each occurrence. Such insurance shall include war and allied risks in accordance with standard market practice (at a minimum the “Extended Coverage Endorsement AVN52D”) including government assistance and excess liability insurances commercially available to or meet the limit required herein.
13.2. Requirements for All Insurances. All insurances to be maintained by Lessee in accordance with the requirements of Section 13.1 shall:
(a)	reflect prudent practices in the U.S. aviation insurance market for air carriers operating the same type of aircraft as the Aircraft on similar routes;
ARTICLE 13
INSURANCES

(b)	provide that the coverage for each Additional Insured shall not be invalidated by any act or omission (including misrepresentation and non-disclosure) of any other Insured which results in a breach of any term, condition or warranty of the policy provided that the Additional Insured so protected has not have caused, contributed to or knowingly condoned said act or omission;

(c)	provide that the coverage for each Additional Insured is provided for such solely in its capacity as Mortgagee, Lender, Lessor, under the Operative Documents, as the case may be, and not in any other capacity, and that any knowledge that any Additional Insured may have, or acquire, or actions that it may take or fail to take in any other capacity (pursuant to any other contract or otherwise) shall not invalidate the coverage afforded by this Article 13;

(d)	provide that the Additional Insureds shall have no responsibility for premiums, assessments, warranties or representations and the insurers shall waive any rights of set-off or counterclaim against the Additional Insureds;

(e)	provide that the insurer waives any rights of subrogation against Lessor and any other Additional Insured;

(f)	provide that upon payment of any loss or claim to or on behalf of any Additional Insured, the insurers shall to the extent and in respect of such payment thereupon be subrogated to all legal and equitable rights of the Additional Insured(s), indemnified hereby (but not against any Additional Insured), insurers shall not exercise such rights without the consent of those indemnified, such consent not to be unreasonably withheld and that at the expense of the insurers, such Additional Insured(s) shall do all things reasonably necessary to assist the insurers to exercise said rights;

(g)	provide that the coverage required hereunder may only be cancelled or materially altered in manner adverse to the Additional Insureds by the insurers giving the Additional Insureds not less than thirty (30) days’ prior written notice of such cancellation or alteration (except that with respect to war and allied perils coverage, such period of notice shall be seven (7) days or such period as may be customarily available in the United States market for such insurance and except that with respect to non-payment of premium, such period of notice shall be ten (10) days; any such notice period shall be deemed to commence from the date such notice is mailed to each of Lessor and any Lender; provided, however, such notice need not be given at normal expiry date of the policy or any endorsement;

(h)	provide for worldwide coverage or include, at a minimum, the geographic limits, if any, of all territories over which the Aircraft will be operated;

(i)	provide that all claims shall be paid in United States Dollars;

(j)	specifically reference this Agreement to the extent of the terms, limits, conditions and exclusions of such policies; and
ARTICLE 13
INSURANCES

(k)	with respect to Section 13.1(d) hereof, provide that the insurance shall be primary and without right of contribution from any other insurance which may be available to the Additional Insureds.
13.3. Requirements For Hull Insurances. The insurances described in Sections 13.1(a), (b) and (c) shall, in addition to the provisions described in Section 13.2, (i) identify Lessor and Lender as sole loss payees and (ii) provide that in the event of separate insurances being arranged to cover Hull All Risks and Hull War and Allied Perils, the insurers subscribing to such insurances agree to a 50/50 claims funding arrangement in the event of any dispute as to which insurance is applicable.
13.4. Requirements for Liability Insurances. The insurance described in Section 13.1(d) shall, in addition to the provisions stipulated in Section 13.2, (i) provide coverage for each Additional Insured and each such policy name such as an additional insured except that no Additional Insured shall be provided coverage with respect to any claim arising out of its legal liability as a manufacturer, repairer or servicing agent of the Aircraft, (ii) not be subject to any deductibles except with respect to baggage, Wheelchairs, cargo liability and hangarkeepers liability coverage for which there may not be a deductible in an amount exceeding Ten Thousand United States Dollars (US$10,000) or such higher amount as may be approved by Lessor in writing from time to time and (iii) operate in all respects as if a separate policy had been issued covering each Additional Insured, provided that the total liability of the insurers in respect of any and all Additional Insureds need not exceed the limit of liability required hereunder.
13.5. Information. Lessee and its insurance underwriters or brokers shall advise Lessor in writing promptly of any default in the payment of premium. On or before the Delivery Date, prior to each renewal of the insurances, upon each transfer of the Aircraft or assignment of rights hereunder as permitted by Section 19.2 of this Agreement, and when required by Lessor, furnish or cause to be furnished, a certificate of insurance and a broker’s letter of undertaking that (i) evidence to the satisfaction of Lessor that the insurances required hereunder, except with respect to war risks insurance, where certificates will be provided by the United States Government through the Federal Aviation Administration are and will continue in full force for such period as shall then be stipulated, (ii) specify the insurers with whom the insurances are carried and (iii) contain such other certifications and undertakings as are customarily provided to owners, lessors and mortgagees.
13.6. Additional Insurance. Lessor may require Lessee, at no cost to Lessor or any Lender to effect such other insurance, or such variations to the terms of the existing insurance as Lessor may reasonably require having regard to the insurance coverages carried by air carriers operating aircraft of the same type as the Aircraft, to best industry practices current in the aviation insurance market and in accordance with all legal requirements imposed by the laws of the country of registration or of any country to, from or over which the Aircraft shall be flown. Lessor or Lessee, at its option and at its sole expense, may obtain insurance with respect to the Aircraft provided no such insurance shall have the effect of suspending, impairing, defeating, invalidating or rendering unenforceable or reducing, in whole or in part, the coverage of or the proceeds payable under any insurance required to be provided and maintained by Lessee pursuant to this Article 13. Lessee shall have no right to any proceeds of any insurance policies
ARTICLE 13
INSURANCES

maintained by Lessor or any Lender, and Lessor shall have no right to any proceeds of any insurance policies maintained by Lessee beyond that required by this Article 13.
13.7. No Liens. Lessee shall not create or permit to exist any Lien over the insurances required by this Agreement, or its interest therein, save as constituted by this Agreement and the Operative Documents.
13.8. Failure to Insure. If at any time Lessee fails to maintain in full force and effect insurances in compliance with any provision of this Article 13, Lessor shall be entitled but not bound (without prejudice to any other rights that it may have or acquire under this Agreement by reason of such failure) (i) to pay any premiums due or to effect or maintain insurances satisfactory to Lessor or otherwise remedy such failure in such manner as Lessor considers appropriate, and Lessee shall immediately reimburse Lessor in full for any amount so expended by Lessor and/or (ii) at any time while such failure is continuing, to require the Aircraft to remain at any airport, or to proceed to and remain at any airport designated by Lessor or any Lender, until such failure is remedied. Lessor is not under any duty or obligation to Lessee to verify the existence or adequacy of the insurances required hereunder.
13.9. Settlement of Claims. Lessee will not settle or agree to any settlement of any claims arising under any of the insurances referred to in Section 13.1 or agree to any payment in connection therewith without the prior written consent of Lessor; provided, however, for so long as no Event of Default shall have occurred and be continuing, Lessee may so settle or agree to settle claims in an amount in any currency less than [*] United States Dollars (US$[*]). The proceeds of insurances in respect of a Total Loss shall be paid to Lessor or its designee up to the stipulated loss value, and any proceeds in excess of the stipulated loss value shall be paid to the lessee. The proceeds of such insurances in respect of any loss other than a Total Loss shall be paid (i) to Lessee if no Event of Default shall have occurred and is continuing and such loss is [*] United States Dollars (US$[*]) or less, (ii) to such parties as may be necessary to repair the Aircraft if no Event of Default shall have occurred and is continuing and such loss is greater than [*] United States Dollars (US$[*]), and (iii) to Lessor or its designee if an Event of Default has occurred and is continuing. Upon completion of the repairs of any loss on which the insurers have paid insurance proceeds to Lessee, Lessee shall deliver to Lessor and any Lender or Mortgagee, an officer’s certificate certifying that such repairs to the Aircraft have been completed in accordance with the Manufacturer’s recommended procedures.
13.10. Assignment. If Lessor transfers the Aircraft or assigns its rights hereunder as permitted by Section 19.2, Lessee will, upon request, promptly procure that the transferee or assignee (including, without limitation, any Lender or Mortgagee) shall be added as a further named insured to any of the insurances referred to in this Agreement so as to enjoy the same rights and protection as Lessor, Lender or Mortgagee, as the case may be, may have from time to time under such insurances. In addition, if Lessor transfers the Aircraft or such rights and thereafter ceases to be Lessor (a “Transferor”), Lessee shall, at the request of such Transferor and at Lessee’s expense, effect and maintain for the benefit of such Transferor the insurance required by Section 13.1(d) for such period (not exceeding 2 years) as the Transferor may request and shall ensure that the Transferor shall be named as an additional insured thereunder.
ARTICLE 13
INSURANCES

13.11. Technical Records. For purposes of clarification, it is understood and agreed that Lessee shall not be required to provide insurance coverage related to the Technical Records, even though Technical Records is included in the definition of Aircraft provided in this Lease. Notwithstanding the foregoing, nothing in this Section 13.11 shall be deemed to in any way waive or otherwise limit Lessee’s obligation to replace the Technical Records in the event the same are lost, damaged or destroyed at any time during the Lease Period.
ARTICLE 13
INSURANCES

ARTICLE 14. LOSS, DAMAGE AND REQUISITION
14.1. Total Loss of Aircraft or Airframe. Upon a Total Loss of the Aircraft or the Airframe occurs prior to Delivery, this Agreement will immediately terminate and except as expressly stated herein, neither party shall have any further obligation or liability under this Agreement. If a Total Loss of the Aircraft or Airframe occurs during the Lease Period, Lessee shall give Lessor prompt notice thereof (in any event within three (3) business days of the occurrence thereof) and Lessee’s obligations hereunder (including the payment of Basic Rent) other than obligations relating to maintenance of the Aircraft shall, subject to the terms hereof, continue and Lessor and Lessee shall proceed diligently and cooperate fully with each other in the recovery of the Total Loss Proceeds.
14.2. Termination Payment. On the date which is the earlier of the date on which the Total Loss Proceeds in respect of the Aircraft or the Airframe are received by Lessee, Lessor or any Lender and 90 days after the Total Loss Date, Lessee shall pay to Lessor the aggregate of the Stipulated Loss Value, all accrued and unpaid Basic Rent, and all other amounts owed by Lessee to Lessor, (other than those already mentioned in this sentence) under the Lessee’s Documents. Upon compliance with the foregoing, Lessee’s obligation to pay Basic Rent shall terminate (without prejudice to the continuing obligations of Lessee as to Supplemental Rent, indemnities and otherwise) and Lessor shall, at the request of Lessee and provided that no Event of Default shall have occurred and be continuing, transfer or procure, as the case may be, to Lessee, without recourse or warranty, all of Lessor’s right, title and interest, if any in and to the Aircraft free and clear of all Lessor’s Liens.
14.3. Other Loss or Damage. If the Aircraft or any part thereof suffers loss or damage not constituting a Total Loss of the Aircraft or the Airframe, all the obligations of Lessee under this Agreement shall continue in full force, and Lessee shall, at Lessee’s expense, promptly procure the repair or replacement of all damaged or lost Parts or Engines in accordance with Section 11.2 or Section 11.4.
14.4. Engine Total Loss. Upon a Total Loss of any Engine not installed on the Airframe, or a Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe (in either case, a “Destroyed Engine”), Lessee shall promptly, after becoming aware of the same (in any event within three (3) business days of the occurrence thereof), give written notice thereof to Lessor and Lessee shall replace the Destroyed Engine as soon as reasonably possible and in any event within the earlier of thirty (30) days after the Total Loss and the date of receipt of insurance proceeds in respect of such Total Loss by procuring that Lessor acquires (at no expense to Lessor) title to another engine (of the same model as the Destroyed Engine or an improved or advanced version) that shall be subject to this Agreement and any Security Documents, free of all Liens other than Permitted Liens and shall have a value and utility at least equal to the Destroyed Engine (assuming that such Destroyed Engine was in the condition and repair required to be maintained by the terms of this Agreement) and, subject to agreement otherwise by Lessor (which agreement shall not be unreasonably withheld), shall have accumulated no more Flight Hours or Cycles since its last shop visit or since new than were accumulated by the Destroyed Engine. Lessor shall be entitled to inspect such replacement engine, which shall include, at the option of Lessor and at Lessee’s expense, (A) a full video borescope inspection of the replacement engine and (B) a records inspection, and the results of
ARTICLE 14
LOSS, DAMAGE AND REQUISITION

each such inspection must be satisfactory to Lessor. Upon acceptance by Lessor, such replacement engine shall be deemed an “Engine,” as defined herein for all purposes hereunder. Lessee agrees to take such action and execute and deliver such documents, including, but not limited to a warranty bill of sale, a supplement hereto and legal opinions, as Lessor may reasonably request in order that any such replacement Engine shall be duly and properly titled in the name of Lessor and leased hereunder to the same extent as any Engine replaced thereby.
14.5. Surviving Engine(s) and Propeller(s). If a Total Loss of the Airframe occurs and any Engine or Engines (a “Surviving Engine”) or a Propeller or Propellers (a “Surviving Propeller”) shall not have become a Total Loss, Lessor shall, at the request of Lessee and provided that Lessee shall have paid all sums due pursuant to Section 14.2 and no Event of Default shall have occurred and be continuing, transfer or procure, as the case may be, to Lessee, without recourse or warranty, all of Lessor’s right, title and interest, if any, in and to such Surviving Engine or Surviving Propeller free and clear of all Lessor’s Liens.
14.6. Requisition. If there is a requisition for use of the Aircraft by any governmental or other competent authority, then, unless and until the Aircraft becomes a Total Loss following such requisition and Lessee shall have paid all sums due pursuant to Section 14.2, the leasing of the Aircraft to Lessee under this Agreement shall continue in full force and effect, and Lessee shall remain fully responsible for performance and observance of all its obligations under this Agreement, other than obligations (which shall not include reporting requirements and payment of Basic Rent) with which Lessee is unable to comply solely by virtue of such requisition. Provided there has been no Event of Default, all payments received by the Lessor from such governmental or other competent authority with respect to use or requisition of the Aircraft shall be paid over to, or retained by the Lessee.
14.7. No Abatement. Except as expressly set forth in Section 14.2, no Total Loss or partial loss of the Airframe or any Engine or Part shall result in any reduction or abatement of any Basic Rent or Supplemental Rent.
ARTICLE 14
LOSS, DAMAGE AND REQUISITION

ARTICLE 15. DEFAULT
15.1. Classes of Events. Each of the following shall constitute an Event of Default:
(a)	Lessee fails to pay any (i) Basic Rent when due and such failure shall continue for three (3) Business Days thereafter, or (ii) Supplemental Rent and such failure shall continue for five (5) Business Days thereafter; or

(b)	any of the insurance coverages required by this Agreement are not at any time in full force and effect; or

(c)	the Aircraft is operated at a time or in a place when or where insurance coverages required by this Agreement shall not be in effect; or

(d)	the Aircraft shall not at any time be maintained in an airworthy condition or Lessee shall fail to maintain current and valid the certification and other required documentation relating to such airworthiness; or

(e)	the registration of the Aircraft is cancelled other than as a direct result of an act or omission of Lessor or any Lender; or

(f)	Lessee and/or Guarantor fails to observe or perform any of its material obligations (other than the obligations mentioned in paragraphs (a), (b), (c), (d) or (e) above) under Lessee’s Documents or under any undertaking or arrangement entered into in connection herewith or therewith and such failure, if capable of being remedied, is not remedied to Lessor’s reasonable satisfaction within ten (10) Business Days after written notice from Lessor requiring such remedy; provided always that, for the avoidance of doubt, the grace periods referred to in this paragraph (f) shall not permit operation of the Aircraft otherwise than in accordance with all applicable laws; or

(g)	any representation, warranty or statement made by Lessee and/or Guarantor in connection with this Agreement, any of the Lessee’s Documents or in any certificate, written statement or notice provided by Lessee and/or Guarantor under or in connection with this Agreement or any of the Lessee’s Documents is or proves to have been incorrect in any material respect and, if the effects and consequences of the incorrect representation, warranty or statement are capable of cure, Lessee and/or Guarantor fails to cure such effects and consequences to Lessor’s satisfaction within ten (10) days after written notice from Lessor requiring such cure; or

(h)	Lessee shall challenge the existence, validity, enforceability or priority of the rights of Lessor or Mortgagee in respect of the Aircraft or the insurances; or

(i)	any person claiming through Lessee (other than Lessee) shall challenge the existence, validity, enforceability or priority of the rights of Lessor or Mortgagee in respect of the Aircraft or the insurances, and such person fails to cease making such claims and challenges to Lessor’s reasonable satisfaction within ten (10)
ARTICLE 15
DEFAULT

days following Lessee’s receipt of written notice from Lessor requiring such cure; or

(j)	this Agreement or any Lessee’s Document or any provision thereof shall cease to be in full force or effect, or Lessee or any person acting by or on behalf of Lessee shall deny or disaffirm Lessee’s obligations under this Agreement or any Lessee’s Document except in the case of a partial invalidity, illegality or unenforceability if that partial invalidity, illegality or unenforceability does not materially adversely affect the interests of Lessor or Lessee’s ability to perform its obligations under Lessee’s Document; or

(k)	any consent, authorization, license or approval of, or registration with or declaration to any government entity required by Lessee to authorize, or required by Lessee in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or any other Lessee’s Document or the performance by Lessee of its obligations hereunder or thereunder is modified in a manner unacceptable to Lessor or is withheld, or is revoked, suspended, cancelled, withdrawn or terminated or expires and is not renewed, or otherwise ceases to be in full force and effect and Lessor determines that such modification, withholding revocation, suspension, cancellation, withdrawal, termination or non-renewal or cessation may significantly prejudice its rights under or in connection with this Agreement, may have a material adverse effect on Lessee’s ability to perform its obligations hereunder or jeopardize the respective interests of Lessor or any Lender in the Aircraft or may give rise to criminal liability of Lessor; or

(1)	Lessee voluntarily suspends or threatens to suspend (and in connection with such threat to suspend also threatens to suspend lease or rental payments to all aircraft lessors or parties holding mortgages on aircraft operated by Lessee), substantially all of its airline operations or the rights or privileges required for the conduct of the business and operations of Lessee are revoked, cancelled or otherwise terminated or the free and continued use and exercise thereof curtailed or prevented, and as a result of any of the foregoing the preponderant business activity of Lessee shall cease to be that of a commercial airline; or

(m)	Lessee disposes or takes any action to dispose of all or a material part of its assets, whether by one or a series of transactions, related or not, and such disposal or action will have a material adverse effect on its ability to perform its obligations under this Agreement or any other Lessee’s Document; or

(n)	any governmental authority shall have condemned, seized or appropriated all or substantially all of the property of Lessee; or

(o)	an encumbrancer takes possession of, or a trustee, administrator, administrative receiver, receiver or similar officer is appointed in respect of, all or any material part of the business or assets of Lessee, or distress or any form of execution is levied or enforced upon or sued out against any such business or assets and is not discharged within 30 days of being levied, enforced, or sued out; or
ARTICLE 15
DEFAULT

(p)	(i) Lessee shall commence any case, proceeding or other action (A) under any existing or future law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its assets, or Lessee shall make a general assignment for the benefit of its creditors, (ii) there shall be commenced against Lessee any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 30 days, (iii) there shall be commenced against Lessee any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof, (iv) Lessee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above or (v) Lessee shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(q)	any event occurs, circumstance arises or proceeding is taken with respect to Lessee in any jurisdiction to which Lessee is subject that has an effect equivalent or similar to any of the events mentioned in Sections 15.1(o) or (p); or

(r)	Lessee shall (i) default in any payment of any indebtedness having an aggregate outstanding amount of more than Five Hundred Thousand United States Dollars (US$500,000) (or the equivalent thereof) beyond the period of grace (not to exceed 30 days) if any, provided in the instrument or agreement under which such indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such indebtedness to become due prior to its stated maturity or any such indebtedness of Lessee shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

(s)	a final judgment, or in the aggregate, judgments, for the payment of money in excess of Five Hundred Thousand United States Dollars (US$500,000) (or the equivalent thereof) not covered by insurance shall be rendered against Lessee and the same shall remain undischarged, unvacated, unbonded or unstayed by appeal or otherwise for a period of at least thirty (30) days from the date of its entry; or
ARTICLE 15
DEFAULT

(t)	an “Event of Default”, as defined therein, shall have occurred under any Related Lease and shall not have otherwise been cured in accordance with the terms of such Related Lease.
15.2. Lessor’s Rights. Upon the occurrence of an Event of Default or at any time thereafter for so long as such Event of Default is continuing, Lessor shall be entitled (without prejudice to any of its other rights hereunder) by notice in writing to Lessee to treat such event as a repudiation by Lessee of its obligations under this Agreement. If an Event of Default occurs prior to Delivery, Lessor shall not be obliged to lease the Aircraft to Lessee. If an Event of Default occurs after Delivery and is continuing, Lessor may (i) proceed by appropriate court action to enforce performance by Lessee of the applicable covenants and provisions of this Agreement or to recover damages for the breach thereof and/or (ii) terminate the leasing of the Aircraft under this Agreement and direct Lessee to redeliver the Aircraft to such location as Lessor may specify or to ensure that the Aircraft remains at the airport where the Aircraft is then located without further use by Lessee and Lessor may retake possession of the Aircraft (whether or not such notice has been given) for which purpose Lessor by its employees or agents may enter upon Lessee’s premises where the Aircraft or any part thereof is located or believed to be located and shall have all powers necessary to repossess the Aircraft. Termination and/or repossession shall not relieve Lessee from its obligations under this Agreement that are then unsatisfied and that may thereafter be due for the remaining Scheduled Lease Period. Following termination, Lessor or Lender shall be free to lease, sell or otherwise dispose of the Aircraft as it may in its absolute discretion think fit. Except as otherwise expressly provided, no remedy or payment referred to in this Section 15.2 or in Article 16 below, is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or therein or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use the Aircraft or any Engine which may otherwise limit or modify any of Lessor’s rights or remedies hereunder. LESSEE HEREBY APPOINTS LESSOR AS LESSEE’S IRREVOCABLE AGENT AND ATTORNEY-IN-FACT TO EXECUTE ALL DOCUMENTS DEEMED NECESSARY TO RELEASE, TERMINATE AND VOID LESSEE’S INTEREST IN THE AIRCRAFT LEASED HEREUNDER, TO DE-REGISTER AND EXPORT THE AIRCRAFT, AND TO FILE SAID DOCUMENTS FOR RECORDATION WITH THE AVIATION AUTHORITY AND ANY OTHER APPROPRIATE AGENCY; PROVIDED THAT LESSOR WILL NOT USE THIS AGENCY UNLESS AN EVENT OF DEFAULT HAS OCCURRED.
ARTICLE 15
DEFAULT

ARTICLE 16. PAYMENTS ON EVENT OF DEFAULT
16.1. Payments. Upon the occurrence of an Event of Default and at any time thereafter, Lessor has the right to recover from Lessee all of the following which arise out of such Event of Default:
(a)	all amounts which are then due and unpaid hereunder and which become due prior to the earlier of Lessor’s recovery of possession of the Aircraft or Lessee making an effective tender thereof;

(b)	any loss of profit (calculated on an After-Tax Basis to the extent permitted by this Agreement) suffered by Lessor because of Lessor’s inability to place the Aircraft on lease with another lessee for all such time periods as the Aircraft is off lease and any additional time periods (whether or not the Aircraft has been leased to a new lessee) required to place the Aircraft in the condition required for return, or on terms as favorable to Lessor as this Agreement, or because whatever use, if any, to which Lessor is able to put the Aircraft upon its return to Lessor, or the funds arising upon a sale or other disposal of the Aircraft, is not as profitable (calculated on an After-Tax Basis to the extent permitted by this Agreement), to Lessor as this Agreement;

(c)	all costs associated with Lessor’s exercise of its remedies hereunder, including but not limited to, repossession costs, legal fees, storage costs, remarketing fees and expenses and re-lease or sale costs;

(d)	the cost, whether incurred or not, of putting the Aircraft into the condition described in Article 17;

(e)	any amount of principal, interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any unpaid amount owed by Lessee hereunder;

(f)	any other losses, damage, expense, cost or liability which Lessor suffers or incurs as a result of an Event of Default and/or termination of this Agreement, including an amount sufficient to fully compensate Lessor for any loss or damage to Lessor’s residual interest in the Aircraft caused by an Event of Default hereunder.
16.2. Further Notices. Lessor shall be entitled, following the issuance of a notice under Section 16.1, to issue further notices thereafter in respect of any amounts referred to in Section 16.1 that shall not have been incurred and/or quantified at the date of any previous notice.
ARTICLE 16
PAYMENTS ON EVENT OF DEFAULT

ARTICLE 17. REDELIVERY
17.1. Redelivery. On the Expiry Date (other than following a Total Loss) Lessee shall, at its own expense, redeliver the Aircraft including the Technical Records to Lessor at the Redelivery Location. Lessee agrees to permit Lessor or Lessor’s agent, within thirty (30) days prior to the redelivery of the Aircraft, full access to the Technical Records at the Redelivery Location for the purpose of inspection, audit, and verification of the accuracy and completeness of the Technical Records.
17.2. Condition of Aircraft. The Aircraft shall, upon redelivery to Lessor hereunder, be in the condition as set forth in this Article 17 and Exhibit D hereto.
17.3. Inspection; Corrections; Additional Work. At least five (5) days prior to the Expiry Date (other than following a Total Loss), Lessee, at its own expense, shall make the Aircraft available to Lessor’s representatives for inspection (“Final Inspection”) in order to verify that the condition of the Aircraft complies with the provisions of this Agreement. Lessee shall provide to Lessor during any such inspections (at no expense to Lessor) adequate work space with access to a copy machine, telephone and fax machine (long distance charges to be borne by Lessor). The period allowed for the Final Inspection shall have such duration as to permit the conduct by Lessor, at Lessee’s expense, of the following:
(a)	a first stage compressor inspection of each installed Engine shall have been performed by Lessor and Lesee or a third party prior to the Delivery Date;

(b)	inspection of the Aircraft and Parts during which inspection Lessor may request Lessee to open any inspection doors and panels normally opened in the course of any maintenance or work then being performed on the Aircraft and may request Lessee to open any other doors or panels if Lessor, acting in good faith, can show reasonable grounds (based solely on the physical appearance or condition of the Aircraft and/or information contained in the Technical Records) for believing that such opening will result in corrosion and/or damage being revealed;

(c)	a test flight in accordance with Manufacturer’s test flight procedures (the “Test Flight”). Such Test Flight shall not exceed two (2) hours in duration. Lessor shall, at Lessor’s sole cost and expense, be permitted to have up to two (2) observers on board the Aircraft during such Test Flight.
Lessee will, at Lessee’s expense, correct all discrepancies found during any such inspection or Test Flight determined not to have been in compliance with the Maintenance Program, the guidelines of the Manufacturer or the requirements of this Agreement. If any inspection items exceed manufacturer’s published limits for Engine, and/or if any inspection shows evidence of foreign object damage, then Lessee shall repair such damage in accordance with the Pratt & Whitney maintenance repair manual of if foreign object damage is beyond repairable limits, the part will be replaced with a serviceable unit at the Lessor’s expense, prior to Delivery, correct or cause to correct such conditions to meet normal tolerances. In addition, upon the request of Lessor and subject to the agreement of Lessee, at the time of the Final Inspection, Lessee will, subject further to reasonable scheduling requirements, perform or cause to be performed
ARTICLE 17
REDELIVERY

additional work on the Aircraft; provided that Lessor will pay the reasonable incremental cost of such additional work and if the work is to be performed by Lessee or an Affiliate of Lessee, such cost shall not include any profit margin or overhead allocation.
17.4. Compliance after Lease Period. If the time required by Lessee to complete compliance with any of the provisions of this Article 17 shall extend beyond the Scheduled Termination Date, the provisions of this Agreement, including without limitation all of Lessee’s obligations set forth herein, shall, at the option of Lessor, continue on a daily basis until full compliance by Lessee with all of such provisions. In such case, Lessee shall (without relieving Lessee of any liability for damages of any kind suffered by Lessor by reason of such delay) pay to Lessor upon demand the daily Post Expiry Basic Rent (as defined below) for each day from and including the Scheduled Termination Date to and including the date of full compliance by Lessee with all such provisions; provided that if the performance of any additional work requested by Lessor pursuant to Section 17.3 delays the redelivery of the Aircraft beyond the date the Aircraft would have been returned but for the performance of such additional work, Lessee shall not be required to pay the Post Expiry Basic Rent during the period of such delay. For the purposes of this Section 17.4, the daily “Post Expiry Basic Rent” shall be an amount equal to the Basic Rent payable during the month immediately prior to the Scheduled Termination Date divided by 20. Notwithstanding any continuation of Lessee’s obligations under this Agreement, (a) Lessee shall only be entitled to possession of the Aircraft after the Scheduled Termination Date (i) if Lessor so elects and (ii) for the sole purpose of promptly carrying out the work necessary to ensure redelivery in accordance with the provisions hereof and (b) Lessee shall not be entitled to use the Aircraft in flight operations during such period of continuation. In the event Lessor elects to take possession of the Aircraft as provided in the immediately preceding sentence, without prejudice to any rights Lessor may have under any other provision of this Agreement, Post Expiry Basic Rent will cease to accrue.
17.5. Deregistration and Export. At such time as Lessee is obligated to redeliver the Aircraft to Lessor pursuant to this Agreement, Lessee shall, at Lessor’s expense (provided that Lessee shall be responsible for all expenses incurred in connection with a deregistration that relates to a Lien (not including a Lessor’s Lien) caused by Lessee, and upon the request of Lessor:
(a)	promptly take all such steps (not including procuring the discharge of any Lessor’s Liens) as may be necessary to cancel the existing registration of the Aircraft (subject to Lessor giving, or procuring that any Mortgagee gives, such notices and/or required consents to the cancellation of such registration) and obtain and deliver to Lessor all certificates relating to the Aircraft required by applicable law on any transfer of or alteration to the registration thereof;

(b)	provide to Lessor all assistance as Lessor may reasonably request so as to enable Lessor to obtain any documents (including, without limitation, any export certificate of airworthiness) required by applicable law in relation to the export of the Aircraft from the State of Registration or such other country in which the Aircraft is for the time being located and shall re-assign or otherwise confirm to Lessor the benefit of any indemnities or warranties available to Lessee from the Manufacturer or any other supplier or manufacturer of the Engines or any Part; and
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REDELIVERY

(c)	provide to Lessor such assistance with respect to information and documentation as Lessor may reasonably require so as to enable the Aircraft to be registered and certified as to airworthiness under any applicable laws and/or regulations of any country other than the State of Registration; provided that Lessor shall reimburse Lessee for its reasonable out-of-pocket expenses incurred in providing such assistance.
17.6. Ferry Flight. Upon completion of the inspection, any corrections provided for in Section 17.3 and the written request of Lessor, Lessee will, provided it can do so under applicable law, fly the Aircraft to such location as Lessor shall request (the “Ferry Flight”). Lessor will pay all costs and expenses of the Ferry Flight to the extent they exceed the costs and expenses which would have been incurred in redelivering the Aircraft to the Redelivery Location.
ARTICLE 17
REDELIVERY

ARTICLE 18. INDEMNITIES
18.1. General Indemnities. Except as provided in Section 18.2 below, Lessee hereby agrees at all times to indemnify, protect, defend and hold harmless each Indemnitee from and against all and any liabilities, losses, claims, proceedings, damages, penalties, fines, fees, costs and expenses whatsoever (any of the foregoing being referred to as a “Claim”) that any of them at any time suffers or incurs:
(a)	arising directly or indirectly out of or in any way connected with the, manufacture, possession, registration, performance, transportation, management, control, use or operation, design, condition, testing, delivery, leasing, maintenance, repair, service, modification, overhaul, replacement, removal or redelivery of the Aircraft (either in the air or on the ground) or any part of the Aircraft or Technical Records, by Lessee or any other person, whether or not such liabilities, losses, claims, proceedings, damages, penalties, fines, fees, costs and expenses may be attributable to any defect in the Aircraft or any part thereof or the Technical Records or to the design, testing or use thereof or to any maintenance, service, repair, overhaul, or to any other reason whatsoever (whether similar to any of the foregoing or not), and regardless of when the same shall arise or whether they arise out of or are attributable to any act or omission of any Indemnitee;

(b)	arising as a result of any design, article or material in the Aircraft or any part thereof or the operation or use thereof constituting or being alleged to constitute an infringement of any patent, copyright, design or other proprietary right;

(c)	in relation to preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft, or in securing the release of the Aircraft other than from any Lessor’s Lien; or

(d)	directly or indirectly out of any breach by Lessee of any of its obligations hereunder or under any of the Lessee’s Documents to which it is a party or the falsity or inaccuracy of any representation or warranty of Lessee thereunder.
Without prejudice to the obligation of Lessee to indemnify pursuant to this Section 18.1 and provided that no Event of Default has occurred and is continuing, Lessee shall have the right to investigate and, in its discretion, to defend or compromise (other than with respect to a compromise of a non-monetary Claim, the compromise of which may adversely affect the Indemnitee), any claim involving solely one or more Claims for which indemnification is sought under this Section 18.1 and each Indemnitee shall cooperate at Lessee’s cost with all reasonable requests of Lessee in connection therewith; provided that such proceedings do not involve any material risk of loss or forfeiture of title to the Aircraft (unless Lessee shall have posted a bond or other security satisfactory to Lessor in respect of such risk) or any material risk of any civil or criminal penalty being assessed against any Indemnitee. Where Lessee or its insurers undertake the defense of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with such defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of Lessee or such insurers; provided, that if in
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INDEMNITIES

the reasonable judgment of such Indemnitee an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel, the reasonable fees and expenses of such separate counsel shall be borne by Lessee. Subject to the requirements of any policy of insurance, any Indemnitee may participate at its own expense in any judicial proceeding controlled by Lessee pursuant to the preceding provisions; provided, that such Indemnitee’s participation does not, in the opinion of the independent counsel appointed by Lessee or its insurers to conduct such proceedings, interfere with such control (except in the case specified in the proviso to the immediately preceding sentence); and such participation shall not constitute a waiver of the indemnification provided in this Section 18.1. Nothing in this Section 18.1 shall be deemed to require an Indemnitee to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto. To the extent of any payment of any Claim pursuant to this Section 18.1, Lessee, without any further action, shall be subrogated to any claims an Indemnitee may have relating thereto. The Indemnitees agree to give such further assurances or agreements and to cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee. If Lessee shall have paid an amount to an Indemnitee pursuant to this Section 18.1, and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other person, such Indemnitee shall promptly pay to Lessee the amount of such reimbursement, including any interest received with respect thereto.
18.2. Exclusions to General Indemnities. The following are excluded from Lessee’s agreement to indemnify any particular Indemnitee under Section 18.1:
(a)	any Claim attributable to an act, matter, circumstance or thing done, arising or occurring after the date on which Lessee shall have redelivered the Aircraft to Lessor in accordance with this Agreement and shall have complied with all of its obligations under this Agreement and the Lessee’s Documents (such date, the “Compliance Date”), but only to the extent not attributable to acts or omissions of Lessee or to circumstances, acts, omissions or events occurring on or before the Compliance Date;

(b)	any Claim caused by the willful misconduct or gross negligence of such Indemnitee;

(c)	any Claim which is a Tax or a loss of a Tax benefit, which Claim shall be governed by other relevant Sections of this Article 18; and

(d)	any Claim which is the result of any material representation or warranty made by Lessor in Section 2.2 hereof being incorrect.
18.3. Notice of Claim. An Indemnitee shall promptly after obtaining actual knowledge thereof notify Lessee of any Claim as to which indemnification is sought; provided that a failure to so notify will not diminish or relieve Lessee of any obligations thereunder, unless such failure materially adversely affects Lessee’s defense of such Claim resulting in an increase in liability of Lessee in respect of such Claim or in preventing it from reducing liability therefor, in which case Lessee shall not be required to indemnify such Indemnitee for the amount by which such liability was increased or not reduced.
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INDEMNITIES

18.4. Indemnities — Event of Default. Lessee shall fully indemnify each Indemnitee against any loss, damage, expense or liability that such Indemnitee may sustain or incur as a consequence of any default in payment hereunder by Lessee or the occurrence of any Event of Default including, without limitation, all expenses (including legal and other out-of-pocket expenses) incurred by each Indemnitee in connection with the preservation or enforcement or the attempted preservation or enforcement of any of its rights against Lessee under this Agreement or any of the other Lessee’s Documents, any amounts of principal, interest, fees or other sums whatsoever paid or payable on account of any funds borrowed in order to carry any unpaid amount and any loss, premium, penalty or expense that may be incurred in liquidating or employing funds acquired to purchase or finance the Aircraft and to maintain or fund such amounts (or any part thereof) or any other amount due or to become due under this Agreement.
18.5. Withholding. Lessee agrees that all payments by Lessee (or by any other person on behalf and for the account of Lessee) pursuant to this Lease or any other Lessee’s Document shall be paid without any deduction or withholding on account of any Taxes, monetary fees, or other charges or withholdings of any nature, except to the extent that withholding is required by applicable law, and in the event any withholding from any such payment is required by any applicable law, Lessee shall:
(a)	unless such deduction or withholding is on account of an Excluded Tax described in Section 18.6, pay to the person entitled to receive such payment (the “Payee”) such additional amount as is required so that the Payee receives, after such withholding, the amount that the Payee would have received if such withholding had not been required;

(b)	pay the amount required to be withheld to the proper governmental authority or taxing authority in a timely and proper manner;

(c)	deliver to the Payee, within 30 days after the date on which such payment is paid, a withholding certificate which (i) is addressed to the Payee and executed by an officer of Lessee, (ii) states the amount of the payment, the applicable rate of withholding, and the amount withheld, (iii) identifies the Tax or other charge withheld and the law which requires such withholding, (iv) identifies the governmental authority or taxing authority to which the amount withheld has been paid, (v) states that the amount withheld has been properly paid to such governmental authority or taxing authority and (vi) includes as an attachment a certified copy of the receipt issued by the governmental authority or taxing authority to which the amount withheld was paid if such receipt is reasonably obtainable from such governmental authority or taxing authority; and

(d)	indemnify the Payee against any and all liabilities losses, costs and expenses incurred by the Payee as a result of any failure of Lessee to comply with the provisions of this Section 18.5.
18.6. General Tax Indemnity. Lessee shall pay, and shall indemnify each Indemnitee and hold each Indemnitee harmless from liability for, any and all taxes (including, without limitation, sales, use, business, gross or net income, personal property, license, documentation, transfer,
ARTICLE 18
INDEMNITIES

import, export, fuel, leasing, occupational, value added, excess profits, excise, gross or net receipts, franchise, stamp, environmental and other taxes), levies, imposts, withholdings, fees, assessments, duties and other charges of any nature, and any penalties, fines, additions to tax, interest or other charges thereon or calculated by reference thereto (regardless of how or when imposed or assessed, whether imposed on or assessed against any Indemnitee, Lessee, the Aircraft or any part thereof or any interest therein or any use thereof, or otherwise) which are imposed by any government or other taxing authority in any jurisdiction or by any international or multinational taxing or regulatory authority (“Taxes”), upon or with respect to, based upon or measured by, or arising or resulting from:
(a)	the Aircraft or any part thereof or any interest therein or any documents, information, data or other things delivered or to be delivered pursuant to the Lessee’s Documents, or

(b)	any of the transactions and activities contemplated in the Lessee’s Documents, including without limitation, the purchase, ownership, delivery, leasing, subleasing, registration, possession, use, operation, landing, take-off, storage, location, presence, maintenance, servicing, repair, overhaul, pooling, interchange, exchange, replacement, loss, return, sale or other disposition of, or any damage, addition or transfer of title to, the Aircraft or any part thereof or any interest therein, or

(c)	the payment, receipt or accrual of the Basic Rent, receipts, insurance proceeds, gains or earnings arising from any the Aircraft or any part thereof or any interest therein pursuant to the Lessee’s Documents (including, without limitation, the Basic Rent and earnings thereon), or

(d)	the execution, delivery, filing, registration, recording, presence, performance or enforcement of any of the Lessee’s Documents or any other documents executed from time to time pursuant to any of the Lessee’s Documents, any Tax for which Lessee is required to indemnify such Indemnitee pursuant to this Section 18.6 (an “Indemnified Tax”); provided, however, that Lessee shall have no obligation under this Section 18.6 to indemnify an Indemnitee for any of the following Taxes (“Excluded Taxes”):
(i)	any Tax which is imposed on or with respect to, based on or measured by the net or gross income, capital, net worth, franchise, or conduct of business of such Indemnitee (including, without limitation, any such Tax imposed on an item of Tax preference or any minimum Tax or alternative minimum Tax), except that (1) the exclusion in this clause (i) shall not apply to any non-foreign Tax that such Indemnitee would not have incurred but for the registration, use, operation, location or presence of the Aircraft or the Airframe, any Engine, any Propeller, the Landing Gear, or any Part in the jurisdiction imposing such Tax or the organization of Lessee under the laws of such jurisdiction, or any place of business, transaction or activity of Lessee or any Affiliate of Lessee or any other person (other than an Indemnitee) having the use, possession, control or
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INDEMNITIES

custody of the Aircraft or any part thereof (each a “Specified Person”) in such jurisdiction, or the payment of any amount by or on behalf of Lessee from such jurisdiction or any other connection between Lessee or any Specified Person and such jurisdiction, and (2) the exclusion in this clause (i) shall not apply to any Tax that is, or is in the nature of, a sales, use, rental, value added, stamp, documentary, transfer or property Tax;

(ii)	any Tax imposed on or with respect to any voluntary sale, transfer or other disposition by such Indemnitee of all or part of such Indemnitee’s interest in the Aircraft or any part thereof or this Agreement, except that the exclusion in this clause (ii) shall not apply to any sale, transfer or other disposition by such Indemnitee of all or part of its interest in the Aircraft or any part thereof or this Agreement that occurs (1) in connection with or as a result of (x) an exercise of remedies pursuant to this Agreement after the occurrence of an Event of Default, (y) a Total Loss of the Aircraft or any part thereof, or (z) any maintenance, repair, overhaul, pooling, interchange, exchange, removal, replacement, substitution, modification, improvement, or alteration of the Aircraft or any part thereof, or (2) at Lessee’s request, or (3) pursuant to a requirement in any Lessee’s Document;

(iii)	any Tax imposed on or with respect to any purchase or acquisition of the Aircraft; and

(iv)	any Tax to the extent that liability for such Tax arises out of or is caused by, and would not have been incurred but for, the gross negligence or willful misconduct of such Indemnitee or the breach of any representation, warranty or covenant of such Indemnitee in any Lessee’s Document.

(v)	any Tax arising from any event, or imposed with respect to any period, occurring (A) before the Delivery Date or (B) after the earliest date on which all of the events described in the following subclauses (1), (2), (3) and (4) shall have occurred:
(1)	the expiration or earlier termination of the Term, and

(2)	if Lessee is required to return the Aircraft to Lessor pursuant to the terms of this Agreement, the return by Lessee of the Aircraft to Lessor in accordance with the terms and provisions of Article 17 of this Lease and all other applicable provisions of the Lessee’s Documents, and

(3)	the payment in full of all amounts then due and payable by Lessee pursuant to the Lessee’s Documents, and

(4)	the due performance and observance by Lessee of all of the obligations, covenants and agreements of Lessee in the Lessee’s
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INDEMNITIES

Documents to the extent required to be performed or observed or complied with at or prior to the relevant time;
provided that the exclusion in this clause (v) shall not apply to any Tax that arises from or in connection with (x) an exercise of remedies after an Event of Default or (y) any payment by Lessee to or for the benefit of any Indemnitee pursuant to the Lessee’s Documents or (z) the performance by Lessee of any other obligation under the Lessee’s Documents;

(vi)	in the case of a transferee of Lessor’s interest in the Aircraft or any part thereof, Taxes to the extent that the aggregate amount of such Taxes exceeds the aggregate amount of the Taxes that would have been imposed on or payable by the transferor Lessor and for which Lessee would have been required to indemnify the transferor Lessor pursuant to this Article 18 (after giving effect to this clause (vi)), determined under applicable Laws in effect on the effective date of the transfer by the transferor Lessor to the transferee Lessor, provided that the exclusion in this clause (vi) shall not apply to a transferee that acquires its interest in the Aircraft pursuant to a transfer in connection with or as a result of an exercise of remedies in accordance with Articles 15 and 16 hereof after the occurrence of an Event of Default;

(vii)	any Tax to the extent that liability for such Tax is caused by, and would not have been incurred but for, a Lessor’s Lien;

(viii)	any United States federal income tax required by applicable law to be withheld by Lessee with respect to any payment of Basic Rent or Supplemental Rent pursuant to the Lessee’s Documents; and

(ix)	any Tax imposed on Lessor arising from a “prohibited transaction” caused by Lessor’s use of “assets” (as such terms are defined in the regulations under Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) of an “employee benefit plan” (as defined in Section 3(3) of ERISA) or of a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended) to make or maintain its investment in the Aircraft.
18.7. Tax Filings. Lessee shall prepare and file when due all reports, returns, declarations and other documents (each a “Tax Document”) that are required by applicable law to be filed with any government or other taxing authority with respect to each Indemnified Tax, except as otherwise provided in this Section 18.7:
(a)	Lessee shall give such Indemnitee notice of such requirement at least 30 Business Days before the date on which the filing of such Tax Document is due,

(b)	to the extent permitted by applicable law, Lessee shall complete, sign and file such Tax Document (other than (i) any Tax Document that an Indemnitee notifies Lessee in writing that such Indemnitee will complete, sign and file or (ii) any Tax
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INDEMNITIES

Document for which such Indemnitee does not furnish Lessee with information which (A) is in the possession or control of (or is reasonably obtainable, from a source other than Lessee or a Specified Person, by) such Indemnitee, (B) is not in the possession or control of (or reasonably obtainable, from a source other than an Indemnitee, by) Lessee, (C) is timely requested by Lessee in writing, and (D) is necessary to file such Tax Document) in a timely and proper manner and (if and to the extent appropriate in such Tax Document) in a manner that will show the ownership of the Aircraft in Lessor) and send a copy of such Tax Document to Lessor; and

(c)	to the extent that Lessee is not permitted by applicable law to sign and file such Tax Document or if such Indemnitee does not furnish Lessee with information which (1) is in the possession or control of (or is reasonably obtainable, from a source, other than Lessee or a Specified Person, by) such Indemnitee, (2) is not in the possession or control of (or reasonably obtainable, from a source other than an Indemnitee, by) Lessee, (3) is timely requested by Lessee in writing, (4) and is necessary to file such Tax Document, Lessee shall (i) to the extent Lessee has in its possession or control (or is reasonably able to obtain from a source other than an Indemnitee) the information necessary to do so, complete such Tax Document in a manner reasonably satisfactory to such Indemnitee, (ii) send such completed (or partially completed in accordance with clause (i), as the case may be) Tax Document to such Indemnitee at least 15 Business Days before the date on which such Tax Document is required to be filed, and (iii) pay to such Indemnitee the aggregate amount of Indemnified Taxes and other amounts required to be paid with respect to such Tax Document at least 5 Business Days before the date on which payment of such Taxes or other amounts are due (provided that if information necessary to compute the amount of any Indemnified Tax is not in the possession or control of Lessee and is not reasonably obtainable by Lessee from a source other than an Indemnitee and is not furnished by an Indemnitee to Lessee, Lessee shall pay such Indemnified Tax after receipt of written demand therefor from an Indemnitee in accordance with Section 18.19); and such Indemnitee shall sign and file such Tax Document.
Lessee shall indemnify each Indemnitee and hold each Indemnitee harmless from and against any liabilities, obligations, losses, damages, penalties, claims, actions, suits and costs arising out of any insufficiency, inaccuracy or error in any Tax Document filed by Lessee pursuant to this Section 18.7 or delivered by Lessee to an Indemnitee pursuant to clause 18.7(b) above (in each case, other than any insufficiency, inaccuracy or error which is caused by, and would not have occurred but for (i) such Indemnitee’s failure to furnish to Lessee information which (A) is within the possession or control of (or reasonably obtainable, from a source other than Lessee or a Specified Person by) such Indemnitee, (B) is not in the possession or control of (or reasonably obtainable, from a source other than an Indemnitee, by) Lessee, (C) is timely requested by Lessee in writing, (D) and is necessary for the completion of such Tax Document or (ii) the insufficiency, inaccuracy or error in any information that an Indemnitee furnished to Lessee) or any insufficiency, inaccuracy or error in any information provided by Lessee to any Indemnitee pursuant to this Section 18.7 or Section 18.8.
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INDEMNITIES

18.8. Tax Information. Lessee shall:
(a)	deliver to Lessor, not later than the last day of April of each calendar year beginning during the Lease Period and the calendar year immediately following the calendar year that includes the Scheduled Termination Date, a schedule which is attached to a certificate of an officer of Lessee stating that the schedule is a complete and accurate report of the operation of the Aircraft during the preceding calendar year and shows the following information with respect to each flight of the Aircraft during the preceding calendar year: (i) the operator of the Aircraft, (ii) the flight number of such flight, (iii) the origin of such flight, (iv) the final destination of such flight, (v) each intermediate stop of such flight between the origin and the final destination, (vi) the location, local date and local time of each takeoff and landing of the Aircraft from the origin to the final destination of such flight, and (vii) the complete name and address of each airport for which an abbreviated name or airport code is presented in the schedule;

(b)	deliver to an Indemnitee as soon as reasonably practicable after receipt of such Indemnitee’s written request therefor, such information and copies of such records and other documents (including, without limitation, the flight log for the aircraft) maintained by Lessee in the regular course of its business as such Indemnitee may reasonably request from time to time to enable such Indemnitee to comply with applicable Tax reporting, audit and litigation requirements;

(c)	make commercially reasonable efforts to deliver to an Indemnitee as soon as reasonably practicable after receipt of such Indemnitee’s written request therefor, such information and copies of such records and other documents maintained by any Specified Person in the regular course of its business as such Indemnitee may reasonably request from time to time to enable such Indemnitee to comply with applicable Tax reporting, audit and litigation requirements; and

(d)	if reasonably requested by any Indemnitee, make such information, records and other documents maintained by Lessee available for inspection by such Indemnitee or its authorized representatives during Lessee’s normal business hours (or at such other time as is mutually agreed to by Lessor and Lessee), provided that such inspection shall not interfere with Lessee’s normal commercial operations or maintenance.
18.9. Payment of Taxes and Indemnities. To the extent required or permitted by applicable law, Lessee shall pay each Indemnified Tax directly to the proper taxing authority when such Indemnified Tax is due, unless Lessee has received written notice from Lessor stating that Lessor or another Indemnitee will pay such Indemnified Tax to the proper taxing authority, in which event Lessee shall pay to Lessor (or to such other Indemnitee, as the case may be), in immediately available funds to such bank account as Lessor shall specify in writing, the amount of such Indemnified Tax not later than the 5th Business Day prior to the date such Indemnified Tax is due. Any additional amount payable by Lessee directly to an Indemnitee to be paid on an After-Tax Basis pursuant to Section 18.18 shall be paid together with the payment to which such additional amount relates. Any indemnity payable by Lessee to an Indemnitee pursuant to
ARTICLE 18
INDEMNITIES

Section 18.5(d), 18.6, 18.7, 18.8, 18.10(d) or 18.11 shall be paid within 10 Business Days after the date on which Lessee receives such Indemnitee’s written demand therefor (which demand shall include or be accompanied by a description in reasonable detail of the Indemnified Taxes for which the indemnity payment is being demanded and the calculation of the amount of the indemnity payment demanded), provided that Lessee shall not be required by this sentence to pay any Indemnified Tax earlier than the fifth (5th) Business Day prior to the date on which payment of such Indemnified Tax to the relevant taxing authority is due.
18.10. Tax Contest. If any Indemnitee receives a written claim from any taxing authority for any Indemnified Tax (a “Tax Claim”), such Indemnitee shall give Lessee written notice of such Tax Claim within 10 Business Days after the date on which such Indemnitee receives such Tax Claim. If requested by Lessee in a written notice delivered to such Indemnitee within 30 days after the date on which such Indemnitee gives the notice required by this Section 18.10 with respect to a Tax Claim, and if the conditions described in Section 18.8 are satisfied and continue to be satisfied at all times during the prosecution of the contest, such Indemnitee (i) shall contest such Tax Claim (or, at the option of such Indemnitee, shall permit Lessee to contest such Tax Claim in the name of Lessee or in the name of such Indemnitee), in each case at Lessee’s expense, in accordance with applicable law, and in a manner determined and controlled by the party that is conducting such contest (for example, by contesting the validity, applicability or amount of the Indemnified Taxes that are the subject of such Tax Claim by resisting payment of such Indemnified Taxes, or by not paying such Indemnified Taxes except under protest if protest is necessary and proper, or by paying such Indemnified Taxes and using reasonable efforts to obtain a refund thereof), (ii) shall, if requested by Lessee, appeal any adverse administrative or judicial decision except that no Indemnitee shall be required to pursue any appeal to the United States Supreme Court, and (iii) shall not settle, concede or compromise such Tax Claim without the prior written consent of Lessee, provided, that such Indemnitee shall have the right to refuse to begin or continue (or to permit Lessee to begin or continue) the contest of any or all of the Indemnified Taxes that are the subject of such Tax Claim if such Indemnitee waives in writing its right under this Article 18 to be indemnified for the Indemnified Taxes which such Indemnitee declines to contest (and any other Tax if and to the extent that a successful contest of such other Tax is precluded because of such Indemnitee’s refusal to begin or continue to contest the Indemnified Taxes that are the subject of such Tax Claim) and repays to Lessee the amount (if any) which Lessee previously advanced to such Indemnitee in accordance with clause (d) of this Section 18.10 with respect to the Indemnified Taxes that such Indemnitee declines to contest. The party conducting the contest (the “Controlling Party”) shall consult in good faith with the other party (the “Noncontrolling Party”) and its counsel with respect to the contest of such Tax Claim, provided that the Controlling Party shall have sole control of the conduct of the contest of such Tax Claim, subject to such Indemnitee’s right under this Section 18.10 to begin or continue a contest of such Tax Claim. The Controlling Party will provide the Noncontrolling Party such information about the progress of the contest as the Noncontrolling Party may reasonably request and copies of (or appropriate excerpts from) any written communications received by the Controlling Party from the relevant taxing authority (but only to the extent pertaining to the Taxes that are the subject of the contest and not to any other Tax) with respect to such Tax Claim or the contest thereof. The Controlling Party shall be responsible for the selection of counsel, which counsel must be reasonably satisfactory to the Noncontrolling Party. An Indemnitee shall have no obligation to begin or continue (or to permit Lessee to begin or continue) to prosecute a contest of any Tax Claim pursuant to this Section 18.10 unless all of the
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following conditions are satisfied at the time such contest is to be commenced and at all times during the prosecution of such contest:
(a)	no Event of Default shall have occurred and be continuing;

(b)	contesting such Tax Claim would not result in any risk of criminal penalty or any material danger of sale, forfeiture or loss of or the imposition of a Lien on, the Aircraft, the Airframe, any Engine or any interest therein, unless Lessee shall have posted a bond or other security satisfactory to Lessor in respect of such risk;

(c)	the sum of the Indemnified Taxes that are the subject of such Tax Claim exceeds $15,000 or, if the Indemnified Taxes that are the subject of such Tax Claim are recurring Taxes, the sum of the amount of Indemnified Taxes that are the subject of such Tax Claim plus the aggregate amount of such Indemnified Taxes that would be required to be paid in all subsequent years during the remainder of the Lease Period if the Tax Claim is not contested exceeds $25,000;

(d)	if such Indemnitee decides to contest such Tax Claim by paying the Indemnified Taxes that are the subject of such Tax Claim and taking action to obtain a refund thereof, Lessee shall have made an interest-free advance to such Indemnitee in an amount equal to the amount of those Indemnified Taxes and shall have delivered to such Indemnitee a written undertaking to indemnify such Indemnitee and its Affiliates for any adverse Tax consequences to such Indemnitee or any of its Affiliates resulting from such interest-free advance;

(e)	Lessee shall have agreed in writing to pay, and shall be paying, on demand and on an After-Tax Basis, all reasonable out-of-pocket costs and expenses paid or incurred by such Indemnitee in connection with and reasonably allocable to the conduct of such contest (including, without limitation, reasonable attorneys’ and accountants’ fees and disbursements);

(f)	if requested by such Indemnitee, Lessee shall have delivered to such Indemnitee, at Lessee’s expense, a written opinion of independent tax counsel which (i) in the case of a contest which under applicable law may be conducted only in the name of such Indemnitee, is selected by such Indemnitee and reasonably acceptable to Lessee or (ii) in the case of a contest which under applicable law may be conducted in the name of Lessee, selected by Lessee and reasonably acceptable to such Indemnitee, in each case to the effect that there is a realistic possibility that the contest of such Tax Claim will be successful if the matter is litigated in a court having jurisdiction (in accordance with the principles of Formal Opinion No 85-352; of the American Bar Association Standing Committee on Ethics and Professional Responsibility; and

(g)	such Indemnitee shall have received a written confirmation of Lessee that the Taxes that are the subject of such Tax Claim are Indemnified Taxes, except to the extent (if any) that the final determination of the contest sets forth a basis for such Indemnitee’s liability for such Taxes which establishes that such Indemnitee’s
ARTICLE 18
INDEMNITIES

liability for such Taxes is due to an act, omission or other event or circumstance which causes such Taxes to be Excluded Taxes.
If Lessee requests, in accordance with this Section 18.10, that an Indemnitee contest a Tax Claim, and Lessee satisfies all of the conditions set forth in this Section 18.10 at the time such contest is to be commenced and, if the contest is commenced, at all times during the prosecution of such contest, and the Indemnitee that is required by this Section 18.10 to contest such Tax Claim (i) does not commence a contest of such Tax Claim as required by this Section 18.10 and refuses to permit Lessee to contest such Tax Claim pursuant to this Section 18.10 or (ii) commences a contest of such Tax Claim, but ceases to contest such Tax Claim (by concession, settlement, compromise, or otherwise), in each case without Lessee’s prior written consent, then Lessee shall have no obligation to indemnify such Indemnitee for (x) the Taxes that are the subject of such Tax Claim or (y) any other Tax if and to the extent that a successful contest of such other Tax is precluded because of such Indemnitee’s refusal to begin or continue to contest the Indemnified Taxes that are the subject of such Tax Claim.
18.11. Reductions and Refunds. If and to the extent that an Indemnitee (i) actually realizes any reduction in its liability for any Excluded Tax (a “Tax Saving”), as a result of any deduction, Tax credit or other Tax benefit for any Indemnified Tax which Lessee has paid or for which Lessee has paid an indemnity to such Indemnitee pursuant to Section 18.5 or (ii) actually receives a refund (a “Refund”) of any Indemnified Tax paid by Lessee or for which Lessee has paid an indemnity to such Indemnitee pursuant to Article 18 or if an amount that otherwise would have been a refund was used to offset another liability of such Indemnitee not indemnified by Lessee hereunder (an “Applied Amount”), (provided that each Indemnitee has absolute discretion in arranging its Tax affairs and preparing its Tax returns and is not required by Article 18 to give any deduction, credit or other Tax benefit any priority over any other deduction, credit or other Tax benefit), then at such time as there shall be no continuing Event of Default, such Indemnitee shall pay to Lessee an amount equal to the amount of such Tax Saving or Refund or Applied Amount (as the case may be) including interest received or credited and attributable thereto plus any net Tax benefit (or minus any net Tax detriment) realized by such Indemnitee as a result of such Tax Saving, Refund (or Applied Amount) received, and payment made, by such Indemnitee pursuant to this sentence, provided that the Indemnitee shall not be obligated to pay any amount under this sentence to the extent that such amount (other than that portion attributable to interest) would exceed the amount of Taxes paid, reimbursed or advanced by Lessee to such Indemnitee plus any other payment in respect of such Taxes paid, reimbursed or advanced by Lessee, and provided further that such Indemnitee shall not thereby be in a less favorable position than it would have been in if the Indemnified Tax had not been required to be paid. A written statement of such Indemnitee as to the availability and/or amount of such Tax Saving or Refund shall be subject to verification in accordance with Section 18.7 hereof. Any additional Tax (including an Excluded Tax) that is imposed on an Indemnitee as a result of the disallowance, loss, unavailability, recapture, or reduction of any Tax Saving or Refund for which any Indemnitee made a payment to Lessee pursuant to this Section 18.11 shall be treated as an Indemnified Tax for which Lessee is required to indemnify such Indemnitee pursuant to Sections 18.5 and 18.6, without regard to the proviso in Section 18.6 and without regard to Section 18.10(a)-(b).
18.12. Withholding Tax Exemption Certificates. Each Indemnitee will deliver to Lessee, as soon as reasonably practicable after receipt of Lessee’s written request therefor (accompanied by a
ARTICLE 18
INDEMNITIES

copy of each requested document, any published instructions for such document, and an English translation of each such document and instruction that is not in English), such forms, certifications and other documents as may be required by applicable law to permit Lessee to make any payment to or for the account of such Indemnitee pursuant to this Lease without withholding (or withholding at a reduced rate, as the case may be) any withholding Tax that Lessee would be required by any applicable law to withhold in the absence of such document; provided, however, that in the case of any such document that must be executed or endorsed by any governmental authority or other taxing authority, the failure of such Indemnitee or Lessee to receive such document from such governmental authority or other taxing authority within a reasonable time shall not be deemed to be a failure to comply with this Section 18.12 so long as such Indemnitee is using commercially reasonable efforts to obtain such document, and provided, further, that no Indemnitee shall have any obligation to deliver any document which such Indemnitee would (but for this proviso) be required to deliver to Lessee if such Indemnitee determines in good faith, but in its sole discretion, that delivering such document would result in a risk that any Indemnitee would incur a liability, loss, cost or expense for which Lessee is not required by any Lessee’s Document to indemnify such Indemnitee.
18.13. VAT. All amounts payable by Lessee pursuant to this Lease or any other Lessee’s Document are exclusive of any Tax that is, or is in the nature of, a value added, turnover, sales, use, rental, leasing, services, goods and services, consumption, or transaction privilege Tax (“VAT”). Lessor and Lessee acknowledge and agree that any VAT that is required by any applicable law to be paid with respect to any of the transactions, activities or payments by Lessee or any Specified Person contemplated in any of the Operative Documents is a Tax to which the provisions of this Article 18 apply.
18.14. Indemnitee Return. No Indemnitee shall have any obligation to make available, disclose or deliver to Lessee or (except to the extent expressly provided in Section 18.17) any other person (i) any return, report, declaration or other document or information relating solely to one or more Excluded Taxes or (ii) in the case of any return, report, declaration or other document or information that relates to one or more Excluded Taxes and to one or more Indemnified Taxes, the portion of such return, report, declaration or other document or information that relates to Excluded Taxes.
18.15. True Lease. Lessor and Lessee acknowledge and agree that this Lease and the Lease Supplement, together, transfer, to Lessee with respect to the Aircraft a leasehold interest only and that Lessor is the owner and lessor of the Aircraft, and Lessee is the lessee of the Aircraft, for all purposes, including for purposes of the application of all relevant laws, regulations, rules, administrative practices and policies, and all relevant financial accounting principles.
18.16. Survival; Continuation of Indemnities. The respective rights and obligations of Lessee and each Indemnitee under this Article 18 and each other indemnification provision in this Agreement shall remain in full force and effect as and to the extent provided in this Article 18 and such other indemnification provision, notwithstanding the expiration or earlier cancellation or termination of this Agreement, the other Lessee’s Documents and/or the leasing of the Aircraft or any part thereof hereunder for any reason whatsoever, and notwithstanding cessation of business of such Indemnitee or Lessee, dissolution of such Indemnitee or Lessee, any change in the constitution of such Indemnitee or Lessee, any transfer or assignment by an Indemnitee of
ARTICLE 18
INDEMNITIES

its rights in the Aircraft or its interest hereunder subject to the terms of Section 19.2, or any other fact, event or circumstance of any kind whatsoever, whether similar to any of the foregoing or not.
18.17. Computations. The results of all computations by an Indemnitee required pursuant to Article 18 together with a statement describing in reasonable detail the manner in which such computations were made shall be delivered to Lessee in writing. At Lessee’s request, the amount of any such computation or indemnity payment by Lessee pursuant to this Article 18, or any payment by an Indemnitee to Lessee pursuant to this Article 18, shall be verified by an accounting firm jointly selected by the relevant Indemnitee and Lessee, provided that if Lessee and the Indemnitee are unable to agree on an accounting firm within 10 Business Days after the Indemnitee receives Lessee’s request, each of Lessee and the Indemnitee shall select an accounting firm, and the two accounting firms so selected shall select a third accounting firm, which shall review the Indemnitee’s computations in accordance with this Section 18.17. Lessee shall pay the fees and expenses of the accounting firm unless the accounting firm determines that (i) the Indemnitee’s computations are incorrect, (ii) the Indemnitee’s error favors the Indemnitee, and (iii) the Indemnitee’s error exceeds the greater of (A) 10% of the amount calculated by the Indemnitee or (B) $25,000, in which case the Indemnitee shall pay the fees and expenses of the accounting firm. The sole responsibility of the accounting firm shall be to review, and either confirm or correct, the Indemnitee’s computations, and not to interpret any provision of the Lease. The accounting firm shall be requested to complete its review and determination within 30 days. If Lessee or an Indemnitee pays an indemnity or other payment pursuant to this Article 18 that is the subject of Indemnitee computations being reviewed by an accounting firm pursuant to this Section 18.17 before the accounting firm has delivered its determination to Lessee and such Indemnitee, and if the accounting firm determines that the correct amount of the indemnity or other payment differs from the amount calculated by such Indemnitee, then promptly after Lessee and such Indemnitee receive the accounting firm’s determination, Lessee shall pay to such Indemnitee, or such Indemnitee shall pay to Lessee (as the case may be), the amount of that difference plus interest thereon at the Federal Funds Rate (as defined in this Section 18.17) from (and including) the date on which Lessee paid such indemnity or the Indemnitee paid such other amount (as the case may be) to (but excluding) the date on which the amount of such difference is paid. Each Indemnitee and Lessee shall provide such accounting firm with such information as is reasonably requested by such accounting firm and reasonably necessary to enable such accounting firm to make the requested review, provided that if any such information provided by Lessee or an Indemnitee is contained in tax returns or other documents involving matters unrelated to the Lease or is otherwise confidential information, such information shall be provided to the accounting firm solely for the purpose of permitting the accounting firm to render its opinion or report to Lessee and the Indemnitee regarding the Indemnitee’s computations without disclosure of the confidential information to any other person, and the accounting firm shall confirm in writing that it will not use such information for any other purpose or disclose such information to any other person. The determination of the accounting firm shall be final, binding and conclusive on Lessee and the Indemnitee. For the purpose of this Section 18.17, “Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the sum of (x) 0.50% plus (y) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published in Federal Reserve Statistical Release H.15 (519) (or any successor publication), provided that (A) if the
ARTICLE 18
INDEMNITIES

day for which such rate is to be determined is not a New York Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding New York Business Day, and (B) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the Federal Funds Rate for the immediately preceding day.
18.18. Payments on After-Tax Basis. Each payment and indemnity made by Lessee to an Indemnitee under this Article 18 shall be made on an After-Tax Basis.
ARTICLE 18
INDEMNITIES

ARTICLE 19. FURTHER PROVISIONS
19.1. Nature of Lessee’s Obligations. All obligations of Lessee under this Agreement shall constitute conditions, and the time for the performance of such conditions shall be of the essence (without prejudice to the grace periods specified in Section 15.1).
19.2. Assignment by Lessor. Lessor may at its own expense assign or transfer all or any part of its rights and obligations under this Agreement and any other Operative Document to any other person without the consent of Lessee; provided that, unless consented to by Lessee which consent shall not be unreasonably withheld:
(a)	such assignment or transfer to a person (other than a Lender) will not result in a material change in the terms of this Agreement or increase Lessee’s obligations hereunder (except to the extent that Lessee’s obligations under Articles 18 and 16 may differ from those that would have resulted had no such assignment or transfer occurred); and

(b)	such transferee or Affiliate of transferee will not be a competitor of Lessee; and

(c)	such transferee shall have a combined capital and surplus or net worth of no less than US$10,000,000, or, at Lessor’s or such transferee’s option, in lieu of meeting such net worth requirement, shall provide Lessee with a guaranty from an Affiliate or parent company of such transferee, which does meet the previously stated net worth requirement, provided, however, that such transferee net worth or guaranty requirement shall be waived in its entirety so long as such transferee is an Affiliate of Lessor.
Lessee shall upon request from Lessor and at the expense of Lessor cooperate in effecting any assignment or transfer referred to in this Section 19.2 and will execute any agreements or other instruments (including, without limitation, any supplement or amendment to this Agreement) that may be required in order to give effect to or perfect any such assignment or transfer and if the transfer involves the assumption by the transferee of any of Lessor’s obligations under the Lessee’s Documents, to release Lessor from the obligations so assumed and will execute such certificates and provide such legal opinions as shall be reasonably requested by Lessor in connection therewith. Subject to mutual agreement between the parties as to schedule, Lessee will, consistent with its operational requirements, make the Aircraft and the Technical Records available for inspection by any potential transferee or assignee of Lessor.
19.3. Assignment by Lessee. No assignment, transfer or charge may be made by Lessee of all or any of its rights in respect of the Aircraft or this Agreement.
19.4. Further Assurances. Lessee agrees from time to time to promptly do and perform such other and further acts and promptly execute and deliver any and all such other instruments as may be required by law or reasonably requested by Lessor to establish, maintain and protect the interests, rights and remedies of Lessor and any Lender under the Operative Documents and to carry out and effect the intent and purpose of the Operative Documents, including without limitation, the recordation of this Agreement and the Lease Supplement with the Aviation Authority, and, if requested by Lessor and at Lessee’s expense, the execution and delivery of
ARTICLE 19
FURTHER PROVISIONS

supplements or amendments hereto subjecting to this Agreement any replacement Engine or Propeller in accordance with the laws of any appropriate jurisdiction. Without limiting the foregoing, Lessee shall do or cause to be done, at Lessee’s cost and expense, any and all acts and things which may be required under the terms of either Mortgage Convention to perfect and preserve the title and interest of Lessor in the Aircraft within the jurisdiction of any signatory which has ratified such Mortgage Convention if such jurisdiction is in the territory in which Lessee does or is reasonably likely to operate the Aircraft, as Lessor may reasonably request. Lessor shall reimburse Lessee for all reasonable out-of-pocket expenses incurred in connection with any action taken at Lessor’s request with respect to establishing, maintaining and protecting the rights and remedies of Lessor and any Lender under any Operative Document other than a Lessee’s Document; provided that, to the extent such expenses are increased as a result of the existence of a sublease agreement, Lessor shall not be obligated to reimburse Lessee for such increase in expense.
19.5. Rights Cumulative. The rights of both parties under this Agreement are cumulative, may be exercised as often as the relevant party considers appropriate and are in addition to its rights under the general law. The rights of both parties against the other or in relation to the Aircraft (whether arising under this Agreement or the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing, and, in particular, any failure to exercise or any delay in exercising any such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right, and no act or course of conduct or negotiation on the part of such party or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right.
19.6. Delegation. Upon providing written notice to Lessee, Lessor may delegate to any person or persons all or any of the rights, powers or discretions vested in it by this Agreement and any such delegation may be made upon such terms and conditions as Lessor in its absolute discretion thinks fit.
19.7. Lessor’s Payment Obligations. Any obligation of Lessor under this Agreement to pay or release any amount to Lessee shall be conditioned upon there being no Event of Default that has occurred and is continuing.
19.8. Applications of Moneys. If any sum paid or recovered in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply such sum to Basic Rent, interest, fees or any other amount due under this Agreement in such proportions and order and generally in such manner as Lessor shall determine.
19.9. Language. All documents delivered to Lessor or required to be delivered pursuant to this Agreement shall be in English, or if not in English, will be accompanied by a certified English translation. If there is any inconsistency between the English version of this Agreement or any document delivered hereunder and any other version in any other language, the English version will prevail.
ARTICLE 19
FURTHER PROVISIONS

19.10. Notices. Any notice or communication under or in connection with this Agreement shall be in English and in writing and shall be delivered personally or sent by facsimile transmission (confirmed, orally or in writing, as received by the recipient) or sent by certified, registered or express mail, postage prepaid to the respective addresses or facsimile numbers given below or such other address or facsimile number as the recipient may have notified to the sender in writing. Notices or communications shall be deemed received (i) in the case of a facsimile, on the Business Day immediately following the date of dispatch and (ii) in the case of certified, registered or express mail, on the date received. Notices shall be sent to:

Lessor at:

MESA AIRLINES, INC.
410 N. 44th Street, Ste 700
Phoenix, AZ 85008

Telephone:	(602) 685-4000
Facsimile:	(602) 685-4352
Attention:	Vice President & General Counsel

With a copy to:	MESA AIRLINES, INC.
410 N. 44th Street, Ste 700
Phoenix, AZ 85008

	Telephone:	(602) 685-4000
	Facsimile:	(602) 685-4350
	Attention:	Vice President of Finance

Lessee at:

GULFSTREAM INTERNATIONAL AIRLINES, INC.
1815 Griffin Road
Dania, FL 33004
Telephone:	(954) 266-3000
Facsimile:	(954) 266-3030
Attention:	David Hackett
19.11. Invalidity of any Provision. If any of the provision of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.
19.12. Lessor’s Right to Remedy. Upon an Event of Default (or in the event Lessee fails to pay any Basic Rent, Supplemental Rent or fails to maintain any insurance coverages required by this Agreement and in each such case, an Event of Default has not yet occurred), Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat such failure as an Event of Default, effect compliance on behalf of Lessee, whereupon Lessee shall indemnify Lessor in respect of any amount thereby expended by Lessor, together with all costs and expenses (including legal costs) in connection therewith.
ARTICLE 19
FURTHER PROVISIONS

19.13. Entire Agreement. Lessee’s Documents constitute the entire agreement between the parties hereto in relation to the leasing of the Aircraft by Lessor to Lessee, and supersede all previous proposals, agreements and other written and oral communications in relation thereto.
19.14. Governing Law. THIS AGREEMENT, REGARDLESS OF WHERE EXECUTED, SHALL BE SUBJECT TO, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF JURISDICTION, INCLUDING, WITHOUT LIMITATION, THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF (WITHOUT REGARD TO THE CONFLICTS OF LAW RULES WHICH MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION). THE APPLICATION OF THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS IS EXPRESSLY EXCLUDED.
19.15. Submission to Jurisdiction. Both parties:
(a)	agree that the courts of the State of Jurisdiction and the federal district court for the District of Arizona are to have jurisdiction to settle any disputes that may arise in connection with the legal relationships established by this Agreement (including, without limitation, claims for set-off or counterclaim) and any other Lessee’s Document or otherwise arising in connection with this Agreement and any other Lessee’s Document;

(b)	irrevocably and unconditionally submit to the jurisdiction of the above-named courts; provided however, the submission to such jurisdiction shall not (and shall not be construed so as to) limit the rights of any party to take proceedings against any other party in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not;

(c)	irrevocably waive any objections to the courts referenced in Section 19.15(a) on the ground of venue or forum non conveniens or any similar grounds;

(d)	irrevocably consent to service of process by mail or in any other manner permitted by the relevant law; and

(e)	agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the above-named courts by reason of sovereign immunity or otherwise or that it is immune from any legal process (whether thorough service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself of its property, or any objection on the grounds of venue or forum non conveniens or any similar grounds.
19.16. Waiver of Immunity. To the extent that Lessee may in any jurisdiction in which proceedings may at any time be taken for the determination of any question arising under or for the enforcement of this Lease (including any interlocutory proceedings or the execution of any judgment or award arising therefrom) be entitled to claim or otherwise be accorded for itself or
ARTICLE 19
FURTHER PROVISIONS

its property, assets or revenues immunity from suit or attachment (whether in aid of execution, before judgment or otherwise) or other legal process, and to the extent that in any such jurisdiction, there may be attributed to Lessee, or its property, assets or revenues such immunity (whether or not claimed), Lessee hereby irrevocably agrees not to claim and waives such immunity to the fullest extent permitted by the law of such jurisdiction.
19.17. Brokers. Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys’ fees and disbursements) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the leasing of the Aircraft hereunder, if such claim, damage, cost or expense arises out of any action or alleged action by the indemnifying party, its employees or agents.
19.18. Transaction Costs. Whether or not the transactions contemplated hereby are consummated, each party hereto agrees to pay its own costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and any other documents delivered in connection herewith, including without limitation the fees, expenses and disbursements of counsel, except as otherwise expressly set forth herein. Lessee shall be solely responsible for all costs, including attorneys’ fees and disbursements, incurred in registering the Aircraft and an executed counterpart of this Lease and the Lease Supplement in the State of Registration and any other necessary jurisdiction. Each of Lessor and Lessee agrees to pay the reasonable costs and expenses (including attorneys’ fees and disbursements) of the other party incurred in connection with the entering into or giving or withholding of any future waiver, supplement or amendment or other action with respect to the Lease or any other document delivered in connection therewith that it may request, except in the case of an Event of Default in which case all of such costs shall be at the expense of Lessee.
19.19. Lease Supplement and Confidentiality. The terms of the attached form of Lease Supplement are incorporated herein by reference. To the extent permitted by the law of the State of Registration and provided such would not adversely affect Lessor’s interest in the Aircraft or this Agreement, Exhibit A and Exhibit D to this Agreement shall be removed from any copy of this Agreement or the Lease Supplement that is filed or registered with the Aviation Authority or any other governmental entity in the State of Registration if such filing or registration would make the information contained therein available to the public. If the information contained in this Agreement or in such Exhibit A or Exhibit D is not so filed or registered or if the contents of this Agreement or the Lease Supplement are filed or registered but are not available to the public, then the terms and conditions contained therein (the “Confidential Terms”) shall remain confidential and the parties hereto will use their respective reasonable efforts not to disclose the Confidential Terms to any other person without prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, that Lessor and Lessee may, without the consent of each other party, disclose the Confidential Terms to (i) to directors, officers, employees, permitted assigns, agents, auditors, accountants or legal advisors of Lessor, Lessee, Guarantor or any Affiliate of Lessor, Lessee or Guarantor, (ii) actual or potential Lenders, purchasers or other permitted assigns of Lessor or (iii) such other persons as Lessor, Lessee or Guarantor may reasonably believe to be required by law, by government regulation or order (including, without limitation any regulation or order of a bank regulatory agency), by subpoena or by any other legal process.
ARTICLE 19
FURTHER PROVISIONS

19.20. Counterparts. This Agreement may be executed in counterparts, each of which will constitute one and the same document.
19.21. True Lease Under Federal Aviation Act. It is the intent of the parties to this Agreement that it will be a true lease and not a “conditional sale” as defined in Section 11301 of Title 49 of the United States Code and that Lessor shall at all times be considered to be owner of the Aircraft which is the subject of this Agreement for the purposes of Section 11301 of Title 49 of the United States Code and for all Federal, state, city and local income taxes or for franchise taxes measured by net income, and that this Agreement conveys to Lessee no right, title or interest in the Aircraft except as a lessee.
[SIGNATURE PAGE FOLLOWS]
ARTICLE 19
FURTHER PROVISIONS

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Aircraft Lease Agreement as of the date first above written.

GULFSTREAM INTERNATIONAL AIRLINES, INC.

By: Name:	/s/ David F. Hackett David F. Hackett
Title:	President

MESA AIR GROUP, INC.

By: Name:	/s/ George Murnane III Georg Murnane III
Title:	Executive Vice President
SIGNATURE PAGE
AIRCRAFT LEASE AGREEMENT / MSN UE218 / N218LR

EXHIBIT A
FINANCIAL INFORMATION
[The contents of this Exhibit will be omitted for FAA filing purposes]
[*]
EXHIBIT A
FINANCIAL INFORMATION

SCHEDULE A-1
ENGINE MAINTENANCE REQUIREMENTS
The Operator shall operate and maintain the Engines and components in accordance with the Aircraft Flight Manual, Pilot’s Operating Handbook, the applicable Engine Maintenance Manual, recommended Service Bulletins, the Terms and Conditions of this Agreement, and any other instructions and recommendations issued by Pratt & Whitney, the local airworthiness authority, or the aircraft manufacturer. In addition, the Operator will incorporate the following recommended Scheduled Maintenance Tasks and Maintenance Tasks from the applicable Engine Maintenance Manual into his Regulated Airworthiness Maintenance Program.
Note 1: The tasks and intervals below may be supplemented, adjusted, or removed based on experience, Maintenance Manual Revisions or on review of Engine samples based upon mutual agreement and subject to FAA approval.
Engine Model: PT6A-67D

	TASKS	INTERVAL
GENERAL

1	Overhaul – Gas Generator	12,500 hrs
	Overhaul – Power Section	10,000 hrs

2	Hot Section Inspection Interval	8000 cycles (LCF CT Disk)

FUEL SYSTEM
1	Fuel nozzle inspection*	600 hrs
2	Fuel pump filters replacement	600 hrs
3	Clean gas generator. Case drain valves	At fuel nozzle inspection
•	Pratt & Whitney/Lessor reserves the right to adjust this interval should hot section condition trends show evidence that the fuel nozzles and flow divider have been run beyond the optimum removal interval.
EXHIBIT A
FINANCIAL INFORMATION

BOROSCOPE INSPECTION (by qualified
personnel)
1	Hot section (CC Liner, CT Stator Assembly, CT Blades and Shroud Segments)	At fuel nozzle inspection
2	Compressor inlet	At fuel nozzle inspection
3	Oil, scavenge pump, Inlet screen	Hot/humid condition: 200 hrs Others: 1000 hrs

ECTMTM (Ref. ECTMTM Analytical Guide)
1	ECTM TM (latest version)	Daily data collection
2	Trend alert	? ITT = 15°C, ? Ng – 1% (? : Delta)
3	Data input & analysis	Done by qualified personnel weekly
4	Maintenance actions recorded on ECTM® data	When applicable
5	Forward all data to DAC	As requested
6	ADAS download to Turbine Tracker	Weekly

PROPELLER
1	Dynamic balance	1000 hrs max
2	Check primary blade angle	1000 hrs max
3	Inspect slip rings & brush block assembly, clean as necessary, inspect de-icing leads and de-icing mats	200 hrs. max

CLEANING
1	Compressor/turbine desalination wash	200 hours
a	Continuous salt laden environment
2	Engine external wash	200 hours
3	Performance recovery wash (cleaning agent)	1000 and if trend dictates

IGNITION
1	Inspect igniters and exciter box	200 hrs max
2	Replace igniters	On condition
3	Visual inspection of ignition cables	When igniters are replaced
EXHIBIT A
FINANCIAL INFORMATION

AIR
1	Bleed valve operational check	1000 hrs max and if trend dictates
2	P3 filter check	400 hrs max
3	P3 filter replacement	1000 hrs max

INDICATION
1	ITT and Torque calibration	1000 hrs max and if trend dictates
2	ADAS calibration check	1000 hrs

OIL
1	Main oil filter inspection/cleaning	200 hrs max
2	Main oil filter replacement	1200 hrs max
3	Oil filter patch check	As requested by Pratt & Whitney
4	Chip detector – open circuit check	100 hrs max
5	Chip detector – continuity check (including wiring harness/terminals if fitted)	600 hrs max

OPERATIONAL GUIDELINES
1	Use of MTOP (Maximum Take-Off Power)	Not to be used unless required
2	Reduced Take-off, climb and cruise power	Recommended unless conditions dictate otherwise
3	Reverse propeller operation	Not recommended unless situation dictates otherwise. Disking (flat pitch) is recommended to minimize FOD.
4	Inertial separator	Recommended for ground operations to minimize FOD except for high power ground performance check
5	Deep cycling battery program	Per OEM recommendations. N/A for Lead-Acid batteries
6	Starting	GPU is recommended, if not available, use cross-operation starting procedure. Fuel ON between Ng of 12% and 19%
7	Engine cool down	30 sec. at Ground Idle prior to shutdown
EXHIBIT A
FINANCIAL INFORMATION

SCHEDULE A-2
MESA AIRLINES, Inc.
410 N. 44th Street, Ste 700
Phoenix, AZ 85008
(602) 685-4000
(602) 685-4352 (Fax)

Engine Lease Agreement No.	Dated:

BETWEEN:	AND:

Mesa Airlines, Inc.	Gulfstream International Airlines, Inc.
410 N. 44th Street, Ste 700	1815 Griffin Road
Phoenix, AZ 85008	Dania, FL 33004

Contact:	Contact: Dave Hackett
Tel No. (602) 685-4000	Tel No. (954) 266-3000
Fax No. (602) 685-4352	Fax No. (954) 266-3030

Hereinafter called “Mesa”	Hereinafter called the “Customer”
WHEREAS:
A.	Customer wishes to lease and operate a Mesa Airlines, Inc. (“Mesa”) engine for a limited period of time, as defined herein;

B.	As applicable, Customer wishes to lease and operate an engine until completion of the overhaul and/or repair of its Engine;

C.	Mesa has agreed to lease to Customer, and Customer has accepted, the Leased Engine described below subject to all the terms and conditions contained in this Lease Agreement.
EXHIBIT A
FINANCIAL INFORMATION

THE PARTIES AGREE AS FOLLOWS:

Description of Engine(s)	Rental Fees

Leased Engine Model including accessories and line replaceable units (LRUs)	US$ [*] per operating hour US$ [*] late return or Engine on hold charge per day

Serial No:
	Special Rate applicable:	No
Replacement value: US$		Yes	ESP

“Leased Engine”	FMPTM
Customer’s Engine received for repair and/or overhaul by Mesa or one of its affiliates:	Warranty		Other

- Yes - no	Please specify:
Engine Serial No:	US$ SPECIAL RATE
(“Customer’s Engine”)	Estimate flight hours on a monthly basis:
TERMS AND CONDITION OF LEASING
1. Definitions: As used herein,
(i)	“Agreement” means this Lease Agreement;

(ii)	“TBO” means time between overhaul, representing the maximum number of hours an engine may operate being overhauled, as determined by Customer and the applicable airworthiness authorities;

(iii)	“HSI” means hot section inspection, the removal and inspection of an engine’s combustion and turbine sections components, and the repair or replacement of deteriorated components in compliance with the applicable engine maintenance manual;

(iv)	“LRU” means Line Replacement Unit, a component which may normally be removed and replaced with the Engine installed in the aircraft, and as part of normal flight line maintenance activities.
2. Term:
This Agreement starts on delivery of the Lease Engine to Customer and shall automatically expire thirty (30) days following a written notice to such effect by Mesa to Customer.
EXHIBIT A
FINANCIAL INFORMATION

3. Delivery:
3.1	For deliveries from Mesa to Customer, Mesa shall deliver the Lease Engine to Customer (Incoterms 2000), DDP (Delivery Duty Paid) Customer’s Facility, and risk of damage or loss shall pass to Customer at that time.

3.2	For deliveries from Customer to Mesa or Pratt & Whitney Canada Leasing, Inc.’s (“P&WC”) facility in Canada, as directed by Mesa, Customer shall return Leased Engine to such location (Incoterms 2000), DDU (Delivery Duty Unpaid) Mesa or P&WC’s facility. P&WC will handle the required import procedures and any cost related thereto for the returned Leased Engine entering Canada.

3.3	For deliveries from Customer to a P&WC facility in the U.S, the Customer shall return Leased Engine to P&WC (Incoterms 2000), DDU (Delivery Duty Unpaid) P&WC facility.
Mesa shall be responsible for any and all costs of insurance associated with the transportation of the Leased Engine from Mesa’s facility to Customer’s facility. Customer shall be responsible for any and all costs of insurance associated with the return transportation of the Leased Engine from Customer’s facility to P&WC’s facility.
4. Fees:
Customer shall pay rental fees in accordance with the Maintenance Reserve Charges Rate in effect from time-to-time in the Aircraft Lease Agreement entered into by Customer and Mesa.
5. Operating Conditions and Requirements:
During the term of this Agreement, Customer covenants and agrees that it shall:
(i)	use the Leased Engine only in regular commercial, corporate service and in compliance with applicable P&WC engine maintenance manuals and operating instructions;

(ii)	operate the Leased Engine in accordance with the applicable provisions of the Pratt & Whitney Agreement;

(iii)	carry out regular maintenance and checks on the Leased Engine, b) maintain records of maintenance and performance in accordance with P&WC engine maintenance manuals and written instructions, c) provide Mesa with a monthly report of hours recorded in accordance with local airworthiness authority requirements not later than the tenth (10th) day of the following month and any other information reasonably required by Mesa and d) permit Mesa to inspect the Leased Engine at any time on reasonable notice;

(iv)	obtain the approval of Mesa before making any repairs to the Leased Engine;
EXHIBIT A
FINANCIAL INFORMATION

(v)	perform an engine installed performance check and data speed check, as outlined in the aircraft maintenance manual, on installation and removal of the Leased Engine;

(vi)	maintain and make available to Mesa, upon request, records of inspections performed, Leased Engine discrepancies and work carried out in the form of engine or accessory changes to the Leased Engine while in use, or possession of the Customer, including part numbers, serial numbers and time since overhaul;

(vii)	prior to the return of the Leased Engine to Mesa or P&WC, as the case may be, at its own expense, a) conduct a post-use inspection of the Leased Engine, b) ensure that the Leased Engine (including the accessories and LRUs) are returned in good working condition, and c) provide FAA and other applicable regulatory certificates of serviceability in accordance with P&WC’s designation. In the event Customer does not provide Mesa with the certification as required, Mesa shall obtain such certification accomplished after return of the Leased Engine (including accessories and LRUs) to Mesa at Customer’s expense.
Failure to comply with any of these requirements may result in additional charges to the Customer. In addition, unauthorized repairs will be at Customer’s sole cost and expense.
6. Return of the Leased Engine:
Customer shall return the Leased Engine:
(i)	in accordance with Mesa’s written instructions, a) as applicable, within ten (10) days from the re-delivery or notification of completion of Customer’s Engine along with return instructions, whichever occurs first, and b) at the expiration of this Agreement;

(ii)	in substantially the same condition as when supplied by Mesa to the Customer, with all accessories, LRUs and other supplies, if applicable, normal wear and tear resulting from operation in accordance with the terms set forth herein excluded;

(iii)	provide Mesa with a complete list of all Flight Log or Technical Log entries against the Lease Engine together with full particulars of the corrective maintenance action taken.
The late return charge shall become applicable in the event Customer fails to return the Leased Engine to Mesa within this ten (10) days period, and shall remain applicable until such time the Leased Engine is received by Mesa or its designee.
In addition to Mesa’s other rights and remedies at law, in the event Customer fails to return the Leased Engine in accordance with the terms of this Agreement, Customer hereby grants Mesa the right to enter into its premises during business
EXHIBIT A
FINANCIAL INFORMATION

hours, or to secure such right if the premises are not Customer’s, to recover such Engine.
7. Customer’s Deposit:
(Intentionally left blank)
8. Damage:
8.1	In the event of damage, Customer shall promptly inform Mesa, Mesa shall provide Customer with instructions as to engine disposition.
8.2	Subject to Articles 9 and 11, Customer shall be responsible for all loss or damage to the Leased Engine, however caused, and shall reimburse Mesa for the cost of replacement or repair up to the full Leased Engine replacement value.
8.3	At Mesa’s option, Mesa may supply a replacement engine to Customer, on terms and conditions to be agreed upon by the parties.
9. Insurance:
Customer shall a) carry and maintain the following insurance, and b) provide Mesa with a certificate of insurance evidencing the following:
Insurance Coverage
Aircraft Hull, Hull War including Spares/In-Transit and Comprehensive Airline Liability Insurance including AVN52D, Contractual Liability, Personal Injury, General Liability, Premises, Products and Completed Operations Liability Insurance.
Under Aircraft Hull, Hull War and Spares Coverages, Customer shall insure the Leased Engine at its replacement value as set forth on page one of this Agreement.
Under Comprehensive Airline Liability Insurance, Customer must evidence that they maintain a minimum Combined Single Limit of $200,000,000 USD each occurrence and in the aggregate as respects Products, Contractual and Completed Operations Liability but in respect of AVN52D, the limit of liability is a sub-limit (included within, and not in addition to, the overall policy limit) shall be US $50,000,000 any one occurrence and in the aggregate, however said sub-limit is not applicable to passengers.
Certificate of Insurance
The Customer’s Certificate of Insurance shall evidence the above coverage with the following special insurance provisions under Aircraft Hull, Hull War and Spare Coverages:
EXHIBIT A
FINANCIAL INFORMATION

-	Name Mesa as Loss Payee; and

-	Customer’s Insurers shall waive all rights of subrogation against Mesa, but only to the same extent that the Customer has waived its rights of recovery against and/or indemnified Mesa in this Agreement.
The Customer’s Certificate of Insurance shall evidence the above coverage with the following special insurance provisions under Comprehensive Liability Insurance:
-	Name Mesa as additional insured, however, no party shall be included as an Additional Insured as respects its legal liability as manufacturer, repairer, supplier or servicing agent of the Leased Engine or any part thereof;
-	State the Customer’s insurance is primary and without right of contribution from any insurance carried by Mesa;
-	State that the liability assumed by Customer under this Agreement is insured under their liability policy but only to the extent of coverage otherwise afforded under the policies; and
-	A severability of interest clause in favor of Mesa.
The Customer’s Certificate of Insurance shall evidence the above coverage with the following special insurance provisions under all coverages:
-	A Breach of Warranty provision in favor of Mesa; and

-	A 30-day notice of cancellation or material change/7-days as respects War and Allied Perils coverage and 20 days for non-payment of premium.
Upon written request by Mesa, which may be made from time-to-time, Customer shall, within five (5) days thereof, provide Mesa with a certificate of insurance indicating its complies with the foregoing.
10. Warranty:
10.1	Mesa warrants that, at the time of delivery, the Leased Engine will be in flight worthy condition. Mesa shall, in its sole and reasonable discretion, repair or replace the Leased Engine in case of damage deemed by Mesa to be resulting from normal wear and tear and operation in accordance with applicable manuals and operating instructions, and without fault or negligence on the Customer’s part.
10.2	Customer shall be responsible for all risk and expense arising out of the operation, use, possession or control of the Leased Engine which arises due to causes outside the reasonable control of Mesa including but not limited to, failures of Leased Engine which:
(i)	has not been operated in accordance with the applicable manual and procedures established by Mesa;
(ii)	has been subject to misuse, negligence or accident;
EXHIBIT A
FINANCIAL INFORMATION

(iii)	has not been properly transported, stored, installed, maintained, utilized or packed for transport in accordance with the then current recommendations of P&WC; or
(iv)	has suffered primary breakdown or deterioration of any constituent component which was not acquired by Customer from Mesa or through channels specifically approved in writing by Mesa.
Should the Leased Engine require repair or overhaul for any such causes, P&WC shall notify Customer who shall have the right to audit such finding prior to any work being completed. Such repair or overhaul shall be performed by Mesa at the reasonable expense of the Customer.
10.3	Replacement of the Leased Engine under this Article is subject to Mesa’s engine availability.
THE WARRANTIES AND REMEDIES INCLUDED IN THIS AGREEMENT ARE ACCEPTED BY CUSTOMER EXCLUSIVELY AND IN LIEU OF ALL OTHER WARRANTIES AND/OR REMEDIES, WHETHER EXPRESSED OR IMPLIED EXCEPT AS TO TITLE (INCLUDING WITHOUT LIMITATION ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), WHETHER ARISING BY CONTRACT OR IN TORT EXCEPT FOR THOSE ARISING OUT OF MESA’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT OR ANY RIGHT OR REMEDY AT LAW, IN NO EVENT SHALL MESA OR P&WC BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAES ARISING OUT OF OR IN CONNECTION WITH A BREACH OF THESE WARRANTIES, A BREACH OF THIS AGREEMENT OR ANY TORTIOUS OR NEGLIGENT ACT OR OMISSION BY MESA OR P&WC, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDE, WITHOUT LIMITATION, ECONOMIC LOSS, LOSS OR DAMAGE TO ANY PROPERTY OR PERSONS OR OF ANY EXEMPLARY, PUNITIVE OR SIMILAR DAMAGES AS A RESULT OF AN ENGINE OR COMPONENT DEFECT.
CUSTOMER’S ENTERING INTO THIS ENGINE LEASE AGREEMENT AND ACCEPTANCE OF THIS WARRANTY OR THE MAKING OF ANY CLAIM OR RECEIPT OF ANY BENEFIT HEREUNDER CONSTITUTES CUSTOMER’S ACCEPTANCE OF ALL THE TERMS, CONDITIONS AND LIMITATIONS OF THE FOREGOING WARRANTY.
11. Indemnification:
Customer shall indemnify Mesa, and its shareholders, affiliates, directors, officers, and employees against all actions, costs, claims and demands that may be brought against Mesa in connection with or resulting from the operation, possession, management, maintenance or control of the Leased Engine by or on behalf of the Customer except for those arising out of Mesa’s gross negligence or willful misconduct, including actions,
EXHIBIT A
FINANCIAL INFORMATION

costs, claims, and demands that are based upon the retention of interest in or title to the Leased Engine by Mesa.
Without limiting the foregoing, in the event Customer fails to i) pay in full any charges connected with this Agreement, or ii) return the Leased Engine (including the accessories and LRUs) in accordance with the terms and conditions of this Agreement, all of Mesa’s costs, fees and expenses incurred to collect full payment and/or recover the Leased Engine from Customer shall be borne by the Customer.
12. Title and Security:
Title to the Leased Engine shall at all times remain with Mesa, but Customer shall bear all risk of loss or damage to the Lease Engine during the term of the Agreement.
Customer shall take all necessary steps to protect and record Mesa’s title to the Leased Engine, and shall not permit it to become subject to any legal process lien, change or encumbrance of any kind.
13. Repair Engine Lien:
Where Customer is the owner of Customer’s engine, Customer hereby grants to Mesa a security interest in Customer’s engine, including all improvements thereon, as security for payment of all amounts due and owing under this Agreement (the “Secured Obligations”).
14. Taxes:
Customer is responsible for all taxes (excluding taxes based on or measured by Mesa’s net income or net worth), duties and other charges of any nature whatsoever, including interest and penalties thereon, resulting from transactions under this Agreement, and will reimburse Mesa for any such charges Mesa may be required to pay to a governmental authority.
15. Termination:
Mesa shall, without prejudice to any other rights or remedies under this Agreement or at law, have the right to terminate this Agreement at any time by written notice to Customer if:
(i)	the Customer commits a breach of any of its obligations and fails to remedy the breach within seven (7) days of written notice of such occurrence; or

(ii)	the Customer becomes insolvent or performs or permits any act of bankruptcy, liquidation or re-organization (excluding any re-organization under laws other than laws enacted for the protection of creditors) or if a receiver, trustee is appointed to Customer or to a substantial part of Customer’s assets.
EXHIBIT A
FINANCIAL INFORMATION

Continued possession of the Leased Engine after termination of the Agreement, for any reason, shall not be deemed or be construed, under any circumstances, as a renewal or extension of the term of the Agreement or as consent of Mesa to such possession. However, Customer shall continue to pay Mesa for the applicable charges and be subject to the same obligations as if the Agreement was continued, without prejudice to Mesa’s rights to take possession of the Leased Engine at any time after such termination.
Should the Customer be in default under this Agreement, such default shall constitute a default under other agreements the Customer may have with Mesa, P&WC or its affiliates or subsidiaries. Should the Customer be in default under any other agreement it has entered into with Mesa, P&WC or its affiliates or subsidiaries, such default shall constitute a default under this Agreement.
16. Assignment:
The Customer shall not assign any of its rights or obligations under this Agreement in whole or in part, by way of sub-leasing of otherwise, without the prior written consent of Mesa, which consent shall not be unreasonably withheld for an assignment by Customer to an airline subsidiary or affiliate of Customer. Any purported assignment in violation of this clause shall be null and void.
17. Heading:
The clause headings are for reference purposes only and shall not govern or affect the interpretation of this Agreement.
18. Notices:
All notices required to be given pursuant to this Agreement shall be in writing and shall be considered as duly delivered when sent by registered mail or facsimile to the other party at the address or facsimile number stated on the first page of this Agreement.
19. Entire Agreement:
This Agreement contains the entire agreement between the parties with regard to the subject matter hereof and supersedes all previous agreements or understandings, whether oral or in writing. Any amendment must be in writing signed by duly authorized representatives of both parties. Any purchase order from the Customer will be deemed issued for administrative purposes only.
20. Governing Law:
This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona. The parties agree that, pursuant to Article 6 of the United Nations Convention on Contracts for the International Sale of Goods, the provisions thereof shall not apply to the sale of goods or services under this Agreement.
EXHIBIT A
FINANCIAL INFORMATION

EXECUTED by the duly authorized representatives of the parties as of the day and year first above mentioned.

MESA AIRLINES, INC.	GULFSTREAM INTERNATIONAL AIRLINES, INC.

By:	By:
Its:	Its:

EXHIBIT A
FINANCIAL INFORMATION

EXHIBIT B
FORM OF LEASE SUPPLEMENT
This LEASE SUPPLEMENT NUMBER ONE is dated as of the                      day of                     , between MESA AIRLINES, INC. (“Lessor”) and GULFSTREAM INTERNATIONAL AIRLINES, INC., a Florida corporation (“Lessee”).
WITNESSETH
     WHEREAS, Lessor and Lessee have previously entered into that certain Aircraft Lease Agreement, dated as of                     , 2004 (the “Lease”). Words used herein with capital letters and not otherwise defined will have the same meanings as set forth in the Lease.
     WHEREAS, the Lease provides for the execution and delivery of a Lease Supplement substantially in the form hereof for the purpose of leasing the Aircraft described below under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof; and
     WHEREAS, Lessee now seeks to accept delivery of the Aircraft under and pursuant to the Lease, a counterpart of which is attached hereto and incorporated herein by reference, and this Lease Supplement and the Lease shall form one document.
     NOW THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows.
1. Lessor hereby delivers and leases to Lessee under the Lease, and Lessee hereby accepts and leases from Lessor under the Lease:
A.	that certain Beechcraft 1900D aircraft bearing United States Registration Mark N178YV, and Manufacturer’s Serial Number UE178, together with two (2) Pratt & Whitney Canada model PT6A Engines bearing Manufacturer’s Serial Numbers 114145 and 114382, 114382, 114165 and PS0036, and two (2) Hartzell Model HC-E4A3I Propellers bearing manufacturer’s serial numbers HJ274 and HJ773 all in an airworthy condition and as more particularly described in Attachment 1 hereto; and

B.	all Technical Records, including the usual and customary manuals, logbooks, flight records and historical information regarding the Aircraft, Engines, Propellers and Parts, and specifically including, but not limited to those items listed on Attachment 2 hereto.
2. The Delivery Date for the lease of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.
3. The Scheduled Lease Period shall commence on the Delivery Date and shall end on the Scheduled Termination Date, unless earlier terminated or extended in accordance with the terms of the Lease.
EXHIBIT B
FORM OF LEASE SUPPLEMENT

4. Lessee hereby confirms to Lessor that: (i) the Airframe and each Engine installed thereon or belonging thereto have been duly marked in accordance with the terms of Section 9.3 of the Lease, (ii) the Aircraft, Engines, Propellers, Parts and Technical Records as described in the Lease have been fully examined by Lessee and have been received in a condition fully satisfactory to Lessee and in full conformity with the Lease in every respect (iii) the Lease is in full force and effect, Lessor has fully, duly and timely performed all of its obligations of every kind or nature thereunder and Lessee has no claims, offsets, deductions, set-off or defenses of any kind or nature in connection with the Lease; (iv) Lessee has obtained all required permits, authorizations, licenses and fees of the State of Registration or any government entity thereof necessary in order for Lessee to operate the Aircraft as permitted by the terms of the Lease; and (v) any Lender may rely upon all of the foregoing in granting substantial financial accommodations to Lessor and Lessee understands and agrees that any funds being advanced by Lessor’s Lender will be made in reliance upon the foregoing.
5. All of the terms and provisions of the Lease are incorporated herein by reference to the same extent as if fully set forth herein.
6. This Lease Supplement may be executed in any number of counterparts, each of which shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute but one and the same Lease Supplement.
[SIGNATURE PAGE FOLLOWS]
EXHIBIT B
FORM OF LEASE SUPPLEMENT

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement Number One to be duly executed as of the day and year first above written.

GULFSTREAM INTENATIONAL	MESA AIRLINES, INC.
AIRLINES, INC.

By:	By:

Title:	Title:

EXHIBIT B
FORM OF LEASE SUPPLEMENT

ATTACHMENT 1 TO LEASE SUPPLEMENT
AIRCRAFT TECHNICAL STATUS AT DELIVERY

AIRFRAME:
Manufacturer / Model:	Beechcraft 1900D
FAA Registration Mark:	N178YV
Manufacturer’s Serial Number:	UE178
Year of Manufacture

Total Hours*:

Total Cycles*:

ENGINES:
Manufacturer / Model:	Pratt & Whitney Canada model PT6A
Engine One Serial Number(Gas):	114145
Total Hours*:

Total Cycles*:

Engine One Serial Number (Power):	114382
Total Hours*:

Total Cycles*:

LLP Status	See Attached Disk Sheets

Manufacturer / Model:	Pratt & Whitney Canada model PT6A
Engine Two Serial Number(Gas):	114165
Total Hours*:

Total Cycles*:

Engine Two Serial Number (Power):	PS0036
Total Hours*:

Total Cycles*:

LLP Status	See Attached Disk Sheets

PROPELLERS:
Manufacturer / Model:	Hartzell Model HC-E4A-3I
Propeller One Serial Number:	HJ274
Total Hours*:

Total Cycles*:

Propeller Two Serial Number:	HJ773
Total Hours*:

Total Cycles*:

EXHIBIT B
FORM OF LEASE SUPPLEMENT

LANDING GEAR:
Nose Manufacturer / Model:	Raytheon
MSN:	433A95
Total Hours*:

Total Cycles*:

Right Main Manufacturer / Model:	Raytheon
MSN:	CA9018PS
Total Hours*:

Total Cycles*:

Left Main Manufacturer / Model:	Raytheon
MSN:	EAS-1711PS
Total Hours*:

Total Cycles*:

LOOSE EQUIPMENT:	See attached list.

*	All Flight Hour and Cycle information set forth above is as of the Delivery Date, as set forth in the Lease Supplement.
EXHIBIT B
FORM OF LEASE SUPPLEMENT

ATTACHMENT 2 TO LEASE SUPPLEMENT
TECHNICAL RECORDS DELIVERY RECEIPT
By executing this Lease Supplement, Lessee hereby acknowledges receipt of the following Technical Records:
EXHIBIT B
FORM OF LEASE SUPPLEMENT

EXHIBIT C
AIRCRAFT DELIVERY CONDITIONS
1. DEFINITIONS. Unless the context shall otherwise require and except as set forth below, the capitalized terms used in this Exhibit C shall have the meanings given to such terms in the Agreement.
     “Configuration Deviation List” means the list provided by the Manufacturer specifying which parts of the Aircraft can be removed without affecting the continued service of the Aircraft.
     “Cycle-Controlled Components or Parts” means those components or parts that are identified in the MRB Report which have maintenance tasks at specific flight-cycle intervals.
     “Engine Maintenance Program” or “EMP” means a “power by the hour” engine maintenance program with a Manufacturer approved maintenance facility governing the maintenance of the Engines installed on the Aircraft at the time of Delivery.
     “Hour-Controlled Components or Parts” mean those components or parts that are identified in the MRB Report which have maintenance tasks at specific flight-hour intervals.
     “Life Cycle Fatigue Components or Parts” or “LCF Components or Parts” means those rotating components or parts that have specific cycle limits as specified by the manufacturer to preclude cycle fatigue failures.
     “Maintenance Review Board Report” or “MRB Report” means the report published by the maintenance review board detailing the intervals and description of the maintenance tasks and, where applicable, the life limits required for continued airworthiness of the Aircraft. Where the intervals specified in the MRB Report differ from the limit specified by the component manufacturer, the MRB Report shall take precedence.
     “Terminating Action” means the alteration or modification of the Aircraft in accordance with mandatory service bulletins, orders, airworthiness directives and instructions required to eliminate repetitive inspections or maintenance action.
     “Time Between Overhaul” or “TBO” means the maximum elapse time allowed between successive overhauls of a Part as specified by the MRB Report or manufacturer of the Part.
2. CONDITION OF AIRCRAFT AT DELIVERY. At Delivery, the Aircraft will be delivered by Lessor to Lessee in accordance with the following specific conditions:
2.1.	The Aircraft will have undergone a complete Detail Inspection (Phase 1 through Phase VI) and shall have no deferred items.
EXHIBIT C
AIRCRAFT DELIVERY CONDITIONS

2.2.	The Aircraft shall have no outstanding discrepancies or deferred maintenance items and shall have all applicable FAR 21/121 requirements in effect by the Delivery Date.
2.3.	All country of manufacture and FAA Airworthiness Directives and Mandatory Service Bulletins, with a compliance date prior to the Delivery Date or within 100 hours or 30 calendar days following the Delivery Date, shall be incorporated.
2.4.   The Aircraft shall be clean by commercial airline standards.
2.5.	All lifetime items described in Chapter 5 of the Manufacturer’s Maintenance Manual will have at least mid-lifetime remaining for each component.
2.6.   The Aircraft shall be painted in Lessee’s livery.
2.7. Interior
(i)	Ceilings, sidewalls and bulkhead panels shall be clean and free of all cracks and stains.

(ii)	The Aircraft shall have installed carpets and seat covers which shall be in good condition, clean and stain free and shall satisfy the fire resistance regulations of the Aviation Authority.

(iii)	All seats shall be serviceable, in good condition and repaired, as necessary. All seat belts will be of matching colors and certified for use on the seat assembly on which they are installed. Seat back trays shall be in good repair.

(iv)	All signs, placards and decals shall be in the English language, clean, secure and legible.

(v)	The floor shall be free of material delamination.
2.8	Wings and Empennage
(i)	All leading edges shall be free from damage.

(ii)	All control surfaces shall be free of damage and delamination and shall be refurbished.

(iii)	All unpainted cowlings and fairings shall be polished.

(iv)	Wings shall be free of fuel leaks.

(v)	All de-icing boots shall be in good repair and working order with no more than the number of repair patches per boot as established by the relative AD requirements.
EXHIBIT C
AIRCRAFT DELIVERY CONDITIONS

2.9	Cockpit
(i)	All signs, placards and decals shall be in English, clean, secure and legible.

(ii)	All fairing panels shall be free of stains and cracks, shall be clean, secure and repainted as necessary.

(iii)	Floor coverings shall be clean and effectively sealed.

(iv)	Seat covers shall be in good condition with no tears, clean and stain free and shall satisfy the fire resistance regulations of the Aviation Authority.

(v)	Seats shall be fully serviceable.
3.0	Cargo Compartments
(i)	All cargo compartment side wall and floor panels shall be in good condition with all damaged areas repaired, as necessary.

(ii)	All nets shall be in good condition and shall have certification tags attached and legible.
3.	AIRCRAFT DOCUMENTATION AND SAFETY DEVICES
3.1	Aircraft Documentation.
(a)	Concurrent with the Delivery of the Aircraft to Lessee, Lessor shall deliver to Lessee one (1) copy of all aircraft documentation required by the FAR’s for the operation of the Aircraft (including current revisions thereto) defined in Attachment A to this Exhibit C (the “Aircraft Documentation”):
(i)	At a minimum, Lessor shall provide Lessee with all Category I Aircraft Documentation (as defined in Attachment A to this Exhibit C); and

(ii)	Lessor shall use commercially reasonable efforts to provide Lessee with all Category II Aircraft Documentation (as defined in Attachment A to this Exhibit C);
(b)	All Aircraft Documentation provided to Lessee at the time of Delivery shall be listed and described by title or description and included as a supplement to the Aircraft Documentation;

(c)	Lessor shall permit Lessee or its authorized representative to examine the Aircraft Documentation at any reasonable time prior to delivery upon giving reasonable notice to Lessor;

(d)	Lessor shall provide, as part of the Aircraft Documentation, the original and/or true copies (such copies certified as acceptable per handbook order 8300.10, “True Copies”) of certification tags and release notes for all life limited and
EXHIBIT C
AIRCRAFT DELIVERY CONDITIONS

rotable parts. The certification tags and release notes for rotable parts shall provide traceability of the last overhaul and/or repair shop visit to the approved repair facility that conducted the overhaul and/or repair. In the case of life limited parts, Lessor shall provide all original and/or True Copies of certification tags and release notes necessary to provide traceability of the Part to the original manufacturer; and

(e)	Lessor shall:
(i)	certify in writing that there are no leased or rented parts installed on the Aircraft while in Lessor’s possession; and

(ii)	certify in writing that there are no foreign manufactured parts installed on the Aircraft while in Lessor’s possession that have been locally manufactured without the Airworthiness Authority’s approval and/or that do not conform to an internationally recognized airworthiness standard and are approved for installation on the Aircraft; and

(iii)	Lessor will provide Lessee with certificates provided by the previous operator for items (i) through (iii) above.
3.2	Remedy for Non-Compliance. In the event Lessor is unable to provide hard, non-computerized copies of all Category I Aircraft Documentation, Lessor shall take action to ensure that Lessee and the Aviation Authority are provided with, but not limited to, all requested guarantees of methods of compliance, component overhaul and records management, quality control, part number and serial number verification. If any such records or other data are missing, incomplete or otherwise not in accordance with the Aviation Authority, Lessor shall re-accomplish the maintenance tasks necessary to produce such records in accordance with the manufacturer’s MRB Report prior to Delivery or otherwise perform all necessary acts (without regard to any applicable waivers or deferrals) to obtain such records in a manner satisfactory to the Aviation Authority.

3.3	Computerized Records. Lessor will provide Lessee with all computerized records that Lessor received from Prior Lessee and any other prior operators. Lessor will also provide all computerized records generated by Lessor’s service providers, and such records shall be stamped and signed by such service providers’ quality departments attesting to their accuracy.

3.4	Vendor Documents and Data. Lessor shall provide Lessee the available documents and data, including all revisions thereto, that Lessor may have received, and may continue to receive, from vendors in connection with the support of the Aircraft (“Vendor Documentation”).

3.5	Loose Equipment. Concurrent with Delivery, Lessor shall deliver to Lessee on board the Aircraft one (1) aircraft ship set of Aircraft safety devices for the Landing Gear down-locks, engine plugs and miscellaneous equipment.
EXHIBIT C
AIRCRAFT DELIVERY CONDITIONS

ATTACHMENT A TO LEASE EXHIBIT C
AIRCRAFT DELIVERY CONDITIONS
AIRCRAFT DOCUMENTATION AT DELIVERY
Category I – Documents Required for Certificate of Airworthiness
1.	Airframe and Engines current inspection status and operating times including structural sampling inspection records of inspections performed on other aircraft where credit for such inspections were applied against the Aircraft.

2.	All original (and/or True Copies of) certification tags and release notes from manufacturers or repair agencies for Engines and Parts installed by Prior Lessee and other previous operators.

3.	List and status of Hour and Cycle-Controlled Components and Parts – Aircraft and Engines.

4.	List and status of life limited parts – Aircraft and Engines.

5.	Summary and control status of Airworthiness Directives – Aircraft including Engines, auxiliary power unit and appliances and the method of incorporation (i.e.: repetitive inspections, interim fix or Terminating Action).

6.	List of Manufacturer’s service bulletins incorporated and method of incorporation (i.e.: repetitive inspection, interim fix or Terminating Action) for Airframe, Engines and equipment. Where only a portion of a service bulletin is accomplished, such list shall identify which portion was accomplished.

7.	List of modifications and/or alterations (excluding Manufacturer’s service bulletins if accomplished pursuant to the Manufacturer’s instructions) accomplished on the Aircraft, Engines, and equipment together with one copy of each modification, alteration, engineering order and associated drawings and/or date.

8.	List of repairs performed on Aircraft and list of repairs requiring recurring inspections and their intervals. All engineering, maintenance, quality control and regulatory documentation associated with the required inspections shall be provided.

9.	List of Supplemental Type Certificates (STC’s) incorporated together with a copy of each certificate and/or associated data.

10.	Current Aircraft Flight Manual (AFM) and Quick Reference Handbook (QRH).

11.	Weight and balance documents, including last weighing report and the Weight and Balance supplement showing installed equipment list.
EXHIBIT C
AIRCRAFT DELIVERY CONDITIONS

12.	Last accomplished flight recorder calibration (if the Aircraft is to be delivered before any calibration is required to be accomplished, Lessor is to provide the record of the initial or last certification of the flight recorder).
Category II – Other Maintenance and Operational Records
1.	All historical records for Aircraft and Engines, including original and/or True Copies of the Airworthiness Certificate from country of Manufacturer and the Airworthiness Certificate as issued by the Aviation Authority.

2.	APU historical records and schedule of overhaul (if applicable).

3.	Current Manufacturer’s maintenance planning manual (MPM) and maintenance task card manual (MTCM).

4.	Complete and current Wiring Diagram manual, including wiring diagram equipment lists.

5.	Complete and current Manufacturer’s maintenance manuals, Aircraft and Engines.

6.	Manufacturer’s structural repair manual (SRM).

7.	Current Manufacturer’s FCOM.

8.	Complete and current Manufacturer’s Illustrated Parts Catalogue (IPC) – Aircraft and Engines.

9.	Manufacturer’s tool catalogue (if available).

10.	Miscellaneous documents or manuals pertaining to Aircraft storage, engine handling, Aircraft recovery and ground crew training (if available).

11.	Flight test reports – last flight accomplished prior to return.

12.	Inventory list of Aircraft loose equipment.

13.	List of current equipment in passenger and flight crew compartments and/or current interior arrangement diagram.
EXHIBIT C
AIRCRAFT DELIVERY CONDITIONS

EXHIBIT D
AIRCRAFT REDELIVERY CONDITIONS
[The contents of this Exhibit will be omitted for FAA filing purposes]
[*]
EXHIBIT D
AIRCRAFT REDELIVERY CONDITIONS

D-1

EXHIBIT E
FORM OF MONTHLY MAINTENANCE STATUS REPORT
FOR MONTH ENDING:
OPERATOR INFORMATION

Current Operator Name:	Gulfstream International Airlines, Inc.

Main Base of Operations:

AIRFRAME

Serial Number	UE178
FAA Registration Mark	N178YV
Total Time

Total Cycles

Time From last Major Overhaul (TFMO)

Time To next Major Overhaul (TTMO)

INSTALLED ENGINES

Engine Number One	(GAS)	Engine Number Two	(GAS)
Serial Number		Serial Number

TFMO		TFMO

TTMO		TTMO

Cycles FMO		Cycles FMO

Cycles TMO		Cycles TMO

Engine Number One	(POWER)	Engine Number Two	(POWER)
Serial Number		Serial Number

TFMO		TFMO

TTMO		TTMO

Cycles FMO		Cycles FMO

Cycles TMO		Cycles TMO

INSTALLED PROPELLERS

Left Propeller		Right Propeller
Serial Number		Serial Number

TFMO		TFMO

TTMO		TTMO

EXHIBIT E
FORM OF MONTHILY MAINTENANCE STATUS REPORT

E-1

INSTALLED LANDING GEAR

Left Gear	Center Gear	Right Gear
TFMO	TFMO	TFMO

TTMO	TTMO	TTMO

ORIGINAL AIRFRAME ENGINES

Engine Number One	(GAS)	Engine Number Two	(GAS)
Serial Number		Serial Number

TFMO		TFMO

TTMO		TTMO

Cycles FMO		Cycles FMO

Cycles TMO		Cycles TMO

Engine Number One	(POWER)	Engine Number Two	(POWER)
Serial Number		Serial Number

TFMO		TFMO

TTMO		TTMO

Cycles FMO		Cycles FMO

Cycles TMO		Cycles TMO

ORIGINAL AIRFRAME PROPELLERS

Left Propeller		Right Propeller
Serial Number		Serial Number

TFMO		TFMO

TTMO		TTMO

EXHIBIT E
FORM OF MONTHILY MAINTENANCE STATUS REPORT

E-2

EXHIBIT F

FORM OF REDELIVERY ACCEPTANCE RECEIPT
1. GULFSTREAM INTERNATIONAL AIRLINES, INC., as Lessee, and MESA AIRLINES, INC., as Lessor, have entered into an Aircraft Lease Agreement dated as of September                     , 2004 (the “Lease”). Words used herein with capital letters and not otherwise defined will have the meanings set forth in the Lease.
     2. Lessor has this                 day of                                          20       (Time:                                         ) at                     received from Lessee possession of:
A.	One (1) Beechcraft 1900D aircraft bearing United States Registration Mark N178YV, and Manufacturer’s Serial Number UE178, together with two (2) Pratt & Whitney Canada model PT6A Engines bearing Manufacturer’s Serial Numbers 114145, 114382, 114165 and PS0036, and two (2) Hamilton HC-E4A-3I Propellers bearing manufacturer’s serial numbers HJ274 and HJ773 together with all Parts attached thereto and thereon in an airworthy condition and as more particularly described in Attachment 1 hereto; and

B.	all Technical Records, including the usual and customary manuals, logbooks, flight records and historical information regarding the Aircraft, Engines, Propellers and Parts, and specifically including, but not limited to those items listed on the Technical Records Receipt attached hereto.
3. At the time of return, the Airframe, Engines, Propellers and Parts were in the condition described in Attachment 1 hereto, and Lessor confirms that said Airframe, Engines, Propellers and Parts have been deemed by Lessor to have met the redelivery conditions and requirements as outlined in Article 17 of the Lease, or that such requirements have otherwise been waived by Lessor.
4. The above specified Aircraft, Engines, Propellers, Parts and Technical Records are hereby accepted by Lessor subject to the provisions of the Lease.
5. Subject to the following paragraph, the leasing of the Aircraft by Lessor to Lessee pursuant to the Lease is hereby terminated without prejudice to Lessee’s continuing obligations under the Lease, and any other provisions of the Lease which survive termination by their own terms.
6. Lessee confirms that all of its obligations under the Lease whether accruing prior to the date hereof or which survive the termination of the Lease by their terms and accrue after the date hereof, will remain in full force and effect until all such obligations have been satisfactorily completed.
7. Lessee confirms that any and all airport, navigation and other charges which give rise or may if unpaid give rise to any lien, right of detention, right of sale or other Security Interest in relation to the Aircraft, Engines, Propellers or any Part have been paid and discharged in full.
EXHIBIT F
FORM OF REDELIVERY ACCEPTANCE RECEIPT

8. This Redelivery Acceptance Receipt is executed and delivered by the parties in                                          (location).
[SIGNATURE PAGE FOLLOWS]
EXHIBIT F
FORM OF REDELIVERY ACCEPTANCE RECEIPT

     IN WITNESS WHEREOF, the parties hereto have caused this Redelivery Acceptance Receipt to be executed in their respective corporate names by their duly authorized representatives as of the day and year first above written.

GULFSTREAM INTENATIONAL	MESA AIRLINES, INC.
AIRLINES, INC.

By:	By:

Title:	Title:

ATTACHMENTS:
1. Aircraft Technical Status
2. Technical Records Receipt
EXHIBIT F
FORM OF REDELIVERY ACCEPTANCE RECEIPT

ATTACHMENT 1 TO REDELIVERY ACCEPTANCE RECEIPT
AIRCRAFT TECHNICAL STATUS AT REDELIVERY

AIRFRAME:
Manufacturer / Model:	Beechcraft 1900D
FAA Registration Mark:	N178YV
Manufacturer’s Serial Number:	UE178
Year of Manufacture

Total Hours*:

Total Cycles*:

ENGINES:
Manufacturer / Model:	Pratt & Whitney Canada model PT6A
Engine One Serial Number(Gas):	114145
Total Hours*:

Total Cycles*:

Engine One Serial Number (Power):	114382
Total Hours*:

Total Cycles*:

LLP Status	See Attached Disk Sheets

Manufacturer / Model:	Pratt & Whitney Canada model PT6A
Engine Two Serial Number(Gas):	114165
Total Hours*:

Total Cycles*:

Engine Two Serial Number (Power):	PS0036
Total Hours*:

Total Cycles*:

LLP Status	See Attached Disk Sheets

PROPELLERS:
Manufacturer / Model:	Hartzell Model HC-E4A-3I
Propeller One Serial Number:	HJ274
Total Hours*:

Total Cycles*:

Propeller Two Serial Number:	HJ773
Total Hours*:

Total Cycles*:

EXHIBIT F
FORM OF REDELIVERY ACCEPTANCE RECEIPT

LANDING GEAR:
Nose Manufacturer / Model:	Raytheon
MSN:	433A95
Total Hours*:

Total Cycles*:

Right Main Manufacturer / Model:	Raytheon
MSN:	CA9018PS
Total Hours*:

Total Cycles*:

Left Main Manufacturer / Model:	Raytheon
MSN:	EAS-1711PS
Total Hours*:

Total Cycles*:

LOOSE EQUIPMENT:	See attached list.

*	All hour and cycle information set forth above is as of the date of the Redelivery Acceptance Receipt.
EXHIBIT F
FORM OF REDELIVERY ACCEPTANCE RECEIPT

ATTACHMENT 2 TO REDELIVERY ACCEPTANCE RECEIPT
TECHNICAL RECORDS RECEIPT
EXHIBIT F
FORM OF REDELIVERY ACCEPTANCE RECEIPT